      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2001.

                           REGISTRATION NO. 333-60678

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                POST-EFFECTIVE

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       VOICE MOBILITY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NEVADA                          4822                         33-0777819
          (State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer Identification
          incorporation or organization)   Classification Code Number)                 No.)

                    ----------------------------------------
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
   (Address, including zip code, of registrant's principal executive offices)
                    ----------------------------------------
                                   Jay Hutton
                             Chief Executive Officer
                        Voice Mobility International, Inc
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
                                 (604) 482-0000
           (Name, Address and Telephone Number, of Agent for Service)

                                   COPIES TO:
                               John M. Iino, Esq.
                             Margaret G. Graf, Esq.
                           Crosby, Heafey, Roach & May
                       1901 Avenue of the Stars, Suite 700
                          Los Angeles, California 90067
                                 (310) 734-5200

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         This registration statement contains two forms of prospectus: one to be used in connection with an offering in the United States (the "U.S. Prospectus") and one to be used in connection with a concurrent offering in Canada (the "Canadian Prospectus"). The U.S. Prospectus is set forth following this page. The Canadian Prospectus will consist of alternate or additional pages set forth following the U.S. Prospectus, which are labeled "Alternate or Additional Pages for the Canadian Prospectus", and the balance of the pages included in the U.S. Prospectus for which no alternate page is provided.


         In order to achieve consistency between the form of the U.S. Prospectus and the Canadian Prospectus, the U.S. Prospectus consists of the original prospectus, identical to the Canadian Prospectus, except as follows, together with a prospectus supplement, entitled "Prospectus Supplement No. 1". This U.S. prospectus supplement was made necessary as a result of differences between the Canadian and U.S. prospectus requirements. The final Canadian Prospectus was receipted by the last of Canadian securities regulatory authorities on July 11, 2001 prior to the listing of the common shares of the Registrant on The Toronto Stock Exchange. The final U.S. Prospectus is to be delivered following the listing of the common shares of the Registrant on The Toronto Stock Exchange. Accordingly, the U.S. prospectus supplement contains information regarding the Registrant resulting from the listing of the common shares of the Registrant on The Toronto Stock Exchange.


         1. The U.S. Prospectus and Canadian Prospectus contain different front, inside front and back cover pages and a different "Table of Contents".

         2. The U.S. Prospectus contains an alternate or additional sections under the captions, "Use of Proceeds", "Plan of Distribution" and "Experts". The "Experts" section is not contained in the Canadian Prospectus.

         3. The Canadian Prospectus contains alternate or additional sections under the following captions which are either not contained in the U.S. Prospectus or appear in the U.S. Prospectus in a different form:


         o     "Plan of Distribution"
         o     "Use of Proceeds"
         o     "Business Objectives and Milestones"
         o     "Principal Holders of Securities"
         o     "Prior Issuances of Securities"
         o     "Options to Purchase and agreements to Issue Securities"
         o     "Acquisitions and Dispositions"
         o     "Auditors, Registrar and Transfer Agent"
         o     "Legal Counsel"
         o     "Material Contracts"
         o     "Statutory Rights of Rescission and Withdrawal"
         o     "Contractual Rights of Action for Rescission"
         o     "Certificate of the Company"
         o     "Certificate of the Canadian Agents"

PROSPECTUS SUPPLEMENT NO. 1



                        9,750,000 Shares of Common Stock



           Share Warrants to Acquire 3,250,000 Shares of Common Stock



                                     [LOGO]
                       VOICE MOBILITY INTERNATIONAL, INC.



         This prospectus supplement supplements the prospectus dated July 10, 2001 of Voice Mobility International, Inc., relating to (i) the resale of up to 6,500,000 shares of our common stock by the selling security holders identified in this prospectus, which have been reserved for issuance upon exercise of presently outstanding special warrants, (ii) the resale by such selling security holders of share warrants to acquire up to 3,250,000 shares of our common stock, which have been reserved for issuance upon the exercise of the outstanding special warrants, and (iii) the offer and sale of 3,250,000 shares of our common stock, which have been reserved for issuance upon exercise of such share warrants received upon the exercise of the outstanding special warrants. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.



         As described in the prospectus, in the April 3, 2001 private placement transaction, Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds was escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. In such transaction, we also agreed to prepare, file and have the Securities and Exchange Commission declare effective the registration statement, of which this prospectus is a part, to secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick.



         On June 8, 2001, the registration statement was declared effective by the SEC. On July 11, 2001, we received a final receipt from the last of the Canadian securities regulatory authorities. On July 16, 2001, we secured the listing of our common shares on The Toronto Stock Exchange and on July 16, 2001, our common shares began trading on The Toronto Stock Exchange.



         As a result, as of July 16, 2001, the Cdn$10,850,000 of the gross proceeds were released from the escrow and made available to us and the holders of the special warrants underlying the escrowed funds are no longer entitled to require us to repurchase special warrants at Cdn$2.00 per special warrant. As a result, the special warrants will be characterized as shareholders equity in our consolidated capitalization.



         As a result of the listing of our common shares on The Toronto Stock Exchange and final receipt from the last of the Canadian securities regulatory authorities, the holders of the special warrants are no longer entitled to an increase in the conversion rate for each special warrant from one unit for each special warrant to 1.1 units for each special warrant.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




            The date of this prospectus supplement is July 16, 2001.

PROSPECTUS

                        9,750,000 Shares of Common Stock

           Share Warrants to Acquire 3,250,000 Shares of Common Stock

                                     [LOGO]
                       VOICE MOBILITY INTERNATIONAL, INC.


         This prospectus relates to (i) the resale of up to 6,500,000 shares of our common stock by the selling security holders identified in this prospectus, which have been reserved for issuance upon exercise of presently outstanding special warrants, (ii) the resale by such selling security holders of share warrants to acquire up to 3,250,000 shares of our common stock, which have been reserved for issuance upon the exercise of the outstanding special warrants, and (iii) the offer and sale of 3,250,000 shares of our common stock, which have been reserved for issuance upon exercise of such share warrants received upon the exercise of the outstanding special warrants.

         Each selling security holder, by itself or through brokers and dealers, may offer and sell the shares and share warrants at prevailing market prices or in transactions at negotiated prices. We will not receive any proceeds from the resale of the shares of common stock or the share warrants by the selling security holders. All proceeds from sale of the shares of common stock and the share warrants will be received by the selling security holders. We will, in the ordinary course of business, receive proceeds from the issuance of shares of common stock upon exercise of the share warrants. It is not possible at the present time to determine the price to the public in any sale of the shares of common stock or the share warrants by the selling security holders and each selling security holder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares of common stock or the share warrants. Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling security holders will be determined at the time of such sale by the selling security holders. Any underwriting discounts and commissions will be paid by the selling security holders. The selling security holders, and the brokers through whom sales of the securities are made, will be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended.


         Our common stock is traded on the OTC Bulletin Board under the symbol "VMII" and on the Frankfurt Stock Exchange under the symbol "VMY." We have applied to list our common stock on The Toronto Stock Exchange. On July 6, 2001 the average of the high and low prices of our common stock on the OTC Bulletin Board was $1.35.


         BEFORE INVESTING IN THE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE [11].

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our common stock and share warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or share warrants.


                            The date of this prospectus is July 10, 2001.

         No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
Where You Can Find More Information.............................................................. 3
Cautionary Note Regarding Forward-Looking Statements............................................. 4
Prospectus Summary............................................................................... 5
Risk Factors..................................................................................... 11
Use of Proceeds.................................................................................. 16
Capitalization................................................................................... 17
Selling Security Holders......................................................................... 18
Plan of Distribution............................................................................. 21
Selected Consolidated Financial Data............................................................. 22
Management's Discussion and Analysis of Financial Condition and Results of Operations............ 24
Business......................................................................................... 29
Facilities....................................................................................... 41
Legal Proceedings................................................................................ 44
Management....................................................................................... 45
Principal Stockholders........................................................................... 56
Description of Capital Stock..................................................................... 58
Shares Eligible for Future Sale.................................................................. 60
Legal Matters.................................................................................... 60
Experts.......................................................................................... 60
Index to Consolidated Financial Statements....................................................... F-1

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports and other information with the SEC. You can read and copy any document filed by us at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing the SEC at this address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

         Our SEC filings are also available on the SEC's Website at "http://www.sec.gov." We have filed with the SEC a registration statement of which this prospectus is a part under the Securities Act of 1933 with respect to the securities being offered. This prospectus does not contain all of the information set forth in the registration statement. We have omitted information as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of this contract or other document filed as an exhibit to the registration statement. Each statement made in this prospectus is qualified in all respects by the contents of the exhibits and schedules to the registration statement.

         Upon request, we will provide copies of materials on file at the SEC to stockholders and any person to whom a prospectus is delivered, including material incorporated herein by reference. Requests should be made orally or in writing to Voice Mobility International, Inc., 180-13777 Commerce Parkway, Richmond, British Columbia, V7C 1X8 Canada.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, growth of the unified messaging industry, competition, exchange rate fluctuations, the effect of economic conditions and technological difficulties include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Exchange Act.

         Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

         Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

         As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

         We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                               PROSPECTUS SUMMARY


         BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THE MORE DETAILED INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES. OUR BUSINESS INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS".


         We are registering the resale by the selling security holders identified in this prospectus of up to 6,500,000 shares of our common stock and up to 3,250,000 share warrants which are reserved for issuance upon the exercise of 6,500,000 currently outstanding special warrants and the offer and sale by Voice Mobility of 3,250,000 shares of our common stock reserved for issuance upon exercise of such share warrants.


         The special warrants were issued on April 3, 2001 in a private placement transaction pursuant to an agency agreement between us and Loewen, Ondaatje, McCutcheon Limited, as lead agent and Acumen Capital Finance
Partners Limited and Paradigm Capital Inc. as co-agents. In such private placement transaction, we issued an aggregate of 6,500,000 special warrants at a price of Cdn$2.00 per special warrant for gross proceeds of Cdn$13,000,000 (approximately US$8,555,300, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). The purchasers of the special warrants are listed as the "Selling Security Holders" in this prospectus.
Each outstanding special warrant entitles the holder to receive, without the payment of additional consideration, one share of our common stock and one-half of one share warrant. Each whole share warrant entitles the holder thereof to purchase one additional share of our common stock at a price of Cdn$2.25 on or before 4:30 p.m. (Toronto time) on April 3, 2003. The share warrants also contain "cashless exercise" provisions allowing the holders to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.


         The offer and sale of the special warrants was not and will not be registered under the Securities Act of 1933, as amended, and therefore will be treated as "restricted securities" under the Securities Act. Similarly the issuance of the common stock and share warrants upon exercise of the special warrants will not be registered under the Securities Act and will be treated as "restricted securities" under the Securities Act unless sold under the registration statement of which this prospectus is a part.


         In such transaction, Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25,
2001) of the gross proceeds has been escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. The holders of the special warrants underlying the escrowed funds may require us to repurchase from legally available funds those special warrants at Cdn$2.00 per special warrant and accrued interest on the escrowed proceeds in the event we have not secured The Toronto Stock Exchange listing by October 3, 2001. We have received conditional approval to list shares of our common stock on The Toronto Stock Exchange. Listing will be subject to our fulfilling all of the listing requirements of The Toronto Stock Exchange.



         In such transaction, we also agreed to prepare, file and have the Securities and Exchange Commission declare effective the registration statement, of which this prospectus is a part, to secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. Although the registration statement has been declared effective by the SEC and we have obtained a final receipt from each of the Canadian securities regulatory authorities, we have not secured a listing of our common shares on The Toronto Stock Exchange. In the event that we have not secured a listing of our common shares on The Toronto Stock Exchange by August 2, 2001, the conversion rate for each special warrant shall increase such that each of the holders of the special warrants shall be entitled to receive 1.1 units (comprising 1.1 shares of common stock and 0.55 of a share warrant) in lieu of one unit comprising one share and 0.50 of a share warrant.


         In the special warrant transaction, we paid to the agents a cash commission of Cdn$910,000 and reimbursed the agents Cdn$100,000 in legal costs. In addition, we granted to the agents special compensation options, exercisable for compensation options, which entitle the agents to purchase an aggregate of up to 650,000 units at a price of Cdn$2.00 per unit until April 3, 2003. Each unit consists of one share of our common stock and one half of one common share purchase warrant, each whole compensation warrant being exercisable to purchase one additional share of our common stock at a price of Cdn$2.25 until 4:30 p.m. (Toronto time) on April 3, 2003. This prospectus does not cover the issuance or resale of such compensation options, units or the common stock or share purchase warrants underlying such compensation options. See "Plan of Distribution".


         No proceeds will be received by us from the resale of the common stock or share warrants by the selling security holders. We will receive the proceeds, in the ordinary course, from any cash exercise of the share warrants. We will not receive proceeds from any "cashless" exercise of the share warrants. If all share warrants are exercised for cash, we will receive proceeds of approximately Cdn$7,312,500 (approximately US$4,812,356, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). These proceeds will be used to fund working capital and other general corporate purposes. See "Use of Proceeds".





         In this prospectus, "Voice Mobility," "we," "us," and "our" refer to Voice Mobility International, Inc. and our wholly-owned operating subsidiaries, Voice Mobility, Inc. and Voice Mobility (US) Inc. This prospectus includes references to "Voice Mobility(TM)", "Follow-Me-Find-Me(TM)", "Radi8(TM)", and "Unified CommunicaTions(TM)", and other trademarks, tradenames, and product names of Voice Mobility and of other entities, some of which may not be designated as such.

VOICE MOBILITY INTERNATIONAL, INC.

         We are engaged in the area of the telecommunications market known as "unified messaging." We have developed the Unified Communications software suite. The suite simplifies voice, fax and email messages by collecting them in a single mailbox where they can be stored, reviewed, redirected and managed using a personal computer, wireless device or telephone. The system converts all voice and fax messages to sound or image files that can be retrieved, listened to, or viewed using any email program or service. Voice Mobility's Unified Communications software suite also includes a "Follow-Me-Find-Me" application that makes it possible for all voice, pager and fax calls to reach a user through a single number. Voice Mobility markets its software suite to telephone companies, Internet Service Providers, Competitive Local Exchange Carriers, Application Service Providers and Wireless Service Providers. We will concentrate the marketing of our Unified Communications software suite to "Tier II" service providers who, in our management's opinion, are the most aggressive and responsive service providers in the marketplace to new software solutions. Tier II service providers include Wireless Service Providers, Competitive Local Exchange Providers (CLECs), Internet service providers (ISPs), cable operators and smaller incumbent local exchange carriers. In addition to marketing our product to Tier II service providers, we are also in the process of developing our Unified Communications product for the Tier I telephone carriers.

         Our Unified Communications software suite includes hardware and software components, and is supported with comprehensive user and administrative support documentation. Prior to installation, customers are supplied with a hardware requirement specification that details the hardware components and network connections required to run Voice Mobility's Unified Communications software suite.

EXECUTIVE OFFICES

         Our executive offices are located at #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3 , Telephone (604) 482-0000. We maintain a Website at WWW.VOICEMOBILITY.COM. Information available on our Website is not part of this prospectus.

THE OFFERING

         This prospectus relates to the following:

         1. The resale by the selling security holders identified in this prospectus of up to 6,500,000 shares of our common stock reserved for issuance upon exercise of 6,500,000 special warrants to acquire up to 6,500,000 shares of our common stock and share warrants to acquire up to 3,250,000 shares of our common stock;

         2. The resale by such selling security holders of the share warrants reserved for issuance upon exercise of the special warrants; and

         3. The offer and sale by Voice Mobility of up to 3,250,000 shares of our common stock reserved for issuance upon exercise of such share warrants.

         The shares of our common stock identified in this prospectus, have been reserved for issuance. The special warrants which are being held by the selling security holders are, and the shares of common stock and share warrants reserved for issuance upon exercise of the special warrants will be "restricted securities" under the Securities Act of 1933, as amended.

SALES BY SELLING SECURITY HOLDERS


         The shares of common stock and the share warrants being offered for resale by the selling security holders pursuant to this prospectus may be offered by them in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and the registration statement has not been withdrawn by us. The offering of common stock may be through the facilities of the OTC Bulletin Board, the Frankfurt Stock Exchange or such other exchange or reporting system where the common stock may be traded. We have applied to list our common stock on The Toronto Stock Exchange. We have received conditional approval to list shares of our common stock on The Toronto Stock Exchange. Listing will be subject to us fulfilling all the listing requirements of The Toronto Stock Exchange. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Plan of Distribution."


         The share warrants are not listed for trading on any securities exchange or quotation system. There presently is no market for the share warrants.

OUTSTANDING SECURITIES


As of July 10, 2001, we had the following common stock and common stock equivalents outstanding.


------------------------------------------------------------------------------
Outstanding shares of common stock and common stock
equivalents prior to offering(2).................                27,246,282(1)
------------------------------------------------------------------------------
Outstanding shares of common stock and common stock
equivalents after the offering(2)(3).............                33,746,282(1)
------------------------------------------------------------------------------

(1) Includes 6,600,000 exchangeable shares of Voice Mobility Canada Limited, commonly known as VM Canada. VM Canada is a wholly owned subsidiary of Voice Mobility International, Inc. Each VM Canada exchangeable share is exchangeable for one share of our common stock. Each VM Canada exchangeable share has essentially the same voting, dividend and other rights as one VMII common share. We consider each exchangeable share as equivalent to a share of common stock and therefore refer to the exchangeable shares as "common stock equivalents".


(2) Does not give effect to: (i) 11,582,597 shares of our common stock issuable upon exercise of options and warrants outstanding as of July 10, 2001; (ii) 1,171,396 shares of our common stock issuable upon conversion of 585,698 shares of our Series B Preferred stock; (iii) 6,500,000 shares of our common stock issuable upon exercise of the special warrants; (iv) 3,250,000 shares of our common stock reserved for issuance upon exercise of the share warrants underlying the special warrants; (v) 650,000 shares of our common stock reserved for issuance upon exercise of the agents' compensation options;
(vi) 325,000 shares of our common stock reserved for issuance upon exercise of the agents' compensation warrants underlying the agents' compensation options.


(3) Gives effect to the issuance upon exercise of the special warrants of the 6,500,000 shares of our common stock offered by the selling security holders under this prospectus.


         An investment in the shares of our company is subject to a number of risks. These risk factors include, but are not limited to: our business model is in its early stages and may not be as successful; we will need to raise additional capital, which may not be available on reasonable terms, or at all and may dilute the holdings of our existing shareholders; we are located in Canada but do business primarily in the United States, which subjects us to risks in exchange rate fluctuations; lack of patent protection on our products and technology may allow competitors to develop similar proprietary products or technology; we are exposed to risks of infringement claims; because our officers and directors are Canadian, you may not be able to enforce civil liabilities under the US Federal Securities laws against them; our business is subject to risks related to rapid technological change, which could increase costs and uncertainty; we operate in a highly competitive industry; we are exposed to general economic conditions; future sales of our common stock may cause our stock price to decline; our common stock is illiquid and subject to price volatility unrelated to our operations; a decline on the price of our common stock could adversely impact our operations; our Articles of Incorporation and Bylaws and Nevada Law contain provisions that could delay or prevent a change of control and could limit the market price of our common stock; the market for our common stock is adversely affected by the "penny stock" rule; NASD sales practice requirements adversely affect the market for our common stock; the special warrants underlying Cdn$10,850,000 from the special warrant private placement are escrowed and subject to repurchase if our common stock is not listed on The Toronto Stock Exchange by October 3, 2001; we are subject to further dilution if we do not secure a Toronto Stock Exchange listing by August 2, 2001; we are subject to further dilution if we elect to pay fees to Innovaria in common stock: our share warrant are not listed on any securities exchange or quotation system and there is no market for our share warrants. See "Business" and "Risk Factors".

INFORMATION CONCERNING CERTAIN FINANCIAL MATTERS

         Unless otherwise indicated, all information in this prospectus with respect to our outstanding shares of common stock and common stock equivalents do not give effect to the following:


         o 11,582,597 shares of our common stock issuable upon exercise of options and warrants outstanding as of July 10, 2001;



         o 1,171,396 shares of our common stock issuable upon conversion of 585,698 shares of our Series B Preferred stock outstanding as of July 10, 2001;


         o 6,500,000 shares of our common stock issuable upon exercise of the special warrants;

         o 3,250,000 shares of our common stock reserved for issuance upon exercise of the share warrants;

         o 650,000 shares of our common stock reserved for issuance upon exercise of the agents' compensation options;

         o 325,000 shares of our common stock reserved for issuance upon exercise of the agents' compensation warrants underlying the agents' compensation options


         All references to "$" or "dollars" are to United States dollars unless otherwise noted. All references to "Cdn$" are to Canadian dollars. For your convenience, the following table sets forth certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as US dollars per Cdn$1.00. On June 25, 2001, the inverse of such noon buying rate was Cdn$1.00 to US$0.6581.



                  Period
                                                                                                 Rate at
         From              To               Average           High              Low              End of Period
--------------------------------------------------------------------------------------------------------------
         01/01/96          12/31/96         US$0.7332         US$0.7521         US$0.7227        US$0.7296
         01/01/97          12/31/97         US$0.7220         US$0.7492         US$0.6898        US$0.6991
         01/01/98          12/31/98         US$0.6740         US$0.7050         US$0.6309        US$0.6522
         01/01/99          12/31/99         US$0.6730         US$0.6930         US$0.6464        US$0.6929
         01/01/00          12/31/00         US$0.6731         US$0.6984         US$0.6399        US$0.6669
         01/01/01          05/31/01         US$0.6508         US$0.6696         US$0.6333        US$0.6467


         Solely for your convenience, we provide some financial information relating to our business in U.S. dollars based on exchange rates indicated. We caution you that the amounts and rates used may not always be consistent with those used in preparation of our Consolidated Financial Statements.

                             SUMMARY FINANCIAL DATA

                     (in thousands, except per share data)


         The following table presents summary financial data for us as at March 31, 2001 and for the three month periods ended March 31, 2001 and 2000 and for the five fiscal years ended December 31, 2000. We derived the summary financial data set forth below with respect to our statements of operations for the three fiscal years ended December 31, 2000 and our balance sheets as at December 31, 2000 and 1999, from our audited consolidated financial statements that are included elsewhere in this prospectus. The summary financial data set forth below with respect to our statements of operations for each of the two fiscal years ending December 31, 1997 and the balance sheet data as at December 31, 1998, 1997 and 1996, was derived from our audited consolidated financial statements which are not included in this prospectus. We derived the summary financial data set forth below with respect to our statements of operations for each of the three-month periods ended March 31, 2001 and 2000 and our balance sheet as at March 31, 2001 from our unaudited interim consolidated financial statements included elsewhere in this prospectus. In management's opinion, these unaudited interim consolidated financial statements reflect all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of such financial data. Our results for the three months ended March 31, 2001 are not necessarily indicative of the eventual results for the year. The following summary financial data should be read in conjunction with the audited consolidated financial statements, the unaudited interim consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The statement of operations data and the balance sheet data are derived from our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. For a reconciliation of significant variances between U.S. and Canadian GAAP, please refer to note 13 of the audited consolidated financial statements and note 7 to the unaudited interim consolidated financial statements.


         The following tables assume no exercise of any stock options or warrants outstanding as of March 31, 2001. As of March 31, 2001, there were options and warrants outstanding to purchase a total of 11,401,241 shares of common stock with a weighted average exercise price of $2.73 per share.

         The following summary financial data are derived from the continuing financial statements of our wholly-owned operating subsidiary Voice Mobility Inc. (commonly known as "VMI"), a company incorporated in British Columbia in 1993 and continued under the laws of the Canada Business Corporation Act in 1998. Through a series of transactions in June 1999, Voice Mobility Inc. was recapitalized and acquired the net assets of Voice Mobility International, Inc. (formerly Equity Capital Group, Inc.), an inactive United States company with shares registered for trading on the OTC Bulletin Board. The Consolidated Financial Statements are a continuation of the financial statements of the accounting acquirer, Voice Mobility Inc. See "Business -- Background and Recapitalization".

                      Three Months  Three Months
                      Ended         Ended         Year Ended     Year Ended    Year Ended    Year Ended     Year Ended
                      March 31,     March 31,     December 31,   December 31,  December 31,  December 31,   December 31,
                      2001          2000          2000           1999          1998          1997           1996
                      ------------  ------------  -------------  ------------  ------------  -------------  ------------
                                                   (in thousands, except per share data)
Statement of
Operations Data:

Sales ...........     $       44    $     93      $    275       $     56      $    119      $    520      $    235

Net loss ........         (2,970)     (1,945)       (9,651)        (6,849)         (931)         (169)         (191)

Net loss
attributable
to common
stockholders ....     $   (2,861)   $ (1,945)     $(11,102)     $ (6,849)     $   (931)     $   (169)     $   (191)
                      ==========    ========      ========      ========      ========      ========      ========
Basic and diluted
net loss per
common share ....     $    (0.11)   $  (0.08)     $  (0.46)     $  (0.41)     $  (0.14)     $  (0.03)     $  (0.03)
                      ==========    ========      ========      ========      ========      ========      ========
Weighted average
number of common
stock and common
stock equivalents
outstanding .....         27,117      22,908        24,031        16,904         6,600         6,600         6,600
                      ==========    ========      ========      ========      ========      ========      ========

                    March 31,    December 31,  December 31,  December 31,  December 31,  December 31,
                    2001         2000          1999          1998          1997          1996
                    ---------    ------------  ------------  -----------   ------------  ------------
                                                            (in thousands)
Balance Sheet
Data:

Cash and cash
equivalents ...           288    $   603         $   121      $    37       $     1       $     1
Current assets            516      2,737             327          145            24            63
Total assets ..         2,794      4,665             852          279            82           112
Total
stockholders'
equity
(deficiency) ..           917      3,562            (602)      (1,298)         (425)         (273)

                                  RISK FACTORS

         OUR BUSINESS FACES SIGNIFICANT RISKS. THE RISKS DESCRIBED BELOW MAY NOT BE THE ONLY RISKS WE FACE. ADDITIONAL RISKS THAT WE DO NOT YET KNOW OF OR THAT WE CURRENTLY THINK ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. INVESTMENT IN OUR SECURITIES IS SPECULATIVE. ONE OR MORE OF THESE RISKS COULD CAUSE OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK TO SUFFER AND YOU COULD LOSE ALL OR PART OF THE MONEY YOU INVESTED IN OUR SECURITIES. PLEASE CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE OUR SECURITIES.

         The following risks and uncertainties could affect our operating results and financial condition and could cause our actual results to differ materially from our historical results.

RISKS RELATED TO US

         OUR BUSINESS MODEL IS IN ITS EARLY STAGES AND MAY NOT BE SUCCESSFUL.

         Our current business model was developed in early 1998. At that time, the focus of our predecessor's business shifted to research and development efforts needed to develop a Windows NT platform-based product line when faced with the decline of the IBM OS2 platform. Therefore, because of this shift in our business focus, we should be evaluated as an early stage company even though our predecessor and we have had limited revenues from operations since 1993. Our limited operating history using our current business model makes it difficult to evaluate our business and our prospects. Our future operating results are subject to a number of risks, including our ability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Our management's inability to guide growth effectively, including implementing appropriate systems, procedures and controls, could have an adverse effect on our financial condition and operating results.

         WE WILL NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON REASONABLE TERMS, OR AT ALL AND MAY DILUTE THE HOLDINGS OF OUR EXISTING SHAREHOLDERS

         We did not record any significant sales revenue for the year ended December 31, 2000 or the three month period ended March 31, 2001. In addition, we anticipate our cash outflows will continue to exceed our cash inflows over the next twelve months. Our liquidity over the next twelve months is contingent on our raising money through equity and/or debt financings to meet our short-term needs. We will need to raise additional capital either through the sale of equity or debt securities in public or private financings or through strategic partnerships in order to continue operating and to market and upgrade our products. We can offer no assurance that funds will be raised when we require them or that we can raise funds on suitable terms or at all. Should we be able to obtain additional capital, we can make no assurance that it will not result in the dilution in the ownership and control of our existing shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of common stock.

         WE ARE LOCATED IN CANADA BUT DO BUSINESS PRIMARILY IN THE U.S., WHICH SUBJECTS US TO RISKS IN EXCHANGE RATE FLUCTUATIONS.

         We face foreign currency exchange risk because a majority of our revenue is denominated in U.S. dollars and a majority of our operating costs are incurred in Canadian dollars. Fluctuations in the foreign exchange rate between U.S. and Canadian currency will result in corresponding fluctuations in our annual and quarterly results. If the Canadian dollar were to strengthen in relation to the U.S. dollar, our effective costs would rise in relation to our revenues, adversely affecting our profitability and competitive position.

         LACK OF PATENT PROTECTION ON OUR PRODUCTS AND TECHNOLOGY MAY ALLOW COMPETITORS TO DEVELOP SIMILAR PROPRIETARY PRODUCTS OR TECHNOLOGY

         We do not hold patents on our products or processes. We rely primarily on a combination of trade secrets, copyrights, trademarks and contractual provisions to protect our intellectual property rights. We also limit access to and distribution of our proprietary information. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive. In addition, patents would have the effect of publicizing the source code or other proprietary aspects of our products. Further, we intend continually to improve and upgrade our products.

         As a consequence, any patent protection may be out of date by the time the patent is granted. The steps that we have taken to protect our intellectual property rights may not be adequate to prevent misappropriation of our technology or to preclude competitors from independently developing similar technology. Unauthorized parties may copy our technology, reverse engineer our software or otherwise obtain and use information we consider proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S. In addition, it is likely that our competitors will independently develop similar technology and that we will not have any rights under existing laws to prevent the introduction or use of such technology.

         WE ARE EXPOSED TO RISKS OF INFRINGEMENT CLAIMS

         Many patents, copyrights and trademarks have been issued in the telecommunication service area. We believe that in the ordinary course of our business third parties may claim that our current or future products or services infringe the patent, copyright or trademark rights of such third parties. We cannot ensure that actions or claims alleging patent, copyright or trademark infringement will not be brought against us, or that, if such actions are brought, we will ultimately prevail. Any such claims, regardless of their merit, could be time consuming, result in costly litigation, cause delays in introducing new or improved products or services, require us to enter into royalty or licensing agreements, or cause us to stop using the challenged technology, trade name or service mark at potentially significant expense to us. If our key technology is found to infringe the intellectual property rights of others, it could have a material adverse effect on our business, financial condition and results of operations.

         BECAUSE OUR OFFICERS AND DIRECTORS ARE CANADIAN, YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES UNDER THE US FEDERAL SECURITIES LAWS AGAINST THEM

         All of our directors and officers and some of the experts named in this prospectus reside outside the United States. Therefore, it may be difficult to serve process upon them in the United States or to collect upon a judgment obtained in the United States against them. Catalyst Corporate Finance Lawyers, our Canadian counsel, has advised us that there is doubt as to the enforceability of liabilities predicated on U.S. federal securities laws determined in original actions in the Province of British Columbia; and judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal securities laws in the courts of the Province of British Columbia.

         Moreover, no treaty exists between the United States and Canada for the reciprocal enforcement of foreign court judgments. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

RISKS RELATED TO OUR INDUSTRY

         OUR BUSINESS IS SUBJECT TO RISKS RELATED TO RAPID TECHNOLOGICAL CHANGE, WHICH COULD INCREASE COST AND UNCERTAINTY.

         The telecommunications industry is characterized by rapidly changing technology and evolving industry standards. Our success will depend heavily on our continuing ability to develop and introduce enhancements to our existing systems and new products that meet changing markets. We can make no assurance that our technology or systems will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to innovate successfully, our business and operating results could be adversely affected.

         WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

         The market for unified messaging software is highly competitive and subject to frequent product introductions with improved price and/or performance characteristics. Even if we are able to introduce products which meet evolving customer requirements in a timely manner, there can be no assurance that our new products will gain market acceptance. Many companies compete directly with us, including ShareMedia, PulsePoint,

Centrinity, Tornado, NoticeNow and others, and some or all of these may have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader product line which may provide a more comprehensive solution than ours. Increased competition in the unified messaging industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our business and profitability.

         WE ARE EXPOSED TO GENERAL ECONOMIC CONDITIONS.

         As a result of recent unfavorable economic conditions, revenues and spending within the North American telecommunications industry may have been adversely affected. If the economic conditions in North America continue or worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

RISKS RELATED TO OUR SHARES

         FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO
DECLINE.


         As of July 10, 2001, we had outstanding approximately 27,246,282 common share equivalents, consisting of 20,646,282 shares of common stock, 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. All of the 8,418,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, as are 453,756 shares issued under Rule 504 prior to April 1999 and 951,955 shares acquired by certain of our employees and a director upon the exercise of options granted under our Amended and Restated 1999 Stock Option Plan.


         The remaining 17,422,571 outstanding shares have not been registered under the Securities Act and therefore will be treated as "restricted securities" and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the 17,422,571 shares generally will be eligible for resale in the United States without registration one year from the date of purchase. This may adversely affect the market price of our shares and could affect the level of trading of such shares.


         As of July 10, 2001, warrants to purchase an aggregate of 4,883,334 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exercise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 951,955 shares have been issued pursuant to exercise. On September 13, 2000, we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.


         The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

         OUR COMMON STOCK IS ILLIQUID AND SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.


         Our common stock currently trades on a limited basis on the OTC Bulletin Board. We have applied to list our common stock on The Toronto Stock Exchange. We have received conditional approval to list shares of our common stock on The Toronto Stock Exchange. Listing will be subject to our fulfilling all of the listing requirements of The Toronto Stock Exchange. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other telephony companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.


         A DECLINE ON THE PRICE OF OUR COMMON STOCK COULD ADVERSELY IMPACT OUR OPERATIONS.

         A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations are primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

         OUR ARTICLES OF INCORPORATION AND BYLAWS AND NEVADA LAW CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE OF CONTROL AND COULD LIMIT THE MARKET PRICE OF OUR COMMON STOCK.

         Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. To date, 1 share of Series A preferred stock has been designated, of which 1 is issued and outstanding and, 666,667 shares of Series B preferred stock have been designated, of which 585,698 are issued and outstanding. Our board of directors, without any action by shareholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

         THE MARKET FOR OUR COMMON STOCK IS ADVERSELY AFFECTED BY THE "PENNY STOCK" RULES

         Our common stock is currently defined as a "penny stock" under the Securities Exchange Act of 1934, as amended, and rules of the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the Nasdaq system. Quotation on the OTC Bulletin Board is not sufficient to avoid being treated as a "penny stock." The Exchange Act and such penny stock rules generally impose additional sales practices and disclosure requirements on broker-dealers who sell our securities to persons other than "accredited investors" or in transactions not recommended by the broker-dealer. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, the penny stock rules affect the ability of broker-dealers to make a market in or trade our shares and may also affect the ability of purchasers of shares to resell those shares in the public market.

         NASD SALES PRACTICE REQUIREMENTS ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK

         In addition to the "Penny Stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer that a broker-dealer have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, and this has an adverse effect on the market for our shares.


         THE SPECIAL WARRANTS UNDERLYING CDN$10,850,000 FROM THE SPECIAL WARRANT PRIVATE PLACEMENT ARE ESCROWED AND SUBJECT TO REPURCHASE IF OUR COMMON STOCK IS NOT LISTED ON THE TORONTO STOCK EXCHANGE BY OCTOBER 3, 2001.

         In the special warrant private placement, Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds has been escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. In the event that a listing of our common stock on The Toronto Stock Exchange has not become effective by October 3, 2001, then each of the holders of the special warrants whose purchase price forms part of the escrowed proceeds will be entitled, to the extent allowed by applicable law, at their option to require us to repurchase, from legally available funds, the special warrants then held by such holder at Cdn$2.00 per special warrant and accrued interest on the escrowed proceeds. Although the Cdn$10,850,000 currently in escrow would be used to repurchase the special warrants, we may need to raise additional capital either through the sale of equity or debt securities in public or private financings in order to consummate such repurchase. In addition, if the escrowed funds are used to repurchase the special warrants, we would need to raise additional capital in order to continue operating. We can offer no assurance that funds will be raised when we require them or that we can raise funds on suitable terms or at all. Should we be able to obtain additional capital, we can make no assurance that it will not result in the dilution in the ownership and control of our existing shareholders.



         WE ARE SUBJECT TO FURTHER DILUTION IF WE DO NOT SECURE A TORONTO STOCK EXCHANGE LISTING BY AUGUST 2, 2001.



         In the special warrant private placement, we agreed to prepare, file and have the SEC declare effective the registration statement, of which this prospectus is a part, secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. Although the registration statement has been declared effective by the SEC and we have obtained a final receipt from each of the Canadian securities regulatory authorities, we have not secured a listing of our common shares on The Toronto Stock Exchange. In the event that we have not secured a listing of our common shares on The Toronto Stock Exchange by August 2, 2001 the conversion rate for each special warrant shall increase such that each of the holders of the special warrants shall be entitled to receive 1.1 units (comprising 1.1 shares and 0.55 of a share warrant) in lieu of one unit comprising one share and 0.50 of a share warrant.


         WE ARE SUBJECT TO FURTHER DILUTION IF WE ELECT TO PAY FEES TO INNOVATIA IN COMMON STOCK.

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers. Under the agreement, Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management and administrative and support services. In consideration of the licenses and services provided, we have agreed to pay fees of $5.7 million over the three year term of the agreement beginning February 1, 2001. Fees accrue on a quarterly basis, in the amount of $475,000 per quarter commencing April 30, 2001. At our option, upon invoice we may elect to pay for some or all of the services, from time to time, in shares of our common stock. In the event that we make this election, the number of shares of our common stock will equal the value of the payment then being made divided by the weighted average trading price of our common stock over the ten trading days immediately preceding the date the payment is made. For example, if we were to elect to pay the initial $475,000 invoice based the average closing price over the 10 trading days preceding April 30, 2001 ($1.625 per share), this would result in the issuance of an additional 292,308 shares of our common stock to Innovatia for such quarterly payment If all or a significant portion of these payments were made in shares, this would result in substantial additional dilution in the future.

         OUR SHARE WARRANTS ARE NOT LISTED ON ANY SECURITIES EXCHANGE OR QUOTATION SYSTEM AND THERE IS NO MARKET FOR OUR SHARE WARRANTS

         There is no public market for our special warrants or share warrants and we do not intend to list our special warrants or share warrants on any securities exchange or quotation system. If the special warrants or share warrants are exercised for our common stock, such common stock would be eligible for trading on the OTC Bulletin Board but any such trading would be subject to the other risk factors associated with the common stock.

                               USE OF PROCEEDS


         No proceeds will be received by us from the issuance of common stock upon the exercise of the special warrants. No proceeds will be received by us from the resale of the common stock or share warrants by the selling security holders. We will receive the proceeds, in the ordinary course, from any cash exercise of the share warrants. We will not receive proceeds from any "cashless" exercise of the share warrants. If all share warrants are exercised for cash, we will receive proceeds of approximately Cdn$7,312,500 (approximately US$4,812,356, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001). These proceeds will be used to fund working capital and other general corporate purposes.


         There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for us to achieve our stated business objectives. Additional funds received to achieve our business objectives are expected to be obtained from existing working capital, sales revenues and further equity financing. We have no current intentions to acquire any businesses, products, services or technologies. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

                OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


         Our common stock was listed and commenced trading on the OTC Bulletin Board on June 30, 1999 under the symbol "VMII" and on the Frankfurt Stock Exchange on April 12, 2000 under the symbol "VMY". Since June 30, 1999, trading in our common stock has been limited and sporadic. We have applied to list our common stock on The Toronto Stock Exchange. We have received conditional approval to list shares of our common stock on The Toronto Stock Exchange. Listing will be subject to us fulfilling all the listing requirements of The Toronto Stock Exchange.


         We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There can be no assurance that an active trading market will develop for the common stock after this offering, or that the common stock will trade in the public market subsequent to this offering. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the OTC Bulletin Board:


      PERIOD                  HIGH (U.S.$)       LOW (U.S.$)        VOLUME
    ----------             -----------------  ----------------  --------------
1999
  Second Quarter........     $ 4.00             $2.00                55,325
  Third Quarter.........     $ 3.31             $2.13               675,000
  Fourth Quarter........     $ 3.31             $1.81               625,300

2000
  First Quarter.........     $11.00             $2.00             2,339,600
  Second Quarter........     $ 9.13             $4.69             1,762,500
  Third Quarter.........     $ 7.25             $5.00             1,827,500
  Fourth Quarter........     $ 5.25             $1.94             1,974,900

2001
  First Quarter.........     $ 3.00             $1.8125             914,700
  Second Quarter........     $ 2.00             $1.20               788,000
  July 1-July 10........     $ 1.40             $1.30                42,100



         The closing price of our common stock on July 6, 2001 was $1.40, as traded on the OTC Bulletin Board. At July 10, 2001 we had outstanding approximately 27,246,282 common stock equivalents consisting of 20,646,282 shares of common stock and 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares. On July 10, 2001 we had approximately 153 shareholders of record and 1,100 beneficial owners of our common stock. Our transfer agent is Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, BC V6C 3B9.

                                    DIVIDENDS

         We have not paid any cash dividends on our common stock and have no present intention of paying any dividends. Our current policy is to retain earnings, if any, for use in operations and in the development of our business. The future dividend policy will be determined from time to time by our Board of Directors.

                                 CAPITALIZATION


         The following table sets forth our consolidated capitalization in accordance with accounting principles generally accepted in the United States as of March 31, 2001 on an actual (assuming none of the currently outstanding options and warrants are exercised) and as adjusted basis. The as adjusted capitalization gives effect to the sale of the special warrants and our application of the net proceeds (after deducting the agents' fee and reimbursed expenses paid at the closing of Cdn$1,010,000). For purposes of the table, the net proceeds of the sale of special warrants are converted into U.S. dollars based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001. The as adjusted capitalization does not give effect to the exercise of the share warrants or the compensation options granted to the agents. This table should be read in conjunction with the Consolidated Financial Statements and notes appearing elsewhere in this prospectus.



                                                                              March 31, 2001        March 31, 2001
                                                                                  Actual              As Adjusted
                                                                                    ($)                  ($)
Special Warrants, 5,425,000 common shares subject to escrow and
    repurchase conditions                                                                 --        7,140,385(1)

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, authorized 100,000,000,
    actual 20,566,782 shares outstanding, as adjusted 21,641,782
    shares outstanding                                                                20,567           21,642(2)
Preferred stock, $0.001 par value, authorized 1,000,000
    Series A, 1 share outstanding (3)                                                      1                1
    Series B, 585,698 outstanding (4)                                                    586              586
Additional paid-in capital                                                        23,166,474       24,470,386(5)
Accumulated deficit                                                              (22,184,238)     (22,184,238)(6)
Other accumulated comprehensive income                                               (86,797)         (86,797)
                                                                              ---------------     ---------------
Total                                                                                916,593        9,361,965
                                                                              ===============     ===============



(1) Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds of the special warrant private placement has been escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. The holders of the special warrants underlying the escrowed funds may require us to repurchase those special warrants at Cdn$2.00 per special warrant plus accrued interest on the escrowed proceeds in the event we have not secured The Toronto Stock Exchange listing by October 3, 2001. Until such repurchase right lapses, the special warrants subject to such repurchase rights are not characterized as shareholders equity.


(2) Includes the $0.001 par value of 1,075,000 special warrants not subject to the escrow and repurchase conditions described in (1) above.

(3) Includes 6,600,000 VM Canada exchangeable shares. VM Canada is a wholly-owned subsidiary of Voice Mobility International, Inc. Each VM Canada exchangeable share is exchangeable for one share of Voice Mobility International, Inc. common stock. Each VM Canada exchangeable share has essentially the same voting, dividend and other rights as one share of our common stock.

(4) Voice Mobility can repurchase, at its option, the Series B preferred stock at $3.00 per share together with all accrued but unpaid dividends.


(5) Includes the excess over par value of the Cdn$2,150,000 gross proceeds not subject to the escrow and repurchase conditions described in (1) less the Cdn$167,038 pro-rata share of agents' fees and reimbursed expenses (approximately US$1,303,912, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001).



(6) Does not include the $125,000 of additional expenses of this prospectus and registration statement.

                            SELLING SECURITY HOLDERS

This prospectus relates to the offer and sale of securities by the selling security holders identified below. None of the selling security holders are or have been affiliates of ours. The selling security holders will determine when they will sell their shares and share warrants and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. We will not receive any proceeds from the sale of the shares or share warrants by the selling security holders. The following table sets forth certain information regarding the beneficial ownership of our securities as of the date of this prospectus by each of the selling security holders.


------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Name and Relationship           Securities  Beneficially     Securities    Percentage    Securities to    Percentage
                                Owned(1)                     Offered       Ownership     be Retained,     Ownership after
                                                                           Before        if all           Offering, if all
                                                                           Offering(2)      Registered       Registered
                                                                                         Securities are   Securities are
                                                                                         Sold             Sold
------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Montrusco Select Growth Fund    Shares - 534,000                  534,000          2.9%                0                  0
per Montrusco Bolton            Warrants - 267,000                267,000
Investments                     Warrant Shares - 267,000          267,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Montrusco Bolton Investments    Shares - 836,000                  836,000          4.4%                0                  0
Inc. for Scotia Canadian        Warrants - 418,000                418,000
Growth Fund                     Warrant Shares- 418,000           418,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Montrusco Bolton Investment     Shares - 130,000                  130,000             *                0                  0
Inc. for BCT Pension Plan       Warrants - 65,000                  65,000
                                Warrant Shares- 65,000             65,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Mr. Michael McMurrich           Shares - 75,000                    75,000             *                0                  0
                                Warrants - 37,500                  37,500
                                Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Mr. Larry Arsenault             Shares - 75,000                    75,000             *                0                  0
                                Warrants - 37,500                  37,500
                                Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Tuscarora Capital Inc.          Shares - 150,000                  150,000             *                0                  0
                                Warrants - 75,000                  75,000
                                Warrant Shares- 75,000             75,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
London Life Growth Equity Fund  Shares - 75,000                    75,000             *                0                  0
                                Warrants - 37,500                  37,500
                                Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
AGF Canadian Growth Equity      Shares - 900,000                  900,000          4.7%                0                  0
Fund                            Warrants - 450,000                450,000
                                Warrant Shares- 450,000           450,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
GWL Growth Equity Fund          Shares - 87,500                    87,500             *                0                  0
                                Warrants - 43,750                  43,750
                                Warrant Shares- 43,750             43,750

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
IG Canada Diversified Growth    Shares - 187,500                  187,500          1.0%                0                  0
Fund                            Warrants - 93,750                  93,750
------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------


                                       18


------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
                                Warrant Shares- 93,750             93,750

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Scotia Cassels Investment       Shares - 750,000                  750,000          4.0%                0                  0
Counsel for Scotia Canadian     Warrants - 375,000                375,000
Small Cap Fund                  Warrant Shares - 375,000          375,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Triax Investment Management     Shares - 100,000                  100,000             *                0                  0
Inc. as Agent for Leeward       Warrants - 50,000                  50,000
Management Limited              Warrant Shares- 50,000             50,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Triax Investment Management     Shares - 150,000                  150,000             *                0                  0
Inc. as Agent for North South   Warrants - 75,000                  75,000
1 Investments Ltd.              Warrant Shares- 50,000             75,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Triax Investment Management     Shares - 50,000                    50,000             *                0                  0
Inc. as Agent for North South   Warrants - 25,000                  25,000
2 Investments Ltd.              Warrant Shares- 25,000             25,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Triax Investment Management     Shares -  125,000                 125,000             *                0                  0
Inc. as Agent for DGK           Warrants - 62,500                  62,500
Holdings Inc.                   Warrant Shares- 62,500             62,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Triax Investment Management     Shares -75,000                     75,000             *                0                  0
Inc. as Agent for LW Capital    Warrants - 37,500                  37,500
Corporation                     Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
AIG Global Investment Corp      Shares - 375,000                  375,000          2.0%                0                  0
(Canada)                        Warrants - 187,500                187,500
                                Warrant Shares                    187,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Emerald Investments L.P.        Shares - 325,000                  325,000          1.8%                0                  0
                                Warrants - 167,500                167,500
                                Warrant Shares- 187,500           167,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Casurina Limited Partnership    Shares - 200,000                  200,000          1.1%                0                  0
                                Warrants - 100,000                100,000
                                Warrant Shares- 100,000           100,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Eleuterra Investment            Shares - 50,000                    50,000             *                0                  0
Management Inc. - First Wave    Warrants - 25,000                  25,000
Inc.                            Warrant Shares- 25,000             25,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Garuda Ventures Limited         Shares - 300,000                  300,000          1.6%                0                  0
                                Warrants - 150,000                150,000
                                Warrant Shares- 150,000           150,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Wyndel Consulting Ltd.          Shares - 1,078,309                131,250          4.2%          947,059               3.5%
                                Warrants - 65,625                  65,625
                                Warrant Shares- 65,625             65,625
                                Preferred B shares - 59,516                                       59,516
------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------


                                       19


------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
                                Class F warrants - 187,500                                       187,500
                                Class I warrants - 75,000                                         75,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Madrona Investments Ltd.        Shares -558,133                   131,250          2.3%          426,883               1.6%
                                Warrants - 65,625                  65,625
                                Warrant Shares- 65,625             65,625
                                Preferred B shares -
                                292,849                                                          292,849
                                Class I warrants - 250,000                                       250,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Bernice Kosiur                  Shares - 75,000                    75,000             *                0                  0
                                Warrants - 37,500                  37,500
                                Warrant Shares - 37,500            37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Fidulex Management Inc.         Shares - 200,000                  200,000          1.1%                0                  0
                                Warrants - 100,000                100,000
                                Warrant Shares100,000             100,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Loewen, Ondaatje, McCutcheon    Shares - 102,500                  102,500             *                0                  0
Limited                         Warrants - 51,250                  51,250
                                Warrant Shares- 51,250             51,250

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Paradigm Capital Inc.           Shares - 75,000                    75,000             *                0                  0
                                Warrants - 37,500                  37,500
                                Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Acumen Capital Partners         Shares - 60,000                    60,000             *                0                  0
Limited                         Warrants - 30,000                  30,000
                                Warrant Shares- 30,000             30,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Innovatia Inc.                  Shares - 1,503,571                 75,000          5.6%        1,428,571               5.2%
                                Warrants - 37,500                  37,500
                                Warrant Shares- 37,500             37,500

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------
Banque Eurofin                  Shares - 100,000                  100,000             *                0                  0
                                Warrants - 50,000                  50,000
                                Warrant Shares- 50,000             50,000

------------------------------- ---------------------------- ------------- ------------- ---------------- ------------------


* less than 1%
(1) Number of "Shares" represents the number of shares of common stock reserved for issuance upon exercise of outstanding special warrants. Number of "Warrants" represents the number of share warrants issuable upon exercise of outstanding special warrants. Number of "Warrant Shares" represents the number of shares of common stock issuable upon exercise of such share warrants.

(2) Includes shares of common stock reserved for issuance upon exercise of outstanding special warrants and shares of common stock reserved for issuance upon exercise of share warrants.

                              PLAN OF DISTRIBUTION

         This prospectus relates to (i) the resale of up to 6,500,000 shares of our common stock by the selling security holders identified in this prospectus, which have been reserved for issuance upon exercise of presently outstanding special warrants, (ii) the resale by such selling security holders of share warrants to acquire up to 3,250,000 shares of our common stock, which have been reserved for issuance upon the exercise of the special warrants and (iii) the offer and sale of 3,250,000 shares of our common stock, which have been reserved for issuance upon exercise of such share warrants received upon the exercise of the special warrants. Selling security holders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

         o        transactions in the over-the-counter market;

         o transactions on a stock exchange that lists our common stock; or

         o transactions negotiated between selling security holders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both shareholders selling common stock, and purchasers buying shares sold by a selling security holder. Neither the selling security holders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Such brokers or dealers or other participating brokers or dealers and the selling security holders will be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling security holders are offering or selling securities covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-K. In addition to any other applicable laws or regulations, selling security holders must comply with regulations relating to distributions by selling security holders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling security holders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling security holders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the securities, including legal and accounting fees, which we expect to total approximately $200,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. We are separately seeking to receive a prospectus in Canada for the offer and sale of the shares from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. To comply with certain U.S. states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling security holders will sell any or all of the shares offered by them hereunder.

                       SELECTED CONSOLIDATED FINANCIAL DATA

                       (in thousands, except per share data)


         The following table presents selected financial data for us as at March 31, 2001 and for the three month periods ended March 31, 2001 and 2000 and for the five fiscal years ended December 31, 2000. We derived the selected financial data set forth below with respect to our statements of operations for the three fiscal years ended December 31, 2000 and our balance sheets as at December 31, 2000 and 1999, from our audited consolidated financial statements that are included elsewhere in this prospectus. The selected financial data set forth below with respect to our statements of operations for each of the two fiscal years ending December 31, 1997 and the balance sheet data as at December 31, 1998, 1997 and 1996, was derived from our audited consolidated financial statements which are not included in this prospectus. We derived the selected financial data set forth below with respect to our statements of operations for each of the three-month periods ended March 31, 2001 and 2000 and our balance sheet as at March 31, 2001 from our unaudited interim consolidated financial statements included elsewhere in this prospectus. In management's opinion, these unaudited interim consolidated financial statements reflect all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of such financial data. Our results for the three months ended March 31, 2001 are not necessarily indicative of the eventual results for the year. The following selected financial data should be read in conjunction with the audited consolidated financial statements, the unaudited interim consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The statement of operations data and the balance sheet data are derived from our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. For a reconciliation of significant variances between U.S. and Canadian GAAP, please refer to note 13 of the audited consolidated financial statements and note 7 to the unaudited interim consolidated financial statements.



                              Three Months   Three Months   Year Ended     Year Ended    Year Ended   Year Ended    Year Ended
                              Ended March    Ended March    December 31,   December 31,  December 31, December 31,  December 31,
                              31, 2001       31, 2000       2000           1999          1998         1997          1996
                              ------------   ------------   ------------   ------------  -----------  ------------  ------------
                                                             (in thousands, except per share data)
Statement of Operations
Data:
Sales.....................       $    44        $    93       $    275         $    56      $  119        $  520       $  235
Expenses:
   Cost of sales..........             3             33             86              52          75           260          200
   Sales and marketing               717            403          3,589           1,191         190            60          100
   Research and
     development..........         1,233            779          2,709           2,250         284            66            8
   General and
     administrative and            1,061            823          3,542           3,412         501           303          118
     other................
                              ------------   ------------   ------------   ------------  -----------  ------------  ------------

   Total expenses.........         3,014          2,038          9,926           6,905       1,050           689          426

Net loss..................        (2,970)        (1,945)        (9,651)         (6,849)       (931)         (169)        (191)

Deemed dividend on Series B
   Preferred Stock........            --             --         (1,451)             --          --            --           --

Reduction of beneficial
   conversion feature on
   retraction of 80,969
   Series B preferred
   stock..................           109             --

                              ------------   ------------   ------------   ------------  -----------  ------------  ------------

Net income (loss)
   attributable to common
   stockholders...........        (2,861)        (1,945)      $(11,102)        $(6,849)     $ (931)       $ (169)      $ (191)
                              ============   ============   ============   ============  ===========  ============  ============

Basic and
   diluted net loss
   per common share.......       $ (0.11)       $ (0.08)      $  (0.46)         $(0.41)     $(0.14)       $ (0.03)     $(0.03)
                              ============   ============   ============   ============  ===========  ============  ============

Weighted average number of
   common stock and
   common stock equivalents
   outstanding used in basic
   and diluted per share
   calculation............        27,117         22,908         24,031           16,904      6,600         6,600        6,600

                                March 31,     December 31,     December 31,     December 31,      December 31,     December 31,
                                   2001          2000              1999             1998              1997             1996
                               -----------    ------------     ------------     ------------      ------------     ------------
                                                                 (in thousands)
Balance Sheet Data:
Cash and cash equivalents...        288          $  603         $   121           $    37            $   1             $   1
Working capital.............     (1,151)          1,634          (1,126)           (1,432)            (483)             (100)
Total assets................      2,794           4,665             852               279               82               112
Current liabilities.........      1,667           1,103           1,453             1,577              274               163
Total liabilities...........      1,877           1,103           1,453             1,577              507               385
Total stockholders' equity
   (deficiency).............        917           3,562            (602)           (1,298)            (425)             (273)


(1) The foregoing table assumes no exercise of any stock options or warrants outstanding as of March 31, 2001. As of March 31, 2001, there were options and warrants outstanding to purchase a total of 11,401,241 shares of common stock with a weighted average exercise price of $2.73 per share.


(2) The following selected financial data are derived from the continuing financial statements of Voice Mobility Inc., a company incorporated under the laws of the Canada Business Corporation Act in 1993. Through a series of transactions in June 1999, Voice Mobility Inc. was recapitalized and acquired the net assets of Voice Mobility International, Inc. (formerly Equity Capital Group, Inc.), an inactive United States company registered on the OTC Bulletin Board. The Consolidated Financial Statements are a continuation of the financial statements of the accounting acquirer, Voice Mobility Inc.


                 Financial Data for the nine most recently completed quarters
                               (in thousands, except per share data)


         The following quarterly financial data should be read in conjunction with the Consolidated Financial Statements and related notes appearing elsewhere in this prospectus. The statement of operations data are derived from our Consolidated Financial Statements prepared in accordance with accounting principles generally accepted in the United States.

     ----------------------- --------------------- --------------------- --------------------- ----------------------
                             Quarter Ended         Quarter Ended         Quarter Ended         Quarter Ended
                             March 31, 2001        December 31, 2000     September 30,         June 30, 2000(1)
                                                                         2000(1)
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Sales                                     44                    42                   106                     34
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Gross Profit                              40                    38                    68                     22
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Net Loss                              (2,970)               (1,883)               (3,635)                (2,188)
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Basic and diluted                     $(0.11)               $(0.08)               $(0.15)                $(0.09)
     loss per share
     ----------------------- --------------------- --------------------- --------------------- ----------------------

     ----------------------- --------------------- --------------------- --------------------- ----------------------
                             Quarter Ended         Quarter Ended         Quarter Ended         Quarter Ended
                             March 31, 2000(1)     December 31, 1999     September 30, 1999    June 30, 1999
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Sales                                     93                     -                     -                     29
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Gross Profit (Loss)                       61                   (7)                  (17)                     24
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Net Loss                              (1,945)              (1,321)                 (941)                 (4,186)
     ----------------------- --------------------- --------------------- --------------------- ----------------------
     Basic and diluted                     $(0.08)              $(0.08)               $(0.08)                 $(0.35)
     loss per share
     ----------------------- --------------------- --------------------- --------------------- ----------------------


----------------------- ---------------------
                        Quarter Ended
                        March 31, 1999
----------------------- ---------------------
Sales                                     27
----------------------- ---------------------
Gross Profit (Loss)                        4
----------------------- ---------------------
Net Loss                                (401)
----------------------- ---------------------
Basic and diluted
loss per share                        $(0.06)
----------------------- ---------------------

(1) As a result of year-end adjustments, certain amounts for prior periods have been reclassified to conform to the current presentations.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         You should read the following discussion of our financial condition and results of operations together with the Consolidated Financial Statements and the notes to Consolidated Financial Statements included elsewhere in this prospectus prepared in accordance with accounting principles generally accepted in the United States. For financial data prepared in accordance with accounting principles generally accepted in Canada for the years ended 2000, 1999 and 1998, please refer to note 13 of the audited consolidated financial statements and note 7 to the unaudited interim consolidated financial statements. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. We discuss such risks and uncertainties under the caption "Cautionary Note Regarding Forward-Looking Statements" in this prospectus.


         Voice Mobility International, Inc. is a Vancouver-based unified communications company focused on emergent technologies for telecommunications providers. We are engaged in the development, sales and marketing of unified voice communications software and introduced our first retail Unified Communications product in July 1999.

         We market our Unified Communications product both to telephone companies and Internet service providers. Unified Communications allows subscribers to use a single electronic mailbox to store and retrieve voicemail, faxes , and e-mail from many types of devices, including wire-line and wireless phones, e-mail or Web browsers.

RESULTS OF OPERATIONS FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2001 COMPARED TO MARCH 31, 2000:

         SALES - Sales for the three-month period ended March 31, 2001 were $43,846, compared to $93,016 for the three-month period ended March 31, 2000 representing a 53% decrease. Sales for the three-month period ended March 31, 2001 were from recognition of deferred revenue from 2000, mailbox subscriptions, installation, marketing and training fee. All sales for the three-month period ended March 31, 2000 is recognition of deferred revenue from 1999.

         In April 2000 we entered into a license agreement with Ikano Communications, Inc. and received $250,000 for the installation and set up of our unified communications software. The $250,000 was deferred and is being recognized ratably over the term of the agreement. For the three-month period ended March 31, 2001, we have recognized $20,833 of the deferred amount.

         COST OF SALES - Cost of sales for the three month period ended March 31, 2001 is comprised of the amortization of the telephony hardware, software licenses, and installation costs of our unified communications product at existing customer sites. Cost of sales for three-month period ended March 31, 2000 is comprised of software licenses, telephony hardware, data and voice transmissions costs, and installation cost. Cost of sales were $3,435 and $32,620 for the three-month period ended March 31, 2001 and 2000 respectively.

OPERATING EXPENSES

         SALES & MARKETING - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $717,252 and $403,149 for the three-month periods ended March 31, 2001 and March 31, 2000 respectively representing an increase of 78%. These costs reflect employee stock option compensation cost of $nil and $35,573 for the three-month periods ended March 31, 2001 and 2000 respectively.

         The additional increase of $349,676 (net of stock based compensation) between the three-month period ended March 31, 2001 and 2000, is a result of an increase in sales and marketing personnel, advertising and promotions, travel and participation in industry trade shows, consulting fees, and marketing expenses. These costs have been primarily incurred as result of the Company's efforts to market and sell it's product to the commercial marketplace. We have built a sales force with which to bring our product to the marketplace that includes an aggregate increase of 14 persons. We have increased the inside sales staff by 2, the direct sales force in North America by 7, the sales force in London, England by 2, the business development staff by 1, and the marketing staff by 2. Our sales efforts have resulted in opening three sales offices in New York, Dallas, and London.

         RESEARCH AND DEVELOPMENT - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $1,232,730 and $778,825 respectively for the three month periods ended March 31, 2001 and March 31, 2000 respectively representing an increase of 58%. These costs reflect employee stock option compensation cost of $165,165 and $461,313 for the three-month periods ended March 31, 2001 and 2000 respectively.

         The additional increase of $750,053 (net of stock based compensation) in research and development expense between the three-month period ended March 31, 2001 and 2000, is a result of an increase in research and development costs, personnel costs, leased office space and utility costs, data and voice transmission costs and general research and development costs.

         Of the $750,053, $316,667 is a result of an agreement dated February 27, 2001 with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a carrier-classified unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.

         The primary reason for the remaining increase in costs of $433,386 is a result of acceleration in the development process resulting in two new versions of our unified communications product. We increased personnel in our research and development department by 25 developers during the period.

         GENERAL AND ADMINISTRATIVE - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. General and administrative costs were $861,519 and $871,731 for the three month periods ended March 31, 2001 and March 31, 2000 respectively representing a decrease of 1%. These costs reflect employee stock option compensation cost of $20,800 and $243,758 for the three-month periods ended March 31, 2001 and 2000 respectively. A further $125,250 and $158,343 of stock option compensation cost were recorded for the three-month periods ended March 31, 2001 and 2000 respectively for stock option grants awarded to non-employees in exchange for consulting services.

         The additional increase of $245,839 (net of stock based compensation) in general and administrative costs between the three-month periods ended March 31, 2001 and 2000, is a result of an increase in personnel costs, professional and legal costs, consulting fees, depreciation and amortization costs, lease of office space, and general administrative costs. During the period we increased Investor Relations and Compliance expenses as a result of being a public company.

         General and administrative costs for the three-month period ended March 31, 2000 previously reported as $765,231 on our Form 10-QSB/A filed on May 15, 2000 have now been retroactively adjusted to $871,731 as a result of 2000 annual audit adjustments for stock based compensation costs.

         INTEREST INCOME - Interest income was $12,154 and $48,713 for the three-month periods ended March 31, 2001 and 2000 respectively.

         INTEREST EXPENSE - Our interest expense is primarily related to short-term debt. Interest expense was $1,160 and nil for the three-month periods ended March 31, 2001 and 2000 respectively.

         INCOME TAXES - For financial statement purposes the Company has recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2000 COMPARED TO DECEMBER 31, 1999

         SALES - Sales for the fiscal year ended December 31, 2000 were $275,190 compared to $55,997 for the fiscal year ended December 31, 1999 representing an increase of 391%. Sales for the fiscal year ended December 31, 2000 represent the recognition of $93,016 in deferred revenue from 1999, $98,162 for the sale of third party computer hardware and software, $21,512 for server installation and setup charges, and $62,500 of software license revenue based on our software license agreement with Ikano Communications Inc. Sales for the fiscal year ended December 31, 1999 were from the sale of software license and third party hardware and software. All sales for the fiscal years ended December 31, 2000 and 1999 are sales made to customers.

         We recognize license revenue upon shipment of a product to the client if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and any uncertainties with regard to customer acceptance are insignificant. For contracts with multiple obligations (e.g. deliverable and undeliverable products, maintenance and other services), we allocate revenue to each component of the contract based on objective evidence of its fair value when it is determinable. We recognize revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

         To the extent that objective evidence of fair value is not determinable, we defer revenue until the earlier of the point at which (1) sufficient evidence exists or (2) all elements of the arrangement have been delivered. If the only undelivered element relates to post contract support, we defer revenue and recognize it ratably over the term of the agreement.

         We entered into a three year license agreement with Ikano Communications, Inc. and received $250,000 for the installation, set up and maintenance of our Unified Communication software. Revenue from this arrangement is recognized ratably over the term of the agreement. $62,500 of the payment was recognized in the fiscal year ended December 31, 2000

         COST OF SALES - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $86,498 and $51,843 for the fiscal years ended December 31, 2000 and 1999 respectively representing a 67% increase.

OPERATING EXPENSES

         SALES & MARKETING - Our sales and marketing costs consist primarily of personnel, advertising, promotions, public relations, trade shows and business development. Total costs were $3,588,642 and $1,190,754 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 201%. These costs reflect employee stock option compensation cost of $1,178,996 and $597,891 for the fiscal years ended December 31, 2000 and 1999 respectively.

         The incremental increase of $1,816,783 (net of stock based compensation) in sales and marketing expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in sales and marketing personnel, advertising and promotions, travel and participation in industry trade shows, consulting fees, and general sales and marketing expenses. These costs have been primarily incurred as result of market development efforts.

         RESEARCH AND DEVELOPMENT - Our research and development costs consist primarily of personnel, data and voice transmission, and related facility costs. Research and development costs were $2,709,048 and $2,250,153 for the fiscal years ended December 31, 2000 and 1999 respectively representing an increase of 20%. These costs reflect employee stock option compensation cost of $964,673 and $1,023,429 for the fiscal years ended December 31, 2000 and 1999 respectively.

         The incremental increase of $517,651 (net of stock based compensation) in research and development expense between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in research and development personnel costs, leased office space and utility costs, data and voice transmission costs, and general research and development costs.

         GENERAL AND ADMINISTRATIVE - Our general and administrative costs consist primarily of personnel costs, professional and legal costs, consulting fees, travel, and the lease of office space. Total general and administrative costs were $3,639,028 and $2,351,643 for the fiscal years ended December 31, 2000 and 1999 respectively, representing an increase of 55%. These costs reflect employee stock option compensation cost of $162,089 and $1,289,260 for the fiscal years ended December 31, 2000 and 1999 respectively. A further $880,500 of stock option compensation cost was recorded for the fiscal year ended December 31, 2000 for stock option grants awarded to non-employees in exchange for consulting services.

         The incremental increase of $1,534,056 (net of stock based compensation) in general and administrative costs between the fiscal years ended December 31, 2000 and 1999, is a result of an increase in personnel costs, professional and legal costs, consulting fees, depreciation and amortization, lease of office space, and other general administrative costs. We anticipate that general and administrative costs will continue to grow in the foreseeable future as we implement our market growth strategies.

         INTEREST EXPENSE - Our interest expense was $16,411 and $70,209 for the fiscal years ended December 31, 2000 and 1999 respectively. The decrease in interest expense resulted from the decrease in notes payable in 2000.

         INTEREST INCOME - Interest income was $113,490 and nil for the fiscal years ended December 31, 2000 and 1999 respectively. In 2000, we earned interest income on cash though term deposits.

         INCOME TAXES - At December 31, 2000 we have $136,000 US tax net operating losses that expire in 2020. As at December 31, 2000 we have Canadian tax net operating losses of approximately $9,328,000 that will expire in the years 2001 through to 2007. Non-capital losses of our Canadian operating subsidiary, Voice Mobility Inc., are restricted by Canadian Income Tax Law and may not be available entirely for use in future years pursuant to
Section 111(4) of the Canadian Income Tax Act.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 2000 and 1999 respectively, we have recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999 COMPARED TO DECEMBER 31, 1998

         SALES - Sales for the fiscal year ended December 31, 1999 were $55,997 compared to $119,248 for the fiscal year ended December 31, 1998 representing a decrease of 53%. Sales for the fiscal year ended December 31, 1999 were from the sales of a software license and third party hardware and software. Sales for the fiscal year ended December 31, 1998 were from the sale of third party hardware and software, server installation and setup charges. All sales over both periods were sales of equipment and software that was in the beta stage of development.

         COST OF SALES - Cost of sales is comprised of third party software licenses, telephony hardware, data and voice transmission costs, and installation costs. Cost of sales were $51,843 and $75,439 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing a 31% decrease.

OPERATING EXPENSES

         SALES AND MARKETING - Our sales and marketing costs consist primarily of personnel costs, stock compensation, advertising, promotions, public relations, trade shows and business development. Total costs were $1,190,754 and $189,691 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 528%. The increase of $1,001,063 reflects employee stock option compensation cost of $597,891.

         The incremental increase of $403,172 in sales and marketing expense between the two years is a result of an increase of $167,325 in sales and marketing personnel costs, $64,366 in promotions, $117,514 for travel and participation in industry trade shows, and $53,967 in general sales and marketing costs. These sales and marketing expenditures have been incurred as result of market development efforts.

         RESEARCH AND DEVELOPMENT - Our research and development costs consist primarily of personnel costs, stock compensation, data and voice transmission, and related facility costs. Research and development costs were $2,250,153 and $283,918, for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 693%. The increase of $1,966,235 in research and development costs from 1998 to 1999 primarily reflects an employee stock option compensation cost of $1,023,429.

         The incremental increase of $942,806 in research and development costs between the two years is the result of an increase of $344,928 in personnel costs, $34,988 in leased office space and utility costs, $29,512 in data and voice transmission costs and $33,378 in general research and development costs. $500,000 in research and development costs was recognized in accordance with an arrangement with Aliant Inc. dated March 26, 1999. As a result of the acquisition of VMI, we were obligated to issue 1,428,571 shares of our common stock valued at $500,000.

         GENERAL AND ADMINISTRATIVE - Our general and administrative costs consist primarily of personnel costs, stock compensation, professional and legal costs, consulting fees, travel, and the lease of office space. General and administrative costs were $2,351,643 and $460,911 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively, representing an increase of 410%. The increase of $1,890,732 primarily reflects an employee stock option compensation cost of $1,289,260.

         The incremental increase of $601,472 in general and administrative costs between the two years is the result of an increase of $110,560 in personnel costs, $247,873 in professional and legal costs, $52,208 in consulting fees, $11,167 in lease of office space, $60,000 in accruals for interest, and $119,664 in general administrative costs.

        ACQUISITION FEE FOR RECAPITALIZATION - The acquisition fee of $200,000 was for payments related to legal fees in the reverse acquisition of VMII. These fees have been expensed as a fee for the recapitalization in the year ended December 31, 1999.

         INTEREST EXPENSE - Our interest expense is primarily related to short-term debt. Interest expense was $70,209 and $39,887 for the fiscal years ended December 31, 1999 and December 31, 1998, respectively. The increase of $30,322 between the two years resulted from an increase in notes payable and shareholder advances.

         INCOME TAXES - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For fiscal years ended December 31, 1999 and 1998 respectively, we have recognized a valuation allowance equal to deferred tax assets for which realization is uncertain.

         EXTRAORDINARY LOSS - In March 1999 VMI and Acrex agreed to a loan settlement transaction with Ibex Investments Ltd. Pursuant to these understandings VMII issued warrants to purchase 500,000 shares of common stock to Ibex in settlement of a loan made by Ibex to VMI in the principal amount of $167,000. The original loan agreement did not provide for the settlement of debt with equity instruments. Consequently an extraordinary loss of $790,000 has been recorded based on the difference between the fair value of the equity instruments issued and the carrying value of the retired debt. The fair value of the warrants was estimated using the Black Scholes option pricing model.

FLUCTUATIONS IN ANNUAL AND QUARTERLY RESULTS

         Our annual and quarterly operating results may fluctuate significantly in the future as a result of numerous factors, including:

1. The amount and timing of expenditures required developing strategic relationships to enhance sales and marketing.

2. Changes in the growth rate of Internet usage and acceptance by consumers of unified messaging systems.

3. Emergence of new services and technologies in the market in which we compete; and fluctuations of foreign currency exchange rates.

4. Unanticipated delays in product development that could adversely affect our revenues or results of operations.

5. The failure or unavailability of third-party technologies and services could limit our ability to generate revenue.

         In addition, our revenue relies on the number of mailboxes our customers sell and therefore our revenues may fluctuate depending on the marketing and sales campaigns of our customers.

LIQUIDITY AND CAPITAL RESOURCES

         To date, we have funded our operations through equity and debt financing. We currently rely on our ability to raise money through equity and debt financings to pursue new business endeavors and continue operations. The majority of funds that we have raised have been allocated to the development of our unified voice messaging software and sales and marketing initiatives. We do not anticipate any significant sales revenue until the third quarter of 2001. We also anticipate significant expenditures in the next twelve months as we increase our research and development efforts.


         On February 15, 2000, we completed an equity financing and raised net proceeds of $4,241,700. On July 1, 2000, we completed a second equity financing and raised net proceeds of $2,750,000. On December 29, 2000, we completed a third equity financing for net proceeds of $2,000,000. In March 2001, we repurchased from the investors $242,907 of the equity issued in the December 29, 2000 financing. During the fiscal year ended December 31, 2000, we raised $953,518 from the exercise of warrants. From January 1, 2000 through July 10, 2001 we have received $827,749 from the exercise of employee stock options.



         As at July 10, 2001, we had 4,883,334 warrants outstanding that would, upon exercise, provide us a total of $10,262,500 in equity financing. If the outstanding warrants were exercised the related funds would be sufficient to provide us with the liquidity necessary to fund our anticipated working capital and capital requirements for the next twelve months. However, there can be no assurance that the remaining warrants will be exercised.

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.
Under the agreement, Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management and administrative and support services. In consideration of the licenses and services provided, we have agreed to pay fees of $5.7 million over the three year term of the agreement beginning February 1, 2001. Innovatia will invoice us on a quarterly basis, equaling $475,000 per quarter commencing April 30, 2001. At our option, we may elect to pay for some or all of the services, from time to time, in shares of our common stock. In the event that we make this election, the number of shares of our common stock will equal the value of the payment then being made divided by the weighted average trading price of our common stock over the ten trading days immediately preceding the date the payment is made. For example, if we were to elect to pay the initial $475,000 invoice based on the average closing price over the 10 trading days preceding April 30, 2001 ($1.625 per share), this would result in the issuance of an additional 292,308 shares of our common stock to Innovatia for such quarterly payment.

         On April 3, 2001, we completed an offering of 6,500,000 special warrants at a price of Cdn$2.00 per special warrant for aggregate gross proceeds of Cdn$13,000,000. The agents' fee and expenses were Cdn$1,010,000 resulting in net proceeds to us of Cdn$11,990,000. The purchasers of the special warrants are listed as the "Selling Security Holders" in this prospectus. Each outstanding special warrant entitles the holder to receive, without the payment of additional consideration, one share of our common stock and one-half of one share warrant. Each whole share warrant entitles the holder thereof to purchase one additional share of our common stock at a price of Cdn$2.25 on or before 4:30 p.m. (Toronto time) on April 3, 2003. The share warrants also contain "cashless exercise" provisions allowing the holders to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.


         Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the net subscription proceeds is held in escrow for the purpose of obtaining approval to list our common shares on The Toronto Stock Exchange and was not released to us on the closing date. The remaining Cdn$1,140,000 of the net subscription proceeds has been released to us of which Cdn$685,000 was released on closing and Cdn$455,000 was released subsequently. In the event that we have not secured The Toronto Stock Exchange listing of our common shares by October 3, 2001, the escrowed subscribers shall be entitled, at their option, until the earlier of the exercise date and the date which is 30 days following October 3, 2001, to require us to repurchase, from legally available funds, their special warrants at Cdn$2.00 plus accrued interest.


         In the special warrant private placement, we paid to the agents a cash commission of Cdn$910,000 and granted to the agents special compensation options, exercisable for a compensation options, which entitle the agents to purchase an aggregate of up to 650,000 units at a price of Cdn$2.00 per unit until April 3, 2003. Each unit consists of one share of our common stock and one half of one common share purchase warrant, each whole compensation warrant being exercisable to purchase one additional share of our common stock at a price of Cdn$2.25 until 4:30 p.m. (Toronto time) on April 3, 2003.


         On April 25, 2001, we issued a promissory note to a shareholder, Ibex Investments Ltd., in the principal amount of Cdn$300,000, payable on the earlier of May 25, 2001 subsequently extended to July 18, 2001 or our next equity financing. No interest accrues on the note. A fee of $10,000 is due on maturity. In connection with the issuance of such note, we issued 100,000 Class K warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004.



         On May 11, 2001, we issued two promissory notes to two shareholders, Alliance Equities Ltd. and Interior Holdings Ltd., in the principal amount of Cdn$400,000 and Cdn$100,000 respectively, payable on the earlier of July 8, 2001, subsequently extended to July 18, 2001, or our next equity financing. No interest accrues on the notes. A fee of Cdn$14,000 and Cdn$3,500 is due on maturity, respectively. In connection with the issuance of such notes, we issued 166,667 Class L warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004.



         On June 14, 2001, we issued two promissory notes to two shareholders, Alliance Equities Ltd. and Interior Holdings Ltd., in the principal amount of Cdn$300,000 and Cdn$300,000 respectively, payable on the earlier of July 8, 2001, subsequently extended to July 18, 2001, or our next equity financing. No interest accrues on the notes. A fee of Cdn$10,500 and Cdn$10,500 is due on maturity, respectively. In connection with the issuance of such notes, we issued 200,000 Class M warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 14, 2004.



         On June 25, 2001, we issued two promissory notes to two shareholders, Alliance Equities Ltd. and Interior Holdings Ltd., in the principal amount of Cdn$250,000 and Cdn$250,000 respectively, payable on the earlier of July 8, 2001, subsequently extended to July 18, 2001, or our next equity financing. No interest accrues on the notes. A fee of Cdn$8,750 and Cdn$8,750 is due on maturity, respectively. In connection with the issuance of such notes, we issued 166,667 Class N warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004.



         We currently anticipate that revenues will increase in the long-term as we increase our sales and marketing activities and introduce new versions of our software that are technologically feasible and of carrier class quality. We will need to successfully secure a listing on the Toronto Stock Exchange, to release Cdn$10,850,000 from escrow that will provide liquidity over the next 12 months. If we do not secure a listing then we will have to raise additional funds through equity financings. Based on our current plans and projections, we believe that we have the ability to raise additional funds through equity or debt financings to meet our current and future financial commitments until we achieve positive cash flows from operations. However, there are no assurances that we will be successful in achieving these objectives.

                                    BUSINESS

         We are a Nevada corporation, incorporated on October 2, 1997 under the General Corporation Law of Nevada as Equity Capital Group, Inc., and are the successor to the voice service and related messaging business founded by Voice Mobility Inc. (commonly known as VMI) in 1993. On June 24, 1999, we changed our name to Voice Mobility International, Inc. (commonly known as VMII). Unless otherwise indicated, all references to Voice Mobility means VMII and its predecessor company, VMI. See "Background and Recapitalization". Our head office is located at Suite 180, 13777 Commerce Parkway, Richmond, British Columbia V6V 2X3. Our agent for service of process (our registered and records office) is Paracorp Incorporated, which is located at 318 North Carson Street, Suite 208, Carson City, Nevada. We also maintain offices in Halifax, Nova Scotia; London, England; Dallas, Texas and Victoria, British Columbia.

         We have a total of four subsidiaries. The names of our subsidiaries, the percentage interests held, their dates of incorporation and the jurisdictions in which they were incorporated are as follows:

--------------------------------------- -------------------- --------------------- --------------------------------
                 NAME                     PERCENTAGE (%)           DATE OF          JURISDICTION OF INCORPORATION
            OF SUBSIDIARY                  INTEREST HELD        INCORPORATION
--------------------------------------- -------------------- --------------------- --------------------------------
Voice Mobility Inc.                            100%             Sept. 15, 1993         B.C. (now a CBCA corp.)

Voice Mobility Canada Limited                  100%              May 26,1999                Canada (CBCA)

VM Sub Limited                                 100%              May 26, 1999               Canada (CBCA)

Voice Mobility (US), Inc.                      100%             April 6, 2000                  Nevada
--------------------------------------- -------------------- --------------------- --------------------------------

CORPORATE/BUSINESS ORGANIZATION

         Our corporate and business organization is as follows:


     [CHART CONTAINING BOXES SHOWING OWNERSHIP STRUCTURE OF SUBSIDIARIES]

         Currently, we are focused on the commercial introduction and sale of our Unified Communications software suite that we launched in July 1999. From 1993 until early 1998, our predecessor developed and marketed voice mailbox servers and other messaging products using the IBM OS2 platform and generated aggregate revenues of approximately $930,000. In 1997, IBM elected no longer to support the OS2 platform and the industry transitioned from OS2 platforms to Windows NT platform based products. Thus, in early 1998, the focus of our predecessor's business by necessity shifted to research and development efforts needed to develop a Windows NT platform based product line and, as a result, since that time, there have been no significant revenues.

OUR PRODUCT

         We are engaged in the area of the telecommunications market known as "unified messaging." Our Unified Communications software suite facilitates the creation of a single personal digital mailbox that can receive multiple types of communication compatible with virtually all incoming formats or media. We will concentrate the marketing of our Unified Communications software suite to "Tier II" service providers who, in our management's opinion, are the most aggressive and responsive service providers in the marketplace to new software solutions. Tier II service providers include Wireless Service Providers, Competitive Local Exchange Providers (CLECs), Internet service providers (ISPs), cable operators and smaller incumbent local exchange carriers. In addition to marketing our product to Tier II service providers, we are also in the process of developing our Unified Communications product for the Tier I telephone carriers.

         Our Unified Communications software suite includes hardware and software components, and is supported with comprehensive user and administrative support documentation. Prior to install, customers are supplied with a hardware requirement specification that details the hardware components and network connections required to run Voice Mobility's Unified Communications software suite.

         Voice Mobility procures the hardware and delivers it to the service provider's location where it is installed by the service provider's trained technicians. We will be engaged to assist in the ongoing provisioning and monitoring of the systems to ensure the quality of service for the end users. The physical system will often be placed in the customer's central office or switching environment. Our Unified Communications software suite is a message management and call connect platform, which has been produced to meet the evolving requirements of service providers and their customers. Our Unified Communications software suite facilitates the creation of a single personal digital mailbox that can receive multiple types of communication compatible with virtually all incoming formats or media. Our product is based on our perception that, presently, many different types of end users and consumers must visit many communication locations in order to retrieve information or messages. We believe that many of these end users would subscribe to a service that simplifies the information retrieval process. Voice Mobility's Unified Communications software suite thus gives users mobility, allowing them to access messages generally at anytime or anywhere through a variety of devices.

         We believe that for mobile workers, constant access to voice-mail and faxes over a network has significant ramifications. Wireless providers offering unified messaging as a value-added service could gain significant benefits in the increase in per-minute usage for airtime generated by the placing and receiving of phone calls and for Internet access to downloaded e-mail, voice-mail and fax correspondence. Unified messaging ensures that messages are not lost as it creates a web-based reservoir of all incoming messages. For example, inbound cellular phone calls often do not reach their recipients because the recipient's phone is off, the recipient is out of range of the carrier's antennae, the volume of traffic is too high or for other reasons. We believe that increased messaging reliability is essential for business users who generate or receive messages. Because service providers generate chargeable airtime and create brand loyalty only when calls are completed, improved reliability enhances the provider's income stream and competitive position.

         With our service, subscribers are able to call a single telephone number that is associated with all other personal contact numbers. The system will cycle through personal numbers ultimately finding the subscriber. The call is then connected in real time to the subscriber. All messages are gathered in the single box to be reviewed, stored, forwarded, or acted upon from any access device: the Internet, a cellular phone, a fixed line phone, etc. Fax and e-mail messages can also be directed to a secondary fax machine or a temporary fax machine, such as one in a client's office or in a hotel. A number of companies are developing hand-held devices that can access e-mail. Our Unified Communications software suite is designed to be compatible with such devices.

         We have designed our Unified Communications software suite to function on industry standard hardware such as Intel processor-based servers. In addition, our solution uses peripheral hardware, such as communication boards, based upon open system architectures, which support basic standards. Thus, we have achieved compatibility with legacy equipment (equipment that is already in widespread use in the market) and adjunct hardware that may be designed to work in conjunction with Voice Mobility's Unified Communications software suite. This concept is also referred to as "backward compatibility." Our pragmatic reason to provide this legacy integration is that it allows for a sale into a customer that does not wish to decommission older equipment.

Each of our Unified Communications services are described below:

         VMI MESSAGE:

         VMI Message provides a single "unified mailbox" which enables a subscriber to check for voice and fax messages. Through the use of VMI Message, subscribers do not need to access faxes at the fax machine, or listen on the phone to consecutive voice messages. A mouse-click starts, stops or deletes a voice message or pops up a fax. The mailbox stores a complete record of all messages and these messages can be retained or forwarded just as any other e-mail. Traveling subscribers can use their e-mail program or their VMI Web page to send and receive messages anywhere where they have Internet access with confidentiality and without incurring long distance charges. VMI Message subscribers keep their phone numbers but forward their messages to their unified mailbox. They receive a VMI Fax number, which they also use to call and retrieve their voice and fax messages.

         VMI FAX:

         VMI Fax is a private secure fax-to-e-mail service. The service converts faxes to e-mail attachments that subscribers can view on-screen, print, save, or forward. Faxes remain confidential, instead of sitting in a common "in-box" for everyone to see. The subscriber has no need for fax machines or dedicated fax lines, as faxes are as easy to manage as regular e-mail. VMI fax subscribers receive a specified fax number. Faxes sent to the VMI Fax number are converted into e-mail attachments that can be viewed, saved, printed, forwarded, or sent to a local fax machine for printing. Finally, subscribers can receive fax notification via pager.

         VMI CONTACT:

         VMI Contact is our full service Unified Communications solution, combining all the features of VMI Message, described above, with the convenience of one phone number service. With VMI Contact, subscribers can merge all their wired and wireless communications, cellular telephone, pager, fax, home and office numbers, into a single phone number. VMI Contact subscribers receive a single contact phone number for voice, faxing and paging. Those upgrading from VMI Fax or VMI Message service use their VMI Fax number as their VMI Contact number. Callers dial one number; and the system "locates" them at the various telephone numbers they have specified. Subscribers retain complete control as they preset the calling sequence of the various contact numbers and notification via pager.

Features of our Unified Communications software suite:

         o Follow-Me-Find-Me - Subscribers can obtain one telephone number that people can call to locate the Subscriber at any phone at any time.

         o Greeting - Subscribers can change their customized greetings at any time by entering their personal identification numbers and following the instructions.

         o Fax - Users receive a dedicated phone number. Faxes can be forwarded to a fax machine for printing or converted to graphic files and attached to e-mail, accessible either through subscribers' e-mail or VMI's Web page.

         o Voice - Voice messages can be heard by telephone in the usual way. In addition, voice messages are converted to sound files and attached to e-mail, accessible through subscribers' e-mail or VMI Web page.

         o Internet/Web - Web access to all messages eliminates long-distance charges. The subscriber or ISP can customize web pages for branding, advertising, promotions and revenue generation. Web-based "inbox" displays a summary of waiting messages. Subscribers can forward or delete all messages or save to electronic folders in their computer's hard drive.

         o Pager Notification - Voice Mobility's Unified Communications software suite can also communicate using standard paging protocols and external paging and messaging gateways. A subscriber with an alphanumeric pager can be advised upon the arrival of a fax or voice mail. In addition, users can be informed of the number of the faxing or calling party.

         Further enhancements to this software, which are under development, will allow for the header of a fax to be sent to the pager as well as the name of the calling party from a voice mail.

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers. The product is scheduled to be deployed in the first quarter of 2002. We will pay US$ 5,700,000 over three years on a quarterly basis in cash or an equivalent amount in stock for Innovatia's services. Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services.

MANAGEMENT'S MARKET ANALYSIS

         A recently published report by The Radicati Group, entitled "Unified Messaging Market Trends 2000-2004", forecasts substantial growth in the unified messaging market over the next four years. Revenues from the sale of unified messaging products are anticipated to increase from $264 million in 2000 to nearly $3.76 billion worldwide by end of 2004. According to the report the most dramatic network growth will come from the Asia/Pacific region, where market share will grow from 8% to 19% by 2004 year-end. The unified messaging installed product base is expected to grow from 3.5 million in 2000 to approximately 120 million subscribers worldwide by year end 2004.

         According to the report service revenues are expected to show the most explosive growth, from nearly $38.8 million in 2000, to $9.8 billion worldwide by 2004. Radicati expects the fastest adoption of unified messaging services to come from Europe - this market will grow to a 60% share in 2002, up from 46% in 2000. The installed base of paid-for unified messaging subscribers is expected to grow from 525,000 in 2000 to 983 million subscribers by end of 2004.

         Overall, the report indicates that the messaging market has been growing rapidly:

         -Voice messaging markets currently are growing at approximately 18% to 21% per year, in contrast to the growth of the personal computer market that is estimated at approximately 4% per year.

         -The fax machine market is maintaining a growth rate of approximately 14% per year.

         -The number of e-mail users has been estimated to reach 1.5 billion by 2002.

         As global commerce and communications continue to evolve, the Internet is beginning to be viewed more as a utility than a toy. As a result, Internet builders and ISPs have the responsibility to ensure the Internet can be utilized with the same ease as the global telephone network. E-mail has become an essential tool in the Internet with burgeoning uses in e-commerce, research, and corporate and public communications. As e-mail props up the growth of the Internet, our management believes that those connected will require e-mail to provide a single communications interface carrying the electronic equivalent of a postcard as well as faxes and voice mail. Thus, we believe that Internet users will demand a single or "universal" inbox to introduce simplicity to message management and to redirect calls from office to home or from home to mobile. This functionality represents a significant step forward in reducing complexity and improving the power of the Internet.

         Furthermore, Radicati predicts that the messaging industry will shift from the e-mail, fax and voicemail integration of unified messaging, towards Unified Communications which includes enhanced functionality such as real time communication, internet access and content delivery via Wireless Access Protocol (WAP) enabled devices, and the ability to conduct e-commerce transactions.

         We believe we are strongly positioned for market growth in the future, with a solid Unified Communications software suite that provides unified messaging and real time calling capability via one number. We intend to continue to differentiate ourselves from other integrated communication software developers and vendors on the bases of speed of innovation and development, price/performance and ease of use. Our current research and development initiatives are centered on the belief that a broad mix of carriers, WSPs and ISPs will be central to the introduction of the communications service to the consumer and enterprise markets in the near future.

         The current downturn in the global stock markets, including the telecommunication sector, has led to major telecommunications carriers and Tier II providers to look for new products that will generate additional revenue and reduce their customer churn. Since unified communications is one such product, we believe that the market will continue to grow to the levels forecasted by independent and our own internal research.

MARKETING STRATEGY

         We are focusing our sales effort on selling products to the Tier II telephone carriers and ISPs experiencing the greatest level of growth.

         Our sales and marketing expenses over the next 12 months are expected to be as follows:

                Salaries                                         $1,824,000
                Commissions                                         456,000
                Advertising and trade shows                         360,000
                Travel and automobile expenses                      422,400

                Communications                                      103,740
                Other                                               321,275
                                                                 ----------

                Total                                            $3,487,415
                                                                 ==========

         Of the $3,487,415 total, approximately $3,200,000 is expected to come from the proceeds of the special warrant offering and the balance will come from other sources including existing working capital, sales revenues and further equity or debt financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

         Our marketing strategy is focused on completely understanding the needs of mid-size companies and their end users in the following market segments:

         o  Wireless service providers

         o  Competitive local exchange providers (CLEC)

         o  Internet service providers

         o  Network service providers

         o  Application service providers

         o  Content providers (local, regional and national portals)

         o  Cable companies

         While each of the above segments could produce customers, our current focus is on the first three outlined below.

WIRELESS SERVICE PROVIDERS

         As competition continues to increase in the wireless market, wireless providers are seeking innovative ways to increase profitability. Subscriber turnover is a major factor in profitability. Subscribers often "churn" so quickly that customer acquisition costs cannot be recovered. In some cases, it can take more than eighteen months for acquisition costs to be recouped, and up to three years before a subscriber's revenue provides an adequate return. Investing in customer loyalty and network innovation are the most common defenses against churning. In addition, all subscribers are not equally profitable. As in many service businesses, a small percentage of users account for the majority of revenues.

DATA CLECS

         Data CLECs, known as "DCLECs," base their business on the efficient delivery of data services. Some DCLECs are regional, others are wider in coverage, but most are focused on building high-speed data capacity and on selling bandwidth to wholesale and/or retail customers. Many DCLECs have developed divisions that sell Internet access, retail and wholesale, through large modem pools. These modem pools are distributed as portals around their network, serving multiple area codes or regions. For DCLECs, there is a significant opportunity in offering Internet based technology. Their primary corporate customers are already purchasing high-speed data connections from them, and have already demonstrated a need for a communications infrastructure. Thus, DCLECs are in a unique position to offer combined services.

         New technologies, known as digital subscriber loops or more commonly known as "DSLs," are designed to transmit more information and very high speed connections through the copper wire that connects most of the households in North America. DSL is growing quite rapidly in the CLEC market. These technologies have created an opportunity to offer voice and fax communications over the same lines to the advantage of the entire unified messaging market. We believe a DSL user would likely be quite motivated by the opportunity to combine all of its required services onto one medium.

VOICE CLEC

         Voice CLECs have generated business by providing competitive choices to business and residential users for the provisioning of local telephone lines. In some cases, several voice CLECs have augmented low margin local business by entering the long-distance business. Unified messaging offers the voice-based CLEC the opportunity to offer alternatives to the local phone company, both for provisioning the simple phone line and for enhanced service offerings.

         In order to stave off competitive threats, many of the voice centered CLECs are offering basic Internet services to their customers. We believe our Unified Communications software suite offers another opportunity to ward off the competition. The process of connecting one type of network to another is known as convergence. Typically, convergence is used to describe the connection of the Internet to the voice network and ability of both to carry information traditionally carried by the other. Convergent technology connects to both the telephone network and the newer Internet network to allow cost effective service offerings. This "bridging" technology combines characteristics from one medium into the other.

         Voice CLECs, principally based in the world of telephony, can add substantial value to their clients by facilitating voice access to data, such as voice mail that has originated on the Internet.

INTERNET SERVICE PROVIDERS

         This market segment has recently been undergoing both consolidation and re-engineering. With the increased competition for dial-up access, major providers in this market are looking for alternative ways to increase business and retain current customer base.

         With increasing consumer options for Internet access, many ISPs have begun to focus on vertical marketing with specialization in certain marketplaces. Other ISPs have begun to move in the direction of transmission of voice services by partnering with a CLEC or, in many cases, applying for CLEC status themselves.

KEY ALLIANCES

         We have invested in the development of key industry relationships. During 2000, we formed a number of strategic partnerships with high tech companies whose telecommunications and other expertise will help us develop, refine and distribute our Unified Communications solution. Voice Mobility is proud of the company we keep. We have joint development programs or use component software from the following vendors and organizations:

         Microsoft - Voice Mobility is a member of the Microsoft Certified Service Provider Program (MCSP), which provides us with early access to Microsoft's software. This means we are quicker to market with our product development and innovations.

         Dell - Voice Mobility has a long-standing relationship with Dell Computers. Dell's custom factory integration services help us automate the installation and gives customers faster delivery and assured high quality performance. We rely on Dell to build its servers, configure and install the platform and take care of the testing and quality assurance prior to shipping. Our current method for producing and distributing our Unified Communications platform is to utilize Dell's facilities in Austin, Texas (for North American customers) and Limerick, Ireland (for European customers). Dell Computers is our platform manufacturer, software installer and system tester. As our client base expands in Asia, we anticipate our platforms will begin to be configured in Dell's facility in China. Dell supplies all of the component parts for our platform.

         Aliant - Aliant Inc., one of Canada's leading telecommunications and IT companies, has an equity position in Voice Mobility. Through their LivingLAB innovations environment, Aliant and Voice Mobility work closely to develop, test and deploy our Unified Communications platform. On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers. The product is scheduled to be deployed in the first quarter of 2002. We will pay $5,700,000 over three years on a quarterly basis in cash or an equivalent amount in our common stock for Innovatia's services. Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services.

         Telcordia - In collaboration with Innovatia and their LivingLAB(TM) and Telcordia, we will develop a "Next Generation" unified communications solution for Tier I telecommunication carriers worldwide.

         Phone.com - As a member of the Phone.com alliance program, Voice Mobility receives access to the latest technological advancements in wireless message retrieval systems. Technology applications, such as those provided by Phone.com will help Voice Mobility develop a product that meets the needs of the wireless market.

         Natural MicroSystems - Our alliance with Natural MicroSystems provides access to a broad range of development resources, sales and marketing opportunities and networking avenues.

         TARA - As an associate member of the Telecommunications Applications Research Alliance (TARA), Voice Mobility gains expertise, investment funding and access to TARA's lab facilities. This membership enables us to develop new services, applications and products related to communications networks.

INTERNATIONAL MARKETS

         We believe international markets should offer us particularly strong opportunities. Advanced international markets are being fueled by rapid deregulation, the rise of the Internet and competition. Emerging markets are being fueled by the very basic need for high performance, low cost telecommunications infrastructure. In these developing markets, ongoing problems exist in delivering high capacity phone or data services to the population. The problem is only now beginning to be addressed.

         We perceive a specific opportunity in jurisdictions where local telephone access is measured and billed at a per-minute usage rate. ISPs within these jurisdictions have begun to move toward providing free Internet service to their subscribers preferring to gain revenue by taking a percentage of the telephone usage charges. Thus, an ISP which is able to decrease the number of calls a subscriber must make to access all of the incoming messages (i.e. voice-mail and fax mail delivered by e-mail) will likely win a greater local market share.

         In the interim, we believe we have a particular opportunity as our Unified Communications software suite can be used in conjunction with a wireless data service to deliver voice mail and fax services to users beyond the reach of common carrier voice services. While a particular user may not have a phone connection, he may have a wireless Internet connection. Voice Mobility's Unified Communications software suite can be used to provide a working phone number with voice mail and fax services to this user despite the fact that the telephone carrier cannot.

         To date, Voice Mobility has signed contracts in Bermuda, Barbados, Taiwan, Venezuela, Malaysia and the United Kingdom. In both Bermuda and Barbados, the contracts were signed with the incumbent telecommunications service provider while in Taiwan we provide competitive IP based voice and data services. In Venezuela, the service provider is focused on supplying Spanish-language communications services, including long distance, web hosting, ISP, and Voice over Internet Protocol (VoIP) services, mainly to small and medium size enterprises in Latin America.

         In early 2001, Voice Mobility signed two contracts with the UK division of large international telecommunications companies - Metromedia Fiber Works and Jippii. These agreements stipulate that the two companies will market Voice Mobility's Unified Communications platform to their current and potential customer base in the United Kingdom.

COMPETITION

         Segmentation of the unified messaging market has begun to take place. The market has become divided into two main camps: service provider platforms and enterprise platforms.

         SERVICE PROVIDER PLATFORMS: A service provider platform is built to meet the high capacity and high resiliency needs of the carrier environment. Typically, carrier grade systems will have fault tolerant fail-over capability and be able to handle thousands of subscribers. In addition, a fully featured billing engine is often designed directly into a carrier grade product.

         ENTERPRISE PLATFORMS: An enterprise platform is designed to connect to a PBX system already in place and typically functions with facilities more commonly found connecting office systems. Capacity is typically under 500 users.

         Vendors developing solutions for enterprise platforms are not considered by management as direct competitors. Only those companies whose main focus is on developing products for service providers are considered direct competition.

         We believe our primary direct competitors in the unified communications space are ShareMedia, PulsePoint, Centrinity, Tornado, and NoticeNow.

         ShareMedia provides outsourced IP Messaging solutions, billing and network management to telecommunications companies, wireless service providers, Internet service providers, web portals and applications service providers. Product features include Find Me/Follow Me, caller ID, conferencing, instant notification and calendar options. Prior to 2000, sales efforts were focused in Asia and Europe, however they now intend to aggressively pursue North American service providers over the next 18 months.

         PulsePoint develops a unified communications product targeted at competitive local exchange carriers, wireless service providers and Internet service providers. They have experienced some success in the marketplace and differ from Voice Mobility through such features as name to speech, speech recognition and integrated fax messaging. Their customer base includes such notable companies as GTE, Pacific Bell, Scottish Telecom, Sprint and Nextlink Communications.

         With a focus on the education sector, Centrinity is committed to creating integrated communications environments that help people collaborate on-line. Enhanced features include calendaring, on-line learning, pda compatability and product availability in 9 languages.

         Tornado is a unified messaging company that integrates e-mail, voicemail, faxing and paging into a single web-based inbox. Special features include text-to-speech, voice recognition, message broadcast, e-mail consolidation, scheduling, and programming in multiple languages. Although they target all service providers, special marketing efforts are concentrated on obtaining a foothold in the Internet service provider market.

         NoticeNow specializes in private labeling and co-branding of advanced integrated messaging and call connect technologies. Internet Service Providers, telcos, portals and wireless service providers are their targets, however particular attention is paid to education. They have a strong presence in the European marketplace, and are planning aggressive marketing campaigns in North America.

We believe our competitive advantages over the above competitors are as follows:

         o Voice Mobility's Unified Communications software suite works with any e-mail program, meaning that the end user does not need to change their e-mail address. Users simply use their existing e-mail system with our Unified Communications software suite.

         o With Voice Mobility not hosting the e-mail application, one point of failure for all messages is eliminated. In other words, if the Unified Communications system was to experience an outage, the e-mail system is still operating. Without Unified Communications, there are three points of failure - the voice mail system, the fax machine, and the email system. One point of failure is a concern for businesses buying the service. VMI feels that e-mail hosting is a business on its own as is Unified Communications.

         o Service Provider cost of entry into the category - We believe we are able to eliminate the risk involved for a service provider to enter the category. Voice Mobility Inc. has a pricing model that changes the buying decision from a capital expense to an operating expense. In exchange for a monthly license fee per user, Voice Mobility installs the Unified Communications software suite servers at the customer's site.

         o Market experts - Voice Mobility is approaching the market from an end user needs point of view versus a technology point of view. Extensive marketing efforts are being made to define end user needs and attributes. This information will be shared with the service provider to ensure their success.

         There are also unique competitors that straddle the marketplace, in that they both develop software and sell solutions to retail customers. Jfax.com, Inc. is an example of a company that offers a fax and unified messaging service to consumers while, at the same time, attempting to develop products to be sold to ISPs and telecommunications companies. Other companies in this category include Comverse, General Magic and Orchestrate. In our management's opinion, many of the potential customers of Jfax and other such companies will view them as competitors on the retail level.

         The international strategy that we have developed includes using high-level system integrators to provide full service consulting and engineering services to emerging carriers. This strategy is based partly upon securing knowledgeable and reliable IT consulting firms in the country or region of development and upon building products that have an easy and intuitive interface. This interface is designed to translate into other languages without excessive development burden. The strategy is built upon a complex software architecture readily adaptable to foreign languages that, by extension, creates market advantage by easing entry into foreign markets. This advantage, while unique, is replicable by a motivated competitor.

PRICING STRATEGY

         Our ongoing objective to establish alliances with our key vendors, has ensured their understanding of our long-term goals, and has resulted in very competitive price points for our system. We have been able to achieve very high levels of functionality and performance from our Microsoft NT-based servers, giving us a wide price advantage compared to the competing systems that are Unix based.

         Voice Mobility's Return On Investment pricing model allows for very low start-up costs and as the service providers succeed, Voice Mobility succeeds. The notion driving this pricing model enables us to remove significant barriers to entry for service providers of any size.

         Typical commercial licensing contracts are anticipated to be signed for a two or three year term, include volume price breaks and minimum mailbox levels per month. All software and support is included in the cost per user license.

         As the market forces dictate, we will continually refine and customize our pricing strategy to meet the needs of the market.

Research and Development

         We are currently developing two product streams. Our Tier I product which is targeted at carriers with hundreds of thousands of subscribers while our Tier II product which is targeted at those carriers with thousands of subscribers.

         The Tier II product is in commercial production with scheduled upgrades for internationalization, foreign language capabilities, text to speech and other user interface features to be completed in the next 12 months. Our own research and development team is conducting all of the development for the Tier II product.

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers. The product is scheduled to be deployed in the first quarter of 2002. We will pay US$ 5,700,000 over three years on a quarterly basis in cash or an equivalent amount in our common stock for Innovatia's services. Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services.

SIGNIFICANT CUSTOMERS

         During the first quarter of 1998, MTT (which has subsequently merged with other incumbent telephone companies to form Aliant Inc.), based in Halifax, Nova Scotia, one of Canada's incumbent telephone companies, contracted with Voice Mobility to deploy a technical and marketing trial of products developed by Voice Mobility in Nova Scotia. MTT conducted extensive testing for technical performance and also for customer preferences and requirements. MTT's feedback enabled VMI to refine its products to improve functionality and usability.

         Voice Mobility and MTT had jointly agreed to conduct product trials in Nova Scotia with a view to developing enhancements suitable for launching the service in Nova Scotia and exporting it to other service providers in the telecommunications industry.

         MTT was both a key early stage customer, a critical partner in building the business, as well as one of our shareholders. They contributed monetary support and intellectual and technical network expertise to the value of our initial product, VoicePlus. This value-add was documented by MTT for the duration of the product trial and was recognized by Voice Mobility as an investment in the success of both the launch of the product in Nova Scotia and export opportunities. During the technical trial, we were obligated to provide the hardware, software, and technical testing. MTT was obligated to provide network human resources, network architecture planning, network connectivity, as well as the testing location.

         During the trials, we were obligated to provide a user manual, on-site/off-site server support, software that complied with the specifications list as per the technical trial results and training of MTT Network personnel for administration and provisioning of the server. MTT was obligated to provide a manual revision, customer support, research as outlined in a research plan, service definition, business case, and a campaign brief. We received from MTT $97,011 in connection with sales arrangements from the first sale in September 1997 to December 31, 1999.

         One of our first opportunities to work with MTT was in the preparation of a joint proposal to Cable and Wireless Bartel located in Barbados that serves a market size of approximately 1,000,000 people. Bartel agreed to purchase and deploy our Unified Communications software suite in its business and consumer markets, subject to a technical and market trial of our products. We provided, with MTT, training, implementation, planning and marketing training and support.

         The recent involvement of MTT in a Pan-Atlantic consolidation of incumbent telephone companies has created a new company, Aliant, Inc. The size of the market served by Aliant is in excess of 2 million people and present annual revenues are in excess of Cdn$2.0 billion. MTT garnered Cdn$716,000,000 in revenues in its last fiscal year.

         In April 2000, we signed a licensing agreement with Ikano, a U.S. based ISP specializing in Internet branding. Ikano will feature Voice Mobility's Unified Communications software suite as a value-add to their existing service brands.

         In May 2000, Innovatia, a wholly owned subsidiary of Aliant licensed our technology. Voice Mobility's Unified Communications software suite will be used to strengthen Innovatia's current telecommunications offering, making their package even more appealing to existing and potential customers throughout Canada and the US.

         In January 2001, Voice Mobility signed a three-year agreement with LD Telecom to deploy VMI's Unified Communications solution in Venezuela, Columbia, the Dominican Republic, Ecuador, El Salvador, Guatemata and Peru. This is Voice Mobility's first deployment in Latin America and the agreement includes a target of 80,000 unified mailboxes in the first year.

         In January 2001, Voice Mobility signed a contract with Jippii UK, a leading UK Internet Company and a subsidiary of Finland's Jippii Group. Jippii would market VMI's Unified Communications software suite to its customers.

         In February 2001, Metromedia Fiber Network UK (MFN), a subsidiary of the US-based Metromedia Fiber Network, agreed to market VMI's Unified Communications software suite as a value-added service to its customers. When MFN's international network is complete it will comprise a fiber-optic infrastructure of 3.6 million miles in 67 cities.

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers. The product is scheduled to be deployed in the first quarter of 2002. We will pay US$ 5,700,000 over three years on a quarterly basis in cash or an equivalent amount in stock for Innovatia's services. Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management, administrative and support services.

         On June 5, 2001, we entered a three-year contract with Haddad Advanced Technology Company (HATC) Malaysia, a messaging products and services provider in Malaysia. The contract sets a first year target of 100,000 users.


         On June 20, 2001, the Company signed a three-year contract with International Telecom Plc, a UK-based licensed Telecom Operator, with its own infrastructure network, in which International Telecom will deploy Voice Mobility's Unified Communications platform to its 50,000-plus business customers, utilizing its resellers. The three-year contract will generate a minimum of Cdn.$200,000 in revenue and sets a first year target of 25,000 unified communications mailboxes. As this target is met, the Company's revenue will be over Cdn.$1 million per year on an annualized basis.



         On June 26, 2001, we signed a three-year contract with Wave3 Communications, Inc., a national telecommunications company that sells brand name telecommunications products and services across the U.S. Over the three year term the contract provides VMI with revenues of at least Cdn.$500,000.


LICENSES AND TRADEMARKS

         All copyright and trade secret rights in any software modifications, enhancements, and improvements and new developments made to VoicePlus, predecessor name to Radi8, in the course of the product trials are owned by Voice Mobility.

         We have applied or intend to apply to register the trademarks, "Voice Mobility(TM)", "Follow-Me-Find-Me(TM)", "Radi8(TM)", and "Unified Communications(TM)" in both the United States and Canada.

         We have joint development programs or use component software from the following vendors and organizations:

         o  Microsoft Corporation
         o  Allaire Corporation
         o  Natural Microsystems
         o  Aliant
         o  TARA
         o  Dell Computers
         o  SendMail Inc.
         o  Phone.com

         Microsoft Corporation provides the NT Operating System and the framework for the relational database (SQL Server). This represents approximately 25% of the code base. SendMail, a small Internet mail utility used to route and manage email in the product, represents a further 2%. We also use a product called "Cold Fusion" developed by Allaire Corporation. This is a web-based utility to build web pages that can extract data directly from a database. This represents approximately 5% of the code base.

         Where applicable, we have joined the developer programs of each of the companies named above and will seek any opportunity to leverage partner programs or develop relationships where possible. While we have written all of our software to utilize component software from these developers, we have had extensive experience with competitive offerings. Although the loss of one of these key software vendors would result in development delay, our management does not consider that a prolonged delay would be likely.

         We do not hold patents on our products or processes. We rely primarily on a combination of trade secrets, copyrights, trademarks and contractual provisions to protect our intellectual property rights. We also limits access to and distribution of our proprietary information.

EMPLOYEES

         As of June 1, 2001, we employed 64 people, 18 of who are engaged in marketing and sales, 38 in research, development and support, and 8 in management and administration. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

         We have assembled a team of computer engineers, sales professionals and developers that are skilled and knowledgeable in unified communications. The senior management collectively has over 120 years of high-tech and 30 years of experience in our industry. We expect to continue to hire employees who are experienced in all aspects of developing, marketing and selling Unified Communications solutions as required.

                                 FACILITIES

         Our United States office is located in shared office premises at Suite 200, 5031 South Ulster Parkway, Denver, Colorado, 80237 under a month-to-month arrangement with the lessor of the premises who is not affiliated with us. We pay no rent under an oral understanding.

         In December 1999, we relocated the offices of our operating subsidiary, VMI, and entered into a lease of approximately 4,900 square feet at 13777 Commerce Parkway, Richmond, BC V6V 2X3 at a basic rate of Cdn$75,950 per year plus expenses. Payments commence April 1, 2000 and the lease expires December 31, 2002.

         VMI leases an engineering facility at 20 - 3318 Oak Street, Victoria, BC, V8X 1R1, of 5,387 square feet, under a lease with an unaffiliated party that expires on May 31, 2004, at Cdn$128,931 per year.

         Additional sales offices include shared facilities rented at 445 Park Avenue, 9th Floor, New York, NY, 10022 for $3,000 per month; at 140 Tabernacle Street, Suite 44B, London, England EC2A 4SD for $2,000 per month; 16633 North Dallas Parkway, Addison, Texas, 75001 for $1,050 per month. Each of such additional sales offices are leased on month-to-month terms.

         We believe that existing facilities are adequate for our needs through at least the end of 2001. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

         Our property and equipment are carried at cost. Amortization is provided using the straight-line method over the assets estimated useful lives as follows:

              Computer equipment                     3 years
              Computer software                      2 years
              Office equipment and furniture         5 years
              Leasehold improvements                 Term of the lease

         We changed our amortization policy in 2000 from the declining balance method to the straight-line method. The cumulative effect of this change in accounting policy is not significant to the Consolidated Financial Statements.

         Real estate lease commitments as at December 31, 2000 for the base rental payments for offices and equipment that expire through 2005 are as follows:

       2001       $179,000
       2002        158,000
       2003         84,000
       2004         84,000
       2005           ----
   ----------------------------
                  $505,000

         The rental expense charged to the consolidated statements of operations in 2000 amounted to $189,000 [1999 - $109,000; 1998 - $44,000].

BACKGROUND AND RECAPITALIZATION

         Our predecessor company, Voice Mobility, Inc., was incorporated in 1993, as a British Columbia corporation and was subsequently continued under the laws of the Canada Business Corporation Act of 1998. In December 1997, the shareholders of Voice Mobility, Inc. entered into a transaction with Acrex Ventures Ltd., an inactive company listed on the Vancouver Stock Exchange with no business operations, through which the Voice Mobility business plan would be financed. Prior to entering into the agreement with Voice Mobility, Inc., Acrex had approximately 150 shareholders, excluding participants in the Acrex private placements.

         The proposed transaction with Voice Mobility, Inc. was intended to be a "reverse takeover" by Voice Mobility, Inc., and characterized as a recapitalization of Voice Mobility, Inc. for accounting purposes.

         Between December 1997 through March 1999, Acrex consummated a series of four private placements undertaken in Canada, and raising an aggregate of Cdn$2,022,500 (approximately $1.4 million). In each private placement, investors were offered units consisting of Acrex common shares and warrants to acquire Acrex common shares. Pending regulatory approval and finalization of the transaction between Acrex and Voice Mobility, Inc., the net proceeds of such private placements of approximately $1.26 million were loaned to Voice Mobility, Inc. to fund research and development activities, operations, and working capital.

         On August 30, 1998, Acrex applied to the Vancouver Stock Exchange to approve its acquisition of Voice Mobility, Inc. as the basis for its first business operations. However, by March 31, 1999, the application had not been approved by the Vancouver Stock Exchange, being still in process, and the share acquisition agreement between Acrex and the Voice Mobility, Inc. shareholders expired. Because of these continuing delays, management of Acrex and Voice Mobility, Inc. decided to pursue other sources of financing to expedite the strategy.

         Thus, in March 1999, as an alternative to financing Voice Mobility's business plan through Acrex, the directors and certain principals and shareholders of Voice Mobility, Inc. and Acrex initiated discussions with Equity Capital Group, Inc., an unrelated Nevada corporation with shares listed on the OTC Bulletin Board. The discussions were focused on structuring a transaction in which the combined shareholders of Voice Mobility, Inc. and Acrex and the investors in the Acrex private placements would acquire control of Equity Capital. Because the Acrex private placements contemplated the combination of Voice Mobility, Inc. and the financing of Voice Mobility's business plan, the principals of Voice Mobility, Inc. and Acrex effectively worked in concert as the effective shareholder or "stakeholder" group implementing the Voice Mobility business plan and the concept contemplated by the original "reverse takeover" plan. Further, the three directors controlling Voice Mobility, Inc., were also Directors of Acrex and effectively controlled the board of directors of Acrex.

         Equity Capital's acquisition of Voice Mobility, Inc. was intended to mirror Acrex's application to the Vancouver Stock Exchange in August 1998 to provide the investors in the Acrex private placements with essentially the same economic position in Equity Capital as they would have expected in the acquisition of Voice Mobility by Acrex. This would be accomplished by mirroring the capital structure of Equity Capital to the proposed capital structure of Acrex as proposed to the Vancouver Stock Exchange. Thus, the number of common shares and warrants of Equity Capital which each investor in the Acrex private placements would receive was intended to mirror the number of shares and warrants to have been received in the form of Acrex Units.


         On March 31, 1999, pursuant to a debt settlement agreement, the Company issued warrants to purchase 101,000 shares of common stock to Ernest Weir Gardiner, in settlement of a loan made by Ernest Weir Gardiner to Voice Mobility Inc. in the principal amount of $33,000, including accrued interest. The warrants were exercisable until December 2000 at an exercise price of $0.35.

         On April 1, 1999, certain principals of Voice Mobility Inc. took the first steps to implement the Voice Mobility business plan through Equity Capital by entering into a stock purchase agreement with Equity Capital and its majority shareholder to acquire an aggregate of 8,418,000 common shares of Equity Capital, representing over 90% of the outstanding common stock of Equity Capital for a cash purchase price of $200,000. Of such 8,418,000 shares, 8,293,000 shares were newly issued shares and 125,000 shares were acqu1ired from Equity Capital's majority shareholder. The $200,000 purchase price was placed in trust with Equity Capital's attorney subject to the closing of Equity Capital's acquisition of Voice Mobility (which was consummated on June 24, 1999 as described below) and other conditions. Among others, the April 1, 1999 agreement also contemplated that Equity Capital would be a "shell" corporation, with no assets or liabilities. From April 1999 to June 24, 1999, Equity Capital completed the assignment of its remaining assets and liabilities to Pioneer Growth Corporation, an unrelated third party. The 8,418,000 shares of Equity Capital were held in trust by attorneys-in-fact for the purchasers subject to the closing of the acquisition of Voice Mobility.

         Following April 1, 1999, the original shareholders of Voice Mobility Inc. were advised that they could face significant Canadian income tax liability as a result of a cross-border transaction with the U.S. entity Equity Capital. The shareholders of Voice Mobility Inc. immediately thereafter began to seek legal counsel and tax advisors with sufficient professional experience in such dealings. It took some time to find and retain qualified securities counsel and tax accountants with experience in such transactions. Once the tax accountants and securities lawyers were consulted it was determined that the most effective means of minimizing personal Canadian taxes for the Voice Mobility Inc. shareholders and to comply with Canadian tax legislation, required the formation of a new corporation, Voice Mobility Canada Limited (commonly known as "VM Canada"), as a wholly owned subsidiary of Equity Capital. The formation of VM Canada took time to complete because certain special share rights had to be properly structured and drafted, various name searches needed to be conducted, and the company needed to be incorporated and capitalized.

         Thus, on June 24, 1999, Equity Capital, through its newly created wholly owned subsidiary, VM Canada, acquired 100% of the outstanding common shares of Voice Mobility, Inc. In such acquisition, the shareholders of Voice Mobility, Inc. exchanged their shares of Voice Mobility, Inc. for 6,600,000 exchangeable shares of VM Canada. Each VM Canada exchangeable share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and is entitled to the same voting, dividend and other rights as one VMII common share. In addition, a share of Series A preferred voting stock was issued to the transfer agent in trust for the holders of the VM Canada exchangeable shares, to provide a mechanism for holders of the VM Canada exchangeable shares to exercise their voting rights. We consider each exchangeable share as equivalent to a share of our common stock. Concurrent with this transaction, Equity Capital changed its name to our current name, Voice Mobility International, Inc.

         Following the completion of the acquisition of Voice Mobility, Inc., on July 1, 1999, the $200,000 purchase price for the 8,418,000 common shares of Equity Capital was released by Equity Capital's attorney.

         Following completion of the acquisition of Voice Mobility, Inc., VMII (formerly Equity Capital) took the next steps in fulfilling Acrex's obligations to its investors under the Acrex private placements. The 8,418,000 shares of Equity Capital held by the attorneys-in-fact were issued as follows: 5,010,907 shares were issued to the Acrex private placement investors, with each of the Acrex private placement investors allowed to participate in such offering substantially pro rata in relation to their participation in Acrex; 2,256,093 shares were issued to certain original shareholders of Acrex; 101,000 shares were issued to an original shareholder of Voice Mobility Inc.; and 1,050,000 shares were issued to certain finders and outside professional advisors who assisted in the consummation of the combined April 1 and June 24 transaction.

         On June 30, 1999, VMII completed its undertaking to fulfill Acrex's obligations to its investors under the Acrex private placements by issuing warrants to acquire an aggregate of 4,793,000 shares of common stock of VMII to the investors in the Acrex private placements. Such warrants were issued to the investors substantially pro rata to the number of warrants the investors were to have received in each of the Acrex private placements, at the same exercise prices, as adjusted for the currency translation from Canadian dollars to U.S. dollars. Thus, upon completion of transactions, the original investors in the Acrex private placements received, in the aggregate through the April 1999 offering of common stock and the June 1999 offering of warrants, substantially the equivalent economic terms in the form of VMII common stock and warrants, which they would have received in the Acrex Units. As a result, Acrex discharged its obligations under the private placements.

         Upon completion of such transactions at June 24, 1999, the stakeholders in Voice Mobility and Acrex (consisting of the original shareholders of Voice Mobility, Inc. (43%), certain shareholders of Acrex (15%), and the investors in the Acrex private placement (32%) held approximately 90% of the capital stock of VMII (formerly Equity Capital), thereby constituting a recapitalization of Voice Mobility, Inc. through the acquisition of Equity Capital.

                                LEGAL PROCEEDINGS


         On April 23, 2001, Breakthrough Financial Marketing Inc., a former consultant to Voice Mobility, issued to us a Notice of Intention to Arbitrate under the Arbitration Act (Alberta), claiming breach of contract by Voice Mobility Inc. and/or Voice Mobility International, Inc. relating to consulting services and registration of stock options. The relief sought by Breakthrough are damages under several causes of action for an aggregate of approximately $900,000 and an order that the consulting contract be renewed, as well as alternative relief in the form of fair value compensation, interest and costs. We believe that there is no substantive merit to the claims and we intend to vigorously defend the action. On June 4, 2001 Voice Mobility filed an Arbitration Statement of Defense and Counterclaim against Breakthrough Financial Marketing Inc. for damages aggregating to approximately $1,500,000.


         We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are not currently involved in any other proceedings which we believe will materially and adversely affect us.

                                   MANAGEMENT

The following table sets forth the names, positions and ages of our executive officers and directors. All members of management are employed full-time by the Company and each has signed a non-competition and non-disclosure agreement. All our directors serve until the next annual meeting of shareholders or until their successors are elected and qualify. The board of directors elects officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.


--------------------------------------------------------------------------------------------------------------
NAME                                     AGE      POSITION                          MUNICIPALITY OF RESIDENCE
--------------------------------------------------------------------------------------------------------------
James J. Hutton                          35       President, Chief Executive        Langley
                                                  Officer and a Director
--------------------------------------------------------------------------------------------------------------
James Hewett                             49       Chief Financial Officer and       Surrey
                                                  Treasurer
--------------------------------------------------------------------------------------------------------------
David Grinstead                          43       Exec. Vice President, Business    Delta
                                                  Development
--------------------------------------------------------------------------------------------------------------
William Gardiner                         45       Vice President, Business          Halifax
                                                  Development
--------------------------------------------------------------------------------------------------------------
Budd Stewart                             47       Vice President, Operations        Victoria
--------------------------------------------------------------------------------------------------------------
Randy G. Buchamer                        44       Chairman of the Board of          North Vancouver
                                                  Directors
--------------------------------------------------------------------------------------------------------------
David J. Raffa                           43       Corporate Secretary               North Vancouver
--------------------------------------------------------------------------------------------------------------
William E. Krebs                         54       Director                          Salt Spring
--------------------------------------------------------------------------------------------------------------
David Scott                              66       Director                          Vancouver
--------------------------------------------------------------------------------------------------------------
Morgan Sturdy                            49       Director                          West Vancouver
--------------------------------------------------------------------------------------------------------------
Robert E. Neal                           46       Director                          Saint John
--------------------------------------------------------------------------------------------------------------

         James J. Hutton was appointed President on June 29, 2001 and appointed to the Board of Directors in June of 1999 and has served as Chief Executive Officer and a Director of our subsidiary, VMI since 1998. From January 1998 to the present, Mr. Hutton has also served as a director of Acrex Ventures Ltd. From 1990 to the present, he has also served as Director and President of South Sycamore Group Holdings, a family company involved in diversified investments. Mr. Hutton served as Canadian Regional Manager for Ascend Communications (1995-1998). He served in various capacities for Gandalf Systems, Inc., from 1989 to 1995, starting as a sales executive and becoming Western Regional Manager. From 1987 to 1989, Mr. Hutton was a Sales Trainee in the Automotive Electronics Group of Amp of Canada. Mr. Hutton attended the University of British Columbia.


         James Hewett, our Chief Financial Officer, was appointed in May 2000. Prior to joining Voice Mobility, Mr. Hewett was Vice President, Finance and Administration for Steels Industrial Products Ltd. From 1997 to 1999, he served as Chief Financial Officer with Nice Systems Canada Ltd., a computer telephony interface provider of call logging and quality performance products for call centers. In 1997, Nice Systems acquired Dees Communications Ltd., a developer of telephony hardware products and software products used for quality improvements in call centers. From 1993 to 1997, Mr. Hewett served as Chief Financial Officer with Dees Communications Ltd. Mr. Hewett received his Bachelor of Science from the University of British Columbia and is a member of the British Columbia Institute of Chartered Accountants.

         David Grinstead, our Executive Vice President, Business Development, was appointed in March 2000. Mr. Grinstead was a director from May 1999 to March 2000. Before joining Voice Mobility, Mr. Grinstead was the Director, New Business Opportunities-Telecommunications at Aliant Inc., a telecommunications and data services organization based in Eastern Canada, with assets of $3 billion and annual revenues of $2.0 billion and the parent company of Maritime Tel & Tel. He is responsible for the development of new business opportunities, services, and products with a particular focus on the creation of exportable business, intellectual property and e-commerce opportunities as well as the development and implementation of new business development and e-commerce strategies. From 1997 through January 1999, Mr. Grinstead was Vice-President, Market & Technology Development with The Bermuda Telephone Company Limited, Hamilton, Bermuda. In this capacity, Mr. Grinstead was responsible for all revenue generation, business development, strategic planning and corporate communications activities. Mr. Grinstead also held full operating responsibility for BTC Mobility, the cellular subsidiary, and was Chairman of the Board of Logic Communications Inc., Bermuda's largest Internet service provider and systems integrator. Immediately, prior to joining The Bermuda Telephone Company, Mr. Grinstead was Vice-President, Customer Solutions and Service of Northwestel Inc., a subsidiary of Bell Canada Enterprises and President of Northwestel Cable TV Inc, and Executive Vice-President of Ardicom Digital Communications Inc. He previously was Chief Operating Officer of MultiServices Canada Inc, and held senior management roles with Picker International and DHL Worldwide Express.

         William Gardiner has been Vice President - Business Development since May 1998. William Gardiner served as President from November 1997 to April 1998, and served as a consultant from 1995 to 1997. At Voice Mobility, he engineered the basic concept of the "follow me" number which is an integral feature of our Unified Communication software suite and was responsible for introducing the first e-mail to voice service in Canada, as well as call connect, same line fax, fax to voice, and e-mail to voice. Mr. Gardiner earned a Diploma in Computer Technology from Computer Data Institute in 1989. Mr. Gardiner is the son of Edith Both, a former Director of VMII, and Ernest Weir Gardiner, the President of VMI from September 1993 to October 1997.

         Budd Stewart has served as Vice President - Operations since June 1999. From 1997 to 1999, he was Director of Operations at Enhanced Cellular Systems Inc. where he was responsible for negotiating and maintaining various U.S.A. carrier agreements and operating systems, as well as installation and maintenance of the U.S.A.-based credit card cellular payphone network. From 1995 to 1996, he was Director of Customer Service for Prime Copy Office Systems where his responsibilities included service, refurbishing and warehouse operations at Canada's largest Mita copier and Panafax facsimile dealer. Mr. Stewart served as Director of Technical Operations, at Savin (Ricoh) Canada from 1994 to 1995 at which firm he was in charge of ten branches in Western Canada with a staff of over 90 service personnel. From 1989 to 1993, he was President and owner of Stewart/Scotvold Holdings, a project manager for non-residents in custom home construction. Bell Canada and Bell Canada International employed Mr. Stewart from 1976 to 1989 in various capacities, successively Section Manager - Repair Service Bureau, Director Operations - Customer Service and Director Cost and Results. In this last capacity, he was responsible for negotiating and tracking the $3 billion annual operating expense budget of the seven business units of Bell Canada. Mr. Stewart received a Bachelor of Arts from University of Toronto.

         Randy G. Buchamer was appointed Chairman of the Board of Directors in September 2000 and has served as a director since August 1999. Mr. Buchamer served as the Managing Director of Operations for the Jim Pattison Group and was responsible for supporting the $4.4 billion operations of 55 companies owned by the Jim Pattison Group. He has served from 1996 as Vice President and Chief Operating Officer of Mohawk Oil Retail SBU and from 1989 to 1996 as Vice President Corporate Services and Chief Information Officer for Mohawk Oil Company. From 1987 to 1988, he was Retail Market Specialist for Digital Equipment of Canada Limited. Mr. Buchamer founded and served, from 1981 to 1988, as President of Vartech Systems Corporation and RB Computer Products, an IBM value added reseller and North American software publisher and distributor of retail, distribution and manufacturing software solutions. From 1979 to 1981, he was Sales Manager and, from 1978 to 1979, a Sales Representative for Micom Canada Ltd. He received his condensed Executive MBA from Simon Fraser University's Executive Management Development Program in 1994 and attended the Business Administration program at the University of Illinois. Mr. Buchamer sits on the Board of several public companies.


         David J. Raffa was appointed Corporate Secretary in April 2000.
Mr. Raffa holds a B.Sc. and LL.B and is a partner of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm located in Vancouver. Prior to joining Catalyst in 1999, Mr. Raffa was a partner with the Vancouver law firm Campney & Murphy from 1993 to 1998. Mr. Raffa has over 15 years experience in working with and advising technology companies, with a focus on start-ups. He has also co-founded a private software development firm and serves as a director or officer of a number of internet/e-commerce and technology companies, including companies listed on the Canadian Venture Exchange and The Toronto Stock Exchange.


         William E. Krebs was appointed to the Board of Directors in June 1999 and has served as the Chairman of the board from 1995 to September 2000. From 1995 to September 2000, Mr. Krebs was our Treasurer and Secretary. From January 1995 to the present, Mr. Krebs has also served as a director of Acrex Ventures Ltd. He also has served as President and a director of Pacific Western Mortgage Corp. since 1987 and served as President and a Director of Pacific Western Capital Corp. from 1994 to 1995. He has been a director of Waverider Communications, Inc., (OTCBB: WAVC) a public company traded on the OTC Bulletin Board since 1997 and was its Secretary from 1997 through May 1999. Mr. Krebs ceased to be a director of Waverider Communications Inc., in September 1999. Mr. Krebs served as Director and President of TelcoPlus Enterprises Ltd. and its wholly owned subsidiary, Intertec Telecommunications Inc., from 1990 to 1995. Mr. Krebs is a Chartered Accountant and practiced as such from 1970 to 1980. He served as a Director and President of CT&T Telecommunications Inc. from 1990 to 1995. Mr. Krebs has been a member of the Canadian Institute of Chartered Accountants since 1973.

         David Scott was appointed to the Board of Directors in April 2000. He is a veteran investment executive with more than 30 years experience in the venture capital and mutual fund industries. Prior to starting his own advisory business, Mr. Scott was President from 1994 to 1999 of MDS Venture Pacific Inc., a Vancouver-based venture capital manager. From 1988 to 1994 he was President, Discovery Enterprises Inc., a venture capital manager with $30 million in assets under management. He held various investment industry positions, including President, Toronto Shared Ventures Inc., a partnership between North American Life and the Molson Company, President of money manager, Elliott & Page Ltd., President, ScotiaFund Financial Services Inc., an RSP company he founded and subsequently sold to a major bank, and various other mutual fund and senior investment community positions. Mr. Scott currently devotes substantially all of his time to directorships and advisory roles with public, private and not for profit companies.

         Morgan Sturdy was appointed to the Board of Directors in April 2000. Most recently, he was Executive Vice-President and Chief Operating Officer of NICE Systems North America, which is a leading global provider of integrated digital recording and quality management solutions, a publicly traded on the NASDAQ. For twelve years prior, he served as President of Dees Communications Engineering Ltd., an innovator in computer telephony solutions, which was then sold to NICE Systems. From 1997, he was Chairman of the Board of Directors of Hothaus Technologies, a leader in DSP solutions for Voice over IP, which was subsequently acquired by Broadcom for $414 million in 1999. He is a current director of several publicly traded companies, including Q/Media Services Corporation, Intrinsyc Software, Infowave Software, Inc., TIR Systems, Digital Dispatch Systems and Creo-Scitex. Additionally, he sits on the board of privately held WaveMakers Research Inc. Mr. Sturdy is a past director of National Wireless Canadian Research Foundation, past director of the Technology Industry Association of British Columbia, Chairman of Acetech, and the current Chairman of Softworld 2001.

         Robert E. Neal was appointed to the Board of Directors in September 2000. He is President of Innovatia, a company within Aliant Inc.'s emerging business division that focuses on the developing and selling of Internet-based technology. Mr. Neal joins the Board as the newest nominee from Aliant, one of VMII's early investors and currently its largest customer in Canada. A native of Saint John, New Brunswick, Mr. Neal began his career in the communications industry in 1979 at NBTel. In 1992 he became General Manager of NBTel Mobility and helped bring about a six-fold increase in the customer base. He was made president of Datacor (Atlantic) Inc. in 1996 and became president of NBTel interActive and General Manager of Export at NBTel in the next year. In 1998, he was appointed Vice President of New Business Development. He currently also serves as a Director of iMagicTV and Chairman of Prexar, Aliant's US Internet company, headquartered in the state of Maine.

COMPENSATION OF DIRECTORS

         We currently compensate directors with a cash compensation of Cdn$1,000 for participation in each formal meeting held by the Board of Directors. Our non-employee directors are also granted 50,000 incentive stock options annually. Our employee directors are granted incentive stock options based on their individual employment agreements. All stock option grants are made pursuant to our Amended and Restated 1999 Stock Option Plan.

PENALTIES AND SANCTIONS

         Other than as disclosed herein, none of our directors, officers or control persons have:

         (a) been subject to any penalties or sanctions imposed by a court relating to a Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority relating to trading in securities, promotion or management of a publicly traded company, or theft or fraud; or

         (b) been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

         During the past 10 years, none of our directors, officers or control persons was a director or officer of another reporting issuer that, while that person was acting in that capacity:

         (a) was the subject of a cease trade or similar order, or an order that denied the other issuer access to any statutory exemptions under securities law for a period of more than 30 consecutive days; or

         (b) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

INDIVIDUAL BANKRUPTCIES

         None of our directors, officers or control persons has, during the past 10 years, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

CONFLICTS OF INTEREST


         Conflicts of interest may arise as a result of our directors and officers or directors and officers of our subsidiaries also holding positions as directors and/or officers of other companies. Some of the directors and officers have been and will continue to be engaged in the identification and evaluation of assets and businesses, with a view to potential acquisition of interests in businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers will be in direct competition with us or our subsidiaries. In accordance with the laws of the state of Nevada, directors are required to act honestly, in good faith and in the best interests of the company. In addition, directors in a conflict of interest position are required to disclose such conflicts to the company. To our knowledge, there are no existing or potential material conflicts of interest between us or our subsidiaries and a director or officer of us or our subsidiaries.


         No director, officer or any of their respective associates or affiliates has been indebted to us during our last fiscal year or during the three-month period ended March 31, 2001.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         We currently operate with a Board of seven directors. The Board of Directors meets periodically to review significant developments affecting us and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

         During fiscal 2000, our Board of Directors had seven meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

         Standing committees of our Board of Directors include an Audit Committee, Corporate Governance Committee and a Compensation Committee.

AUDIT COMMITTEE

         The Audit Committee of our Board of Directors currently consists of Messrs. Sturdy, Buchamer and Krebs. Mr. Buchamer currently is the Chairman of the Board of the Directors of VMII and a non-employee director. Messrs. Sturdy and Krebs are non-employee directors. This committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the external auditors and the adequacy of our accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by our independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee of the Board of Directors was formed in February 2000.

CORPORATE GOVERNANCE COMMITTEE


         Our Corporate Governance Committee currently consists of Mr. Buchamer and Mr. Scott. Mr. Buchamer is a non-employee director and currently is the Chairman of the Board of Directors of VMII. Mr. Scott is a non-employee director. The Corporate Governance Committee oversees the adoption of a strategic planning process, identifies the principal risks of our business and ensures the implementation of an appropriate system to manage these risks. The Committee oversees the adoption of a communications (investor relations) policy for us and the integrity of our internal control and management information system. The Corporate Governance Committee monitors the effectiveness of senior management,

Board members, and other Committees of the Board along with identifying and reporting on candidates to be nominated to the Board.

COMPENSATION COMMITTEE

         Our Compensation Committee currently consists of Messrs. Buchamer, Scott and Sturdy. Mr. Buchamer is a non-employee director and currently is the Chairman of the Board of Directors of VMII. Mr. Scott and Mr. Sturdy are non-employee directors. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers and employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee was formed in February 2000. To the extent required by law, a separate committee of disinterested parties administers the Amended and Restated 1999 Stock Option Plan.

EXECUTIVE COMPENSATION - CASH COMPENSATION

         The following table shows, for the three-year period ended December 31, 2000, the cash and other compensation we paid to our Chief Executive Officer and to each of our executive officers who had annual compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                            Long Term Compensation
------------------------------------------------------------------------------------------------------------ ------------
Annual Compensation                                                         Awards                           Payouts
--------------------------------------------------------------------------- -------------------------------- ------------
Name and Principal Position        Year    Salary ($)   Bonus ($)  Other    Restricted    Securities Under   LTIP
                                                                            Stock         Options/SARs       Payouts ($)
                                                                            Awards ($)    Granted (#)
--------------------------------------------------------------------------- -------------------------------- ------------
James J.  Hutton                   2000    98,528       53,333     N/A      N/A           0                  N/A
President since June 2001          1999    72,600       N/A        N/A      N/A           250,000            N/A
CEO since May, 1998                1998    48,000       N/A        N/A      N/A           0                  N/A
--------------------------------------------------------------------------- -------------------------------- ------------
Thomas G.  O'Flaherty              2000    104,238      30,000     N/A      N/A           625,000            N/A
former President (from Jan.        1999    0            N/A        N/A      N/A           0                  N/A
2000 to June 2001)                 1998    0            N/A        N/A      N/A           0                  N/A
--------------------------------------------------------------------------- -------------------------------- ------------
William Gardiner                   2000    61,709       N/A        N/A      N/A           0                  N/A
Vice President (CEO from Nov.      1999    36,720       N/A        N/A      N/A           200,000            N/A
1997 to Apr.  1998)                1998    36,720       N/A        N/A      N/A           0                  N/A
--------------------------------------------------------------------------- -------------------------------- ------------


(1) Compensation was paid to Mr. Hutton, Mr. O'Flaherty and William Gardiner by VMI, our operating subsidiary.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table presented in accordance with the Exchange Act and the Regulations thereunder sets forth individual grants of stock options under the Amended and Restated 1999 Stock Option Plan during the most recently completed financial year to each of the Named Executive Officers:

Options/SAR Grants in Year Ended December 31, 2000
(Individual Grants)


--------------------------------------------------------------------------------------------------------------------------
Name                          Securities under     % of Total              Exercise or Base Price  Expiration Date
                              Options/SAR Granted  Options/SARs Granted    ($/Sh)
                              (1)                  to Employees in
                                                   Fiscal Year
--------------------------------------------------------------------------------------------------------------------------
Thomas G. O'Flaherty          625,000              14                      $2.00                   Dec. 31, 2004
(former President)
--------------------------------------------------------------------------------------------------------------------------



(1) The market value of the underlying common shares on January 1, 2000, the date of grant, was $2.00 per share.


AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND 2000 FISCAL YEAR END OPTION/VALUES

         The following table sets forth information with respect to the exercise of options to purchase shares of our common stock during the fiscal year ended December 31, 2000 to each person named in the Summary Compensation Table and the unexercised options held as of the end of 2000 fiscal year.


-------------------------------------------------------------------------------------------------------------------------
                   Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
-------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Securities          Value of Unexercised
                                                                 Underlying Unexercised      in-the-money Options/SARs
                                                                      Options/SARs                 at FY-end ($)
-------------------------------------------------------------------------------------------------------------------------
           Name                Securities       Aggregate      Exercisable/Unexercisable     Exercisable/Unexercisable
                              Acquired on     Value Realized
                                Exercise
-------------------------------------------------------------------------------------------------------------------------
James J. Hutton                    0                $0                 250,000/0                    $585,925/$0
-------------------------------------------------------------------------------------------------------------------------
Thomas G. O'Flaherty               0                $0              291,667/333,333              $683,580/$781,233
(former President)
-------------------------------------------------------------------------------------------------------------------------
William Gardiner                 40,000          $40,000               160,000/0                    $374,992/$0
-------------------------------------------------------------------------------------------------------------------------


REPRICING OF OPTIONS/SARS

         We did not reprice any options awarded to any executive officers during fiscal 2000.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

         We have no long-term incentive plans.

STOCK OPTION PLAN

         On June 29, 1999, our board of directors adopted the 1999 Stock Option Plan as a means of increasing the proprietary interest of employees, board of advisors, consultants and non-employee directors and to align more closely their interests with the interests of our stockholders. The 1999 Stock Option Plan helps us maintain our ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. On May 19, 2000, our board of directors approved an amendment and restatement of our 1999 Stock Option Plan, and the Amended and Restated 1999 Stock Option Plan was subsequently approved by our stockholders on June 9, 2000.

         Under the Amended and Restated 1999 Stock Option Plan, we have reserved an aggregate of 10,000,000 shares of common stock for issuance pursuant to options, stock appreciation rights, stock purchase warrants, phantom stock, performance units or as restricted shares. Our board of directors or a committee of our board of directors consisting of non-employee directors administers the Amended and Restated 1999 Stock Option Plan, including, without limitation, the selection of the persons who will be granted options under the Amended and Restated 1999 Stock Option Plan, the type of options to be granted, the number of shares subject to each option and the option price.

         Options granted under the Amended and Restated 1999 Stock Option Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. In addition, the Amended and Restated 1999 Stock Option Plan also allows for the inclusion of a reload option provision, under which an eligible person who elects to pay the exercise price of the option with shares of common stock owned by the eligible person shall receive a new option to purchase shares of common stock equal in number to the tendered shares. In order to qualify as a qualified incentive stock option, the option must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, and the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each option and the manner in which it may be exercised is determined by our board of directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by our board of directors or the committee.

         The per share purchase price of shares subject to options granted under the Amended and Restated 1999 Stock Option Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Amended and Restated 1999 Stock Option Plan.

         Our (and any of our subsidiary's) officers, directors, key employees and consultants are eligible to receive non-qualified options under the Amended and Restated 1999 Stock Option Plan. Only employees are eligible to receive incentive options.

         Recipients of options may not assign or transfer them, except by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee but is a member of our board of directors and his service as a director is terminated for any reason, other than death or disability, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date one year following the date of the optionee's death. If the optionee is disabled, the option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

         Our board of directors or the committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Amended and Restated 1999 Stock Option Plan, or (ii) changes the definition of an "Eligible Person" under the Amended and Restated 1999 Stock Option Plan without the prior approval of the stockholders.


                  In connection with our application to list our common shares on The Toronto Stock Exchange, we amended the Amended and Restated 1999 Stock Option Plan at our annual general meeting of shareholders held on June 14, 2001. The approved amendments can be summarized as follows:


o the definition of the terms "Employee", "Personal Representative", "Regulatory Authorities" and "Market Value" will be amended to comply with policies of The Toronto Stock Exchange;

o the Plan will be amended to provide that no award will be granted where the number of shares to be received or purchased pursuant to that award exceeds 5% of our issued and outstanding share capital as at the award date of the securities being granted;

o subject to the termination provisions in the Plan, the expiry date of an award will be amended to mean the date fixed by the Board, provided that such date is no later than the tenth anniversary of the award date;

o the determination of the exercise price of the options, or derivative securities requiring the payment of an exercise price, will be amended to meet The Toronto Stock Exchange's requirements. Specifically, the minimum exercise price of any such securities granted will be the "Market Value" (as defined) of our shares on the date the securities are granted;

o if any of our nonvoting shares become publicly traded on The Toronto Stock Exchange as non-voting shares, the Plan will be amended to provide that all shares issued upon the exercise of options granted pursuant to the Plan must be non-voting shares.

         The foregoing amendments are subject to all necessary approvals of the applicable regulatory authorities.

         The following table is a summary of the stock options outstanding as of July 10, 2001 by the following categories:


--------------------------------------------------------------------------------------------------------------------
                                          COMMON SHARES                       MARKET VALUE ON
OPTIONEES (1)                             UNDER OPTION     EXERCISE PRICE      DATE OF GRANT      EXPIRY DATE (2)
--------------------------------------------------------------------------------------------------------------------
Executive officers of the Company           1,586,600     $0.75 - $6.875       $2.20 - $6.875     Dec. 31, 2002 -
(5 persons)                                                                                       April 22, 2006

Directors
(other than executive officers)              450,000      $1.00 - $7.25        $2.20 - $7.25       May 31, 2004 -
(5 persons)                                                                                        June 13, 2006

Employees of subsidiaries of
the Company
(70 persons)                                4,042,246     $0.75 - $8.375       $2.20 - $8.375    February 28, 2002
                                                                                                  - June 30, 2006

Corporate Secretary                          50,000       $1.35 - $7.25        $1.35 - $7.25       April 13, 2005 -
(1 person)                                                                                          June 13, 2006

Consultants                                  570,417      $0.75 - $5.50        $2.20 - $5.50     February 14, 2001
(7 persons)                                                                                       - Dec. 31, 2005

Total:                                      6,699,263     $0.75 - 8.375        $2.20 - $8.375
--------------------------------------------------------------------------------------------------------------------


(1)      Includes past directors, officers and employees.


(2) Unless extended under the terms of the Plan, all options generally expire 90 days after the optionee ceases to be related to the Company



         At July 10, 2001, 2,348,782 shares of common stock are available for issuance under the Plan.


         The number of shares of our common stock issuable upon the exercise of options is required to be adjusted in the event of a share consolidation or subdivision or other similar change to our share capital.

EXECUTIVE EMPLOYMENT AGREEMENTS

         We have not entered into any employment agreements with our officers and directors and have paid no compensation to them. Our operating subsidiary, Voice Mobility Inc., however, has entered into employment agreements with its named executive officers.


         Thomas G. O'Flaherty, former President of VMI, entered into an employment agreement on January 1, 2000 that terminates on December 31, 2002. He receives a salary of Cdn$150,000 per year. On January 1, 2000, he received a one-time grant of 500,000 options exercisable at $2.00 per share.
Mr. O'Flaherty may also receive an additional 125,000 options per year pursuant to mutually agreeable performance criteria. The exercise price for the additional 125,000 options is the fair market value on January 1 of the relevant year. The exercise price for the 125,000 options granted January 1, 2000 is $2.00 and the exercise price for the 125,000 options granted January 1, 2001 is $2.50. On June 29, 2001, Mr. O'Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, Voice Mobility will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at Voice Mobility. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002.


         James Jay Hutton, Chief Executive Officer of VMI, entered into an employment agreement on April 1, 1998 which terminated on March 31, 2000. On June 24, 1999, he received a one-time grant of 250,000 options exercisable at $1.00 per share. He has renegotiated a salary of Cdn$150,000 per year effective April 1, 2000.

         James Hewett, Chief Financial Officer of VMI, entered into an employment agreement on May 1, 2000. He receives a salary of Cdn$105,000 per year. On May 1, 2000, he received a one-time grant of 105,000 options exercisable at $6.875 per share.

         David H. Grinstead, Executive Vice President of Business Development of VMI, entered into an employment agreement on February 1, 2000 that terminates on February 1, 2003. He receives a salary of Cdn$130,000 per year. On February 1, 2000, he received a one-time grant of 500,000 options exercisable at $2.125 per share.

         Most executive employment agreements have a non-competition clause indicating a range between six to twelve months in which executives shall not engage in or participate in any business activity that competes with Voice Mobility.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Other than as described under the heading "Executive Compensation", or as set forth below, there are no material transactions with any of our directors, officers or control persons that have occurred during the three years before the date of the Prospectus.


         During the year ended December 31, 2000, Pacific Western Mortgage Corporation, a shareholder and a corporation controlled by William Krebs, one of our directors, was paid $85,000 [1999 - $40,392; 1998 - $26,992] for consulting services of which $75,000 was related to a financing fee on the February 15, 2000 equity financing.

         During the year ended December 31, 2000, Karina Ventures, Inc.,a company controlled by John Curry, a shareholder, our former Chief Financial Officer, was paid $40,000 [1999 - $13,464; 1998 - $nil] for consulting services.

         During the year ended December 31, 2000, we sold to one of our shareholders, Aliant Inc., products and services totaling $68,649 [1999 - $42,072; 1998 - $nil].

         On February 27, 2001, we entered into a three year agreement with Innovatia Inc., a wholly owned subsidiary of Aliant Inc., to develop a Tier I carrier class unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.

         Innovatia will license certain intellectual property to us on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management and administrative and support services. In consideration of the licenses and services provided, we have agreed to pay fees of $5.7 million over the three year term of the agreement beginning February 1, 2001. Innovatia will invoice us on a quarterly basis, equaling $475,000 per quarter commencing April 30, 2001. At our option, we may elect to pay for some or all of the services, from time to time, in shares of our common stock. In the event that we make this election, the number of shares of our common stock will equal the value of the payment then being made divided by the weighted average trading price of our common stock over the ten trading days immediately preceding the date the payment is made. For example, if we were to elect to pay the initial $475,000 invoice based on the average closing price over the 10 trading days preceding April
30, 2001 ($1.625 per share), this would result in the issuance of an additional 292,308 shares of our common stock to Innovatia for such quarterly payment. The $475,000 payment due on April 30, 2001 has not been made to Innovatia. We anticipate settling this debt with the issuance of securities on or before July 31, 2001. We are accruing the cost on a monthly basis in our financial statements. If all or a significant portion of these payments were made in shares, this would result in substantial additional dilution in the future.



Escrowed Shares



         As at the date of this prospectus, a total of 5,333,007 shares of common stock and common share equivalents will be held in escrow by Computershare Trust Company of Canada pursuant to an escrow agreement among Voice Mobility, Computershare Trust and five of our shareholders. The shares have been deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The escrow agreement provides that the escrowed shares will be released from escrow in three equal amounts every six months over an 18-month period following the date of issue of a final receipt for this prospectus by the Canadian securities administrators. The escrowed shares are held as follows:



------------------------------------------- ------------------------------------- -------------------------------------
                                                Number of Common Shares and
                                               Exchangeable Shares deposited        Percentage of Common Shares and
         Name of Shareholder                            into Escrow                 Exchangeable Shares Outstanding
------------------------------------------- ------------------------------------- -------------------------------------
         William Krebs(1)                            1,650,000                                        6.1%

         James Hutton(2)                             1,395,000                                        5.1%

         Bill Gardiner                                  15,000                                      0.055%

         Margit Kristiansen (3)                        257,923                                       0.95%

         Janice Gurney  (4)                             27,584                                       0.10%

         E.W.G. Investments Ltd. (5)                 1,987,500                                        7.3%

         Total:                                      5,333,007                                       19.6%
------------------------------------------- ------------------------------------- -------------------------------------



         (1) Of these shares 937,500 are exchangeable shares of Voice Mobility Canada Limited registered to Pacific Western Mortgage Corporation, a company controlled by William Krebs, one of our directors. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.



         (2) Of these shares 1,312,500 are exchangeable shares of Voice Mobility Canada Limited. These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.



         (3) Margit Kristiansen is the wife of William Krebs, a director.



         (4) Janis Gurney is the wife of James Hutton, a named executive officer and director.



         (5) E.W.G. Investments Ltd. is a company of which Edith M. Both is a controlling shareholder. These shares are exchangeable shares of Voice Mobility Canada Limited (see "Options to Purchase and Agreements to Issue Securities" above). These common shares and any common shares issued on the exchange of those exchangeable shares are subject to escrow provisions under the agreement.

                             PRINCIPAL STOCKHOLDERS


We have set forth in the following table certain information regarding our common stock beneficially owned on July 10, 2001 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock,
(ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of July 10, 2001, we had outstanding approximately 27,246,282 common share equivalents, consisting of 20,646,282 shares of common stock, 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.




------------------------------------------- --------------------- -------------------------
NAME AND ADDRESS (1) OF SECURITY HOLDER     NUMBER OF SHARES OF   PERCENT OF BENEFICAL
                                            COMMON STOCK          OWNERSHIP
                                            BENEFICIALLY OWNED
------------------------------------------- --------------------- -------------------------
-------------------------------------------------------------------------------------------
Edith M. Both                                   2,650,000(2)                9.7%
843 Ida Lane
Kamloops, B.C.
V2B 6V2

William E. Krebs                                2,543,897(3)                9.3%

James J. Hutton                                 2,146,778(4)                7.9%

Innovatia Inc.
4th Floor, Collins Bank Building                1,541,071(5)                5.7%
1869 Upper Water Street
Halifax, Nova Scotia
Canada  B3J 1S9

David H. Grinstead                                311,111(6)                1.1%

Randy Buchamer                                     60,000(7)                  *

Morgan Sturdy                                      60,000(8)                  *

David D. Scott                                     60,000(9)                  *

Robert E. Neal                                     60,000(10)                 *

DIRECTORS AND EXECUTIVE OFFICERS                    5,897,869              21.6%
AS A GROUP (11 PERSONS)
------------------------------------------- ---------------------- ------------------------


* less than 1%

(1) The address for each person named above is #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3 unless otherwise indicated.
(2) Stock owned by E.W.G. Investments Ltd. of which Ms. Both is a controlling shareholder.
(3) Includes 2,000,000 shares owned by Pacific Western Mortgage Corporation of which Mr. Krebs is the sole shareholder and 343,897 shares owned by Margit Kristiansen, Mr. Krebs' wife. Mr. Krebs disclaims beneficial ownership of the shares owned by his wife. Includes 200,000 shares held in a self-directed registered retirement savings plan.

(4) Includes 36,778 shares which are owned by Janis Gurney, his wife, over which Mr. Hutton disclaims beneficial ownership. Includes 250,000 options. Includes 110,000 shares held in a self-directed registered retirement savings plan.

(5) Includes 75,000 shares of common stock issuable upon exercise of outstanding special warrants and 37,500 shares of common stock issuable upon exercise of underlying share warrants.



(6)  Includes 311,111 options exercisable within the next 60 days.


(7)  Includes 60,000 options exercisable within the next 60 days.


(8)  Includes 60,000 options exercisable within the next 60 days.


(9) Includes 60,000 options exercisable within the next 60 days.


(10) Includes 60,000 options exercisable within the next 60 days.

                        DESCRIPTION OF CAPITAL STOCK

         Under our amended certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. We are also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, with such designations, rights and preferences as our Board of Directors may from time to time determine. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our stock. We could issue preferred stock as a method of discouraging, delaying or preventing a change of control of our company.


         As of July 10, 2001, we had outstanding approximately 27,246,282 common share equivalents, consisting of 20,646,282 shares of common stock, 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. As of July 10, 2001, we had outstanding approximately 585,698 shares of Series B preferred stock. We do not consider outstanding shares of Series B preferred stock as common share equivalents.


COMMON STOCK

         Each shareholder is entitled to one vote for each share of common stock owned of record. The holders of shares of common stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of our directors. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our board of directors may determine. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our shareholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of our shares of common stock have no preemptive, conversion, or subscription rights, and our shares of common stock are not subject to redemption. All our outstanding shares of common stock are fully paid and non-assessable. Provisions governing amendment of the terms of the common stock are contained in the General Corporation Law of Nevada.

PREFERRED STOCK

         To date, our Board of Directors has created two series of preferred stock, the Series A preferred stock and the Series B non-voting convertible preferred stock.

Series A Preferred Stock and VM Canada Exchangeable Shares

         We have issued one share of Series A preferred stock to accommodate our obligation related to the 6,600,000 exchangeable shares of VM Canada issued to the former shareholders of VMI.

         In turn, each exchangeable share may be exchanged for one share of our common stock and was created to provide the former VMI shareholders with a security of a Canadian issuer which has economic and voting attributes that are equivalent to those of our common stock. The exchangeable shares were issued to provide a deferral of Canadian income tax to the shareholders of VMI all of whom are residents of British Columbia, which deferral could not be provided in the exchange between VMI, as a Canadian entity, and our company, as a U.S. corporation. To accommodate the matter, we issued the single share of Series A preferred stock, to a trustee to hold and to have votes equal to the unexercised exchange portion of the exchangeable shares, exercisable by the Trustee only upon receipt of instructions from the holders of exchangeable shares. As a result, the former VMI shareholders exercise their 6,600,000 votes either through the exchangeable shares or common stock, if they exercise the exchange. Pursuant to the terms of the Series A preferred stock, upon conversion of a VM Canada exchangeable share for a share of our common stock, the number of votes which the Trustee is entitled to exercise on behalf of the holders of exchangeable shares is proportionately reduced.

         Each exchangeable share is entitled to dividends from VM Canada equal to the dividends paid by us on our common stock. Upon the liquidation, dissolution or winding-up of VM Canada or any other distribution of assets of VM Canada, a holder of exchangeable shares will only be entitled to receive from VM Canada, the number of shares of our common stock reserved for issuance on exchange of the exchangeable shares. To accommodate any such transaction, we and VM Canada have an overriding call right to purchase outstanding exchangeable shares, at the same price in cash. The exchangeable shares themselves are non-voting and are exchangeable at the option of the holder at any time for an equal number of shares of Common Stock along with shares representing any declared and unpaid dividends. To ensure that the holders of the exchangeable shares will be protected on the same basis as our holders of common stock, we have granted the trustee a put right which allows the trustee to automatically convert the exchangeable shares into our common stock in the event of the insolvency of VM Canada. Dividends on the VM Canada exchangeable shares are paid in the same form and manner as are dividends on our common stock.

         In any event, on July 1, 2009, any exchangeable shares and related dividends will be exchanged for common stock. In addition, we will have a right to purchase any remaining exchangeable shares, in cash. In the event of our dissolution, liquidation or winding-up, the exchangeable shares will be treated as common stock.

         On the earlier of July 1, 2009 or when all the exchangeable shares have been converted to our common stock, the trust will terminate and the single outstanding share of Series A preferred stock shall be retired and cancelled promptly thereafter.

Series B Non-Voting Convertible Preferred Stock


         Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2001. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. No dividend is to be made on the common stock unless an equivalent dividend with respect to the Series B preferred stock has been paid or set aside for payment. Holders of the Series B preferred stock are not entitled to any distribution in the event of any liquidation, dissolution or winding up. Pursuant to the purchase agreements for the Series B preferred stock, we have the option; in the event that funds are available in excess of working capital requirements, prior to December 31, 2001, to repurchase shares of the Series B preferred stock to the extent of such excess funds, together with all accrued and unpaid dividends on such preferred stock to the date(s) of such payment of such amounts. As of July 10, 2001, 80,969 shares of Series B preferred stock have been repurchased at an aggregate price of $242,907. As of July 10, 2001, approximately 585,698 shares of Series B preferred stock were outstanding.


WARRANTS


         As of July 10, 2001, we have issued an aggregate of 10,477,334 warrants to purchase common stock of which 5,594,000 have been exercised and the balance remaining is outstanding. These warrants issued include the warrants to purchase 4,793,000 shares of common stock issued on June 30, 1999. On that date, we issued 1,600,000 Class "A" warrants exercisable at $0.35; 1,000,000 Class "B" warrants exercisable at $0.50; 1,940,000 Class "C" warrants exercisable at $0.50 per share; and 253,000 Class "D" warrants exercisable at $.50 per share. In addition, we have issued 601,000 Class "E" warrants exercisable at $.35 per share. On February 15, 2000, we issued 2,250,000 Class "F" warrants exercisable at $2.25 per share, and 1,500,000 Class "G" warrants exercisable at $2.25 per share. On September 29, 2000 we issued 200,000 Class "H" warrants exercisable at $.50 per share. On December 29, 2000 we issued 500,000 Class "I" warrants exercisable at $1.75 per share. On April 25, 2001 we issued 100,000 Class "K" warrants exercisable at $1.50 per share. On May 11, 2001 we issued 166,667
Class "L" warrants exercisable at $1.50 per share. On June 14, 2001, we issued 200,000 Class "M" warrants exercisable at $1.50 per share. On June 25, 2001, we issued 166,667 Class "N" warrants exercisable at $1.50 per share.



         All Class "A", "B", "C", "D", "E" and "H" warrants have been exercised. Class "F" and "G" warrants terminate on November 30, 2003, Class "I" warrants terminate on November 29, 2003, Class "K" warrants terminate on April 25, 2004, Class "L" warrants terminate on May 11, 2004, Class "M" warrants terminate on June 14, 2004, and Class "N" warrants terminate on June 25, 2004. The warrants are immediately exercisable and are not redeemable. All of our shares issuable upon exercise of the warrants will be fully paid and non-assessable. Share certificates issued to holders of warrants who exercise them prior to the effective date of a registration statement will be legended to prevent sale, hypothecation or transfer in the absence of an effective registration or an exemption from registration.


SPECIAL WARRANTS

         On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and one-half of one share warrant. Each whole share warrant entitles the holder thereof to purchase a share of common stock at a price of Cdn$2.25 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$2.00 per special warrant. The purchasers of the special warrants are listed as the "Selling Security Holders" in this prospectus.


         In the special warrant private placement, Cdn$10,850,000 (approximately US$7,140,385, based on the inverse noon buying rate of Cdn$1.00 to US$0.6581 on June 25, 2001) of the gross proceeds has been escrowed for the purpose of obtaining approval for the listing of our shares of common stock on The Toronto Stock Exchange. The holders of the special warrants underlying the escrowed funds may require us to repurchase, from legally available funds, those special warrants at Cdn$2.00 per special warrant plus accrued interest on the escrowed proceeds in the event we have not secured The Toronto Stock Exchange listing by October 3, 2001.



         In the special warrant private placement, we agreed to prepare, file and have the Securities and Exchange Commission declare effective the registration statement, of which this prospectus is a part, secure a listing of our common shares on The Toronto Stock Exchange, and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. Although the registration statement has been declared effective by the SEC and we have received a final receipt from each of the Canadian securities regulatory authorities, we have not secured a listing of our common shares on The Toronto Stock Exchange. In the event that we have not secured a listing of our common shares on The Toronto Stock Exchange by August 2, 2001 the conversion rate for each special warrant shall increase such that each of the holders of the special warrants shall be entitled to receive 1.1 units (comprising 1.1 shares and 0.55 of a share warrant) in lieu of one unit comprising one share and 0.50 of a share warrant.


                         SHARES ELIGIBLE FOR FUTURE SALE


         As of July 10, 2001, we had outstanding approximately 27,246,282 common share equivalents, consisting of 20,646,282 shares of common stock, 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares, represented by one Series A preferred stock. All of the 8,418,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, as are 453,756 shares issued under Rule 504 prior to April 1999 and 951,955 shares acquired by certain of our employees and a director upon the exercise of options granted under our Amended and Restated 1999 Stock Option Plan.


         The remaining 17,422,571 outstanding shares have not been registered under the Securities Act and therefore will be treated as "restricted securities" and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the 17,422,571 shares generally will be eligible for resale in the United States without registration one year from the date of purchase. This may adversely affect the market price of our shares and could affect the level of trading of such shares.


         As of July 10, 2001, warrants to purchase an aggregate of 4,883,334 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exercise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 951,955 shares have been issued pursuant to exercise. On September 13, 2000, we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.


         The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

                                  LEGAL MATTERS

         Certain matters of Nevada law relating to this offering will be passed upon for us by Jones Vargas, Las Vegas, Nevada.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our Consolidated Financial Statements at December 31, 2000 and 1999, and for the years then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the Consolidated Financial Statements). Bedford Curry & Co., independent auditors, have audited our Consolidated Financial Statements at December 31, 1998, and for the year then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the Consolidated Financial Statements). We have included our Consolidated Financial Statements in the prospectus and elsewhere in the Registration Statement in reliance on the reports of Ernst & Young LLP and Bedford Curry & Co., given on their authority as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

         Bedford Curry & Co., Chartered Accountants, Vancouver, B.C., had been our independent accountant of Voice Mobility International, Inc. in connection with the preparation of our Consolidated Financial Statements for the fiscal years ended December 31, 1997 and December 31, 1998. Effective March 10, 2000, we dismissed Bedford Curry & Co. as our independent accountant in furtherance of our desire to retain an internationally recognized accounting firm in connection with our ongoing reporting obligations under the U.S. Securities Exchange Act of 1934, as amended. Bedford Curry & Co. will continue to be the independent accountant of record for the fiscal years ended December 31, 1997 and December 31, 1998.

         The reports of Bedford Curry & Co. on the Consolidated Financial Statements for the fiscal years ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and, except as set forth in the section entitled, "Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict", were not qualified or modified as to uncertainty, audit scope or accounting principle.

         Our Board of Directors approved the decision to dismiss Bedford Curry & Co. in order to retain an internationally recognized accounting firm as our independent accountant.

         In connection with its audits for such fiscal years and through the date hereof, there have been no disagreements with Bedford Curry & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bedford Curry & Co. would have caused such firm to make reference thereto in their report on the Consolidated Financial Statements for such years.

         As of March 10, 2000, our Board of Directors engaged Ernst & Young LLP as our new independent accountant. Ernst & Young LLP is the independent accountant of record for the fiscal years ended December 31, 1999 and December 31, 2000. Our decision to retain Ernst & Young LLP was solely in furtherance of our desire to consult with an internationally recognized accounting firm, in contrast to Bedford Curry & Co., a local Canadian accounting firm, and not with respect to their application of accounting principles to a specific completed or contemplated transaction or type of audit opinion that might be rendered.

         Both Bedford Curry & Co. and Ernst & Young LLP have reviewed the disclosure in this section and letters from each of them agreeing with the foregoing are included as exhibits in the registration statement of which this prospectus is a part.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                         Page
                                                                                         ----
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR QUARTER ENDED
MARCH 31, 2001

Consolidated Balance Sheets as at March 31, 2001 and
December 31, 2000                                                                         F-2

Consolidated Statements of Operations for the three months ended
March 31, 2001 and March 31, 2000                                                         F-3

Consolidated Statements of Cash Flows for the three months ended
March 31, 2001 and March 31, 2000                                                         F-4

Notes to Consolidated Financial Statements                                                F-5

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS AT DECEMBER 31, 2000 AND 1999

Report of Independent Auditors (Ernst & Young LLP, Chartered Accountants)                 F-12

Report of Independent Auditors (Bedford Curry & Co.)                                      F-13

Consolidated Balance Sheets as at December 31, 2000 and 1999                              F-14

Consolidated Statements of Operations for the years ended                                 F-15
December 31, 2000, 1999 and 1998

Consolidated Statements of Stockholders' Equity (Deficiency)  for the years ended         F-16
December 31, 2000, 1999 and 1998

Consolidated Statements of Cash Flows for the years ended                                 F-17
December 31, 2000, 1999 and 1998

Notes to Consolidated Financial Statements                                                F-18

                           CONSOLIDATED BALANCE SHEETS
          (See Note 1 - Nature of Operations and Basis of Presentation)
                     (Unaudited - Expressed in U.S. Dollars)

AS AT                                                                   MARCH 31,        DECEMBER 31,
                                                                          2001               2000
                                                                            $                  $
--------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT

Cash and cash equivalents                                              287,927            602,527
Restricted cash                                                             --          2,000,000
Accounts receivable [net of allowance for doubtful debts:
   March 31, 2001 - $11,357; December 31, 2000 - $4,222]                48,263             18,634
Other receivables                                                       76,245             50,886
Prepaid expenses                                                       103,498             65,133

-------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                   515,933          2,737,180

Deferred charges (Note 6[a])                                           121,073                 --

Property and equipment [net of accumulated
   depreciation and amortization: March 31, 2001 - $884,452;
    December 31, 2000 - $734,130]                                    2,156,995          1,927,731
-------------------------------------------------------------------------------------------------------------------------
                                                                     2,794,001          4,664,911
-------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT

Accounts payable                                                       688,050            413,662
Accrued liabilities                                                    589,096            316,464
Employee related payables                                              174,079            160,560
Deferred revenue                                                       216,183            212,500
--------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                            1,667,408          1,103,186

Foreign currency derivative (Note 4)                                   210,000                 --

--------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                    1,877,408          1,103,186
--------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 4 and 6[b])

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, authorized 100,000,000
   20,566,782 outstanding [December 31, 2000 - 20,201,282]              20,567             20,202
Preferred stock, $0.001 par value, authorized 1,000,000
    Series A Preferred stock issued, 1                                       1                  1
    Series B Preferred stock issued
       (585,698 outstanding[December 31, 2000 - 666,667])                  586                667
Additional paid-in capital                                          23,166,474         22,871,377
Accumulated deficit                                                (22,184,238)       (19,323,693)
Other accumulated comprehensive income                                 (86,797)            (6,829)
-------------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                   916,593          3,561,725
-------------------------------------------------------------------------------------------------------------------------
                                                                     2,794,001          4,664,911
-------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

VOICE MOBILITY INTERNATIONAL, INC.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (See Note 1 - Nature of Operations and Basis of Presentation)
                     (Unaudited - Expressed in U.S. Dollars)

FOR THE THREE MONTHS ENDED,                                              (NOTE 5)
                                                     MARCH 31,           MARCH 31,
                                                        2001              2000
                                                          $                 $
--------------------------------------------------------------------------------------------------------------------------
SALES                                                 43,846            93,016
Cost of sales                                          3,435            32,620
-------------------------------------------------------------------------------------------------------------------------
Gross Profit                                          40,411            60,396
-------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES

Sales and marketing (Note 3[c])                      717,252           403,149
Research and development (Note 3[c])               1,232,730           778,825
General and administrative (Note 3[c])               861,519           871,731
--------------------------------------------------------------------------------------------------------------------------
                                                   2,811,501         2,053,705
-------------------------------------------------------------------------------------------------------------------------
Loss from operations                               2,771,090         1,993,309
Interest (income)                                    (12,154)          (48,713)
Interest expense                                       1,160                --
Loss on embedded foreign currency derivative         210,000                --
--------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                            2,970,096         1,944,596
Foreign currency translation gains (losses)          (79,968)            2,663
-------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE LOSS FOR
   THE PERIOD                                      3,050,064         1,941,933
-------------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER SHARE (NOTE 3[e])

Basic and diluted loss per share                     (0.11)              (0.08)
-------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

VOICE MOBILITY INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          (See Note 1 - Nature of Operations and Basis of Presentation)
                     (Unaudited - Expressed in U.S. Dollars)

FOR THE THREE MONTHS ENDED,                                                  (NOTE 5)
                                                          MARCH 31,          MARCH 31,
                                                             2001              2000
                                                                $                 $
--------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES

Net loss for the period                                  (2,970,096)       (1,944,596)
Non-cash items included in net loss
   Amortization                                             190,750            49,829
   Stock based compensation (Note 3[c])                     311,215           898,987
   Bad debt expense                                           7,241            (1,316)
   Loss on embedded foreign currency derivative             210,000                --
-------------------------------------------------------------------------------------------------------------------------
                                                         (2,250,890)         (997,096)
Change in accounts receivable                               (66,287)            4,337
Change in prepaid expenses                                  (46,545)         (102,959)
Change in inventory                                              --           (39,914)
Change in accounts payable                                  136,742            77,556
Change in accrued liabilities                               297,049          (141,384)
Change in other payables                                         --           (57,248)
Change in employee payables                                  21,792            22,676
Change in deferred revenue                                   12,663           (92,364)
-------------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                        (1,895,476)       (1,326,396)
-------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES

Purchase of property and equipment                         (354,512)         (258,837)
-------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                          (354,512)         (258,837)
-------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES

Change in notes payable, net                                     --          (624,360)
Increase in deferred charges for share issue costs         (121,073)               --
Cash proceeds from issuance of common stock                      --         3,049,033
Cash proceeds on release of preferred stock from escrow   1,757,093                --
Cash proceeds on exercise of options                        336,625            15,750
-------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                     1,972,645         2,440,423
-------------------------------------------------------------------------------------------------------------------------

Effect of foreign currency on cash                          (37,257)              137
-------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (314,600)          855,327
Cash and cash equivalents, beginning of period              602,527           120,712
-------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                    287,927           976,039
-------------------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Voice Mobility International, Inc., (the `Company') is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. The Company's primary market is the Tier I and Tier II service providers including wireless service providers, competitive local exchange providers, internet service providers, cable operators and smaller incumbent local exchange carriers. The Company's principal geographic markets include North America, Europe and Asia.

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2000.

The interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.


The Company incurred an operating loss of $2,970,096 for the three months ended March 31, 2001 [March 31, 2000 - $1,944,596] that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations, as well as the growth of the business, through a series of equity private placements. The Company is continuing to seek other sources of financing. As described in note 6[a], on April 3, 2001, the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn$2.00 per Special Warrant for aggregate proceeds of Cdn$13,000,000 of which Cdn$1,010,000 was paid to the placement agents for fees and expenses and Cdn$10,850,000 has been escrowed for the purpose of obtaining approval to list the Company's common shares on the Toronto Stock Exchange ("TSE"). The Special Warrants underlying the escrowed funds are subject to repurchase, from legally available funds, in the event a TSE listing does not become effective by October 3, 2001. Management has applied to the TSE in order to have the funds removed from escrow. The company also raised an additional Cdn$800,000 through two separate debt offerings. Management also expects that increasing revenues from current operations will result in 2001 from the deployment of the unified communications software product. There are no assurances that the Company will be successful in achieving these goals.

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited


In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. These interim consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

2. MAJOR CUSTOMERS AND SEGMENTED INFORMATION

The Company operates in one major line of business, the development, manufacture and marketing of unified voice messaging systems. The Company derived 82% of its revenues to external customers from sales by its Canadian operations and has substantially all its assets in Canada. The Company derived 18% of its revenues from sales by its US operations. Sales to three customers comprised 95% of revenues for the three months ended March 31, 2001. Sales to one customer comprised 100% of revenues for the three months ended March 31, 2000.

3. SHARE CAPITAL

[a]     Series A preferred stock and exchangeable shares

In connection with the 1999 recapitalization of Voice Mobility Inc. (VMI), Voice Mobility Canada Limited (VM Canada) issued 6,600,000 VM Canada Exchangeable Shares. VM Canada is a wholly owned subsidiary of VMII. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and has essentially the same voting, dividend and other rights as one VMII common share. A share of Series A preferred voting stock, which was issued to a trustee in trust for the holders of the VM Canada Exchangeable Shares, provides the mechanism for holders of the VM Canada Exchangeable Shares to voting rights in VMII. The Company considers each Exchangeable Share as equivalent to a share of its common stock and therefore the Exchangeable Shares are included in the computation of basic earnings per share.

As at March 31, 2001 the holders of the Exchangeable Shares are entitled to 6,600,000 individual votes in all matters of Voice Mobility International, Inc. As the Exchangeable Shares are converted into common stock of the Company, the voting rights attached to the share of Series A preferred voting stock are proportionately reduced.

[b]     Series B preferred stock

On December 29, 2000 the Company issued 666,667 units at $3.00 per unit for cash proceeds of $2,000,000. Each unit comprised one share of Series B non-voting convertible preferred stock and three quarter of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of June 30, 2001. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The escrow provides that under certain conditions, the Company can retract, at its option, the Series B preferred stock, at $3.00 per share together with all accrued and unpaid dividends.

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited


On March 30, 2001, the Company retracted 80,969 Series B Preferred shares at $3.00 per share for an aggregate of $242,907. The retraction reduced the Series B Preferred shares outstanding from 666,667 to 585,698. The warrants attached to the Series B Preferred shares remain in effect regardless of whether the funds are returned to the investors from escrow.

The terms of the convertible preferred stock contained a beneficial conversion feature of $1,451,000 which was presented as a preferred stock dividend upon issuance. Upon retraction of 80,969 preferred shares a portion of the retraction price is allocated to the beneficial conversion feature and decreases net loss attributable to common stockholders.

[c]     Stock options

The Amended and Restated 1999 Stock Option Plan authorizes an aggregate of 10,000,000 common shares to be issued pursuant to the exercise of stock options.

The Stock Option Plan provides for the granting of options which either qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase common shares of the Company. The Stock Option Plan also provides for the issuance of both fixed and variable options. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

The options generally vest over a period of two to three years from the date of grant and immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The options generally have a term of five years.

Activity under the Plan is as follows:

                                                                               Options Outstanding
--------------------------------------------------------------------------------------------------------------------------
                                                                                          Weighted
                                  Shares Available         Number          Price           Average
                                      for Grant           of Shares      per Share     Exercise Price
--------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000            2,509,469          6,983,576       0.75 - 9.50        $3.03
Options granted                        (583,165)           583,165       2.01 - 2.75        $2.52
Options forfeited                        50,000            (50,000)             9.50        $9.50
Options exercised                            --           (365,500)      0.75 - 1.00        $0.92
--------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2001               1,976,304          7,151,241       0.75 - 9.50        $3.05
--------------------------------------------------------------------------------------------------------------------------

For the three months ended March 31, 2001, the Company incurred $311,215 [three months ended March 31, 2000 - $898,987] in non-cash stock based compensation expense reported in the statement of operations as follows:

                                                       2001              2000
                                                        $                  $
--------------------------------------------------------------------------------------------------------------------------
Sales and marketing                                      ---            35,573
Research and development                             165,165           461,313
General and administrative                           146,050           402,101
-------------------------------------------------------------------------------------------------------------------------
                                                     311,215           898,987
-------------------------------------------------------------------------------------------------------------------------

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited


Of the total stock based compensation expense in the three months ended March 31, 2001, $32,813 [three months ended March 31, 2000 - $490,469] is a result of
225,000 options for two employees that are performance based and are classified as variable whereby, compensation expense is measured as the excess, if any, of the market price of the Company's stock at the measurement date over the exercise price on the date that it appears probable that the performance targets will be met. A total of $125,250 [three months ended March 31, 2000 - $158,343] is a result of options granted to a consultant in exchange for services which have been measured at fair value on the commitment date using the Black Scholes option pricing model. The remaining $153,152 [three months ended March 31, 2000
- $250,175] relates to the recognition of deferred compensation as a result of options granted in fiscal 1999 and 2000 to employees with an exercise price less than the market price of the common stock on the date of grant.

As at March 31, 2001, the Company has $172,180 in deferred compensation to be expensed in future periods based on the vesting terms of the underlying fixed plan options.

[d]     Warrants

As at March 31, 2001, the Company has the following common stock warrants outstanding:

                                  Number of Common        Exercise Price
                                   Shares Issuable               $              Date of Expiry
--------------------------------------------------------------------------------------------------------------------------
Series F warrants                           2,250,000          2.25         November 30, 2003
Series G warrants                           1,500,000          2.25         November 30, 2003
Series I warrants                             500,000          1.75         November 29, 2003
--------------------------------------------------------------------------------------------------------------------------
                                            4,250,000
--------------------------------------------------------------------------------------------------------------------------

[e]     Loss per share

The following table sets forth the computation of basic earnings loss per share for the three months ended:

March 31,                                                                    March 31,
2001                                                                          2000
$                                                                              $
--------------------------------------------------------------------------------------------------------------------------
Numerator:
Net loss for the period                                                      (2,970,096)                 (1,944,596)
Reduction of beneficial conversion feature
  on retraction of 80,969 Series B preferred
  stock                                                                        109,551                         ----

Net loss attributable to holders of common
 stock and common stock equivalents                                          (2,860,545)                 (1,944,596)

Denominator:
Weighted average number of common stock outstanding                          20,517,101                  16,307,903
Weighted average number of common stock issuable on
   exercise of exchangeable shares                                            6,600,000                   6,600,000
-------------------------------------------------------------------------------------------------------------------------
Average number of common stock and common stock
   equivalents outstanding                                                   27,117,101                  22,907,903
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share:
-------------------------------------------------------------------------------------------------------------------------

Basic and diluted loss per share                                                  (0.11)                      (0.08)
=========================================================================================================================

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited


4. COMMITMENTS AND CONTINGENCIES

On February 27, 2001, the Company entered into a three year agreement with Innovatia Inc. ("Innovatia"), a wholly owned subsidiary of Aliant Inc. ("Aliant"), to develop a carrier-classified unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.

Innovatia will license certain intellectual property to the Company on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management and administrative and support services. In consideration of the licenses and services provided, the Company has agreed to pay fees of $5.7 million over the three year term of the agreement beginning February 1, 2001. Innovatia will invoice the Company on a quarterly basis, equaling $475,000 per quarter commencing April 30, 2001. At the Company's option, the Company may elect to pay for some or all of the services, from time to time, in common shares. In the event that the Company makes this election, the number of common shares will equal the value of the payment then being made divided by the weighted average trading price of the Company's common stock over the ten trading days immediately preceding the date the payment is made.

Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No. 133"), as amended by SFAS No. 137 and SFAS No. 138, established accounting and reporting standards that require every derivative instrument to be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met.

In accordance with SFAS No. 133, the agreement with Innovatia contains an embedded foreign currency derivative that must be bifurcated from the host contract because the agreement is not denominated in either of the parties' functional currencies. The change in the fair value of the embedded foreign currency derivative from the February 27, 2001 contract signing date to the March 31, 2001 reporting date is $210,000 which is reported as a mark to market loss and is a result of the devaluation of the Canadian dollar relative to the US dollar over the same period.

5. COMPARATIVE FIGURES

General and administrative costs for the three-month period ended March 31, 2000 previously reported as $765,231 on our Form 10-QSB/A filed on May 15, 2000 have now been retroactively adjusted to $871,731 to reflect adjustments for stock based compensation costs reported in the consolidated financial statements for the year ended December 31, 2000.

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited


6. SUBSEQUENT EVENTS

[a] On April 3, 2001, the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn.$2.00 per Special Warrant for aggregate gross proceeds of Cdn.$13,000,000. The agents' fees and expenses were Cdn.$1,010,000 resulting in net proceeds to the Company of Cdn.$11,990,000. Each Special Warrant is exercisable, without payment of additional consideration, into one Unit of the Company (a "Unit"). Each Unit consists of one common share and one half of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to acquire one common share at a price of Cdn.$2.25, or on a cashless basis, at any time on or before April 3, 2003. The cashless exercise provision allows the holder to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.

     The Special Warrants are exercisable by the holders at any time after their issuance and, if not previously exercised or repurchased, will be deemed to be exercised on the fifth business day following the "Qualification Date", which is the latest of: (i) the date a registration statement for the underlying securities is declared effective by the United States Securities and Exchange Commission, and (ii) the date the last receipt is issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario, Quebec and New Brunswick securities regulatory commissions and (iii) the day preceding the date the listing of the Company's common shares on The Toronto Stock Exchange becomes effective. If the Qualification Date has not occurred on or prior to August 2, 2001, each Special Warrant will be exercisable for 1.1 Units.

     Cdn.$10,850,000 of the net subscription proceeds ("Escrowed Subscribers") is held in escrow for the purpose of obtaining approval to list the Company's common shares on The Toronto Stock Exchange ("TSE") and was not released to the Company on the Closing Date. The remaining Cdn.$1,140,000 of the net subscription proceeds ("Non-Escrowed Subscribers") was released to the Company, of which Cdn.$685,000 was released on closing and Cdn.$455,000 was released subsequently. In the event a TSE listing of the Company's common shares has not become effective by October 3, 2001 ("Listing Deadline"), the Escrowed Subscribers shall be entitled, at their option (the "Repurchase Option"), until the earlier of the exercise date and the date which is 30 days following the Listing Deadline, to require the Company to repurchase, from legally available funds, their Special Warrants at Cdn.$2.00 plus accrued interest.

     The agents were paid a commission of Cdn.$910,000, representing 7% of the gross proceeds, and were reimbursed Cdn.$100,000 in legal costs. In addition, the agents received a special compensation option that entitles them to purchase 650,000 Units at Cdn.$2.00 per Unit at any time on or before April 3, 2003.


     On May 10, 2001 the Company filed a registration statement in the United States in connection with the April 3, 2001 Special Warrants which was declared effective by the U.S. Securities and Exchange Commission on June 8, 2001. On July 10, 2001 the Company filed a prospectus with the applicable regulatory authorities in Canada in connection with the sale and distribution of the April 3, 2001 Special Warrants. The Company estimates additional expenses of $200,000 to be incurred in connection with these filings. As at March 31, 2001 the Company has deferred the cost incurred in connection with this offering pending successful completion.



     A total of 5,333,007 common shares and common share equivalents (the "Escrowed Shares") will be held in escrow by Computershare Trust Company of Canada (the "Escrow Agent") pursuant to an agreement (the "Escrow Agreement") among the Company, the Escrow Agent and certain shareholders of the Company. The Escrowed Shares are being deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The Escrow Agreement provides that the Escrowed Shares will be released from escrow in three equal amounts every six months over an 18-month period following the date of issue of a final receipt for the Prospectus.



     On June 14, 2001 the TSE conditionally approved the listing of the Company's common shares. Listing of the Company's common shares on the TSE is subject to the Company fulfilling certain conditions, including the final receipt for the prospectus.



     On June 14, 2001, an amendment to the Amended and Restated 1999 Stock Option Plan revising it to meet TSE listing requirements was approved at the Company's Annual General Meeting.

         VOICE MOBILITY INTERNATIONAL, INC.
     Notes to Consolidated Financial Statements
                   March 31, 2001
                    Unaudited



[b] On April 23, 2001, a former consultant to the Company issued a Notice of Intention to Arbitrate under the Arbitration Act (Alberta, Canada), claiming breach of contract relating to consulting services and registration of stock options. The relief sought are damages under several causes of action for an aggregate of approximately $900,000 and an order that the consulting contract be renewed, as well as alternative relief in the form of fair value compensation, interest and costs. The Company believes that there is no substantive merit to the claims and intends to vigorously defend the action. On June 4, 2001 Voice Mobility filed an Arbitration Statement of Defense and Counterclaim against Breakthrough Financial Marketing Inc. for damages aggregating to approximately $1,500,000. While the outcome of this matter is not determinable at this time, management believes that its ultimate resolution will not have a material adverse effect on the Company's financial position.



[c] On April 25, 2001, the Company issued a Cdn.$300,000 non-interest bearing promissory note payable on the earlier of May 28 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay an additional fee of Cdn.$10,000 on maturity. In connection with the issuance of the promissory note the Company also issued 100,000 Class K warrants, entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004.



[d] On May 11, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$400,000 and Cdn.$100,000 respectively, payable on the earlier of July 8, 2001, subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$14,000 and Cdn.$3,500 respectively. In connection with the issuance of the promissory notes the Company also issued 166,667 Class L warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004.



[e] On June 14, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$300,000 and Cdn.$300,000 respectively, payable on the earlier of July 8, 2001 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$10,500 and Cdn.$10,500 respectively. In connection with the issuance of the promissory notes the Company also issued 200,000 Class M warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 14, 2004.



[f] On June 25, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$250,000 and Cdn.$250,000 respectively, payable on the earlier of July 8, 2001 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$8,750 and Cdn.$8,750 respectively. In connection with the issuance of the promissory notes the Company also issued 166,667 Class N warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004.



[g] On June 29, 2001 the date of the automatic conversion of the Series B preferred stock was amended from June 30, 2001 to December 31, 2001.



[h] As at July 10, 2001, the Company has issued an additional 79,500 shares of common stock on the exercise of employee stock options for cash proceeds of $59,625. As at July 10, 2001, the Company has granted an additional 857,567 employee stock options and forfeited 1,230,045 employee stock options under the Amended and Restated 1999 Stock Option Plan.



(i) On June 29, 2001, Mr. O'Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, Voice Mobility will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at Voice Mobility. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002.

                        VOICE MOBILITY INTERNATIONAL, INC.
                    Notes to Consolidated Financial Statements
                                 March 31, 2001
                                    Unaudited



7. RECONCILIATION BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), which conform in all material respects with those in Canada ("Canadian GAAP") except as described in note 13 to the Company's consolidated financial statements for the year ended December 31, 2000 and 1999 and as follows:



[a] Under U.S. GAAP, filing costs associated with our registration statement and the Canadian prospectus are expensed and included in the calculation of loss from operations. Under Canadian GAAP, these costs would be treated as a capital transaction and charged to deferred charges on the balance sheet as a non-current asset until the financing proceeds have been received. Upon successful completion of the prospectuses such costs will be netted against the proceeds on the Special Warrants.



[b] Under U.S. GAAP, the Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations. Under APB 25, compensation expense for employees is based on the intrinsic value of the award at the measurement date and additional compensation is recognized upon acceleration or other modification of option terms. Under Canadian GAAP no compensation is recognized when stock options are issued to employees, or the terms of the options are modified.



[c] Under U.S. GAAP, the retraction of the convertible preferred shares reduced the carrying value of the preferred shares and the amount previously recognized for the beneficial conversion feature on a pro-rata basis with the excess recorded as an increase to retained earnings and reported as an increase to net income available to common shareholders in the calculation of earnings per share. Under Canadian GAAP, the retraction would reduce the carrying value of the preferred shares and additional paid-in capital.



[d] Under U.S. GAAP, in accordance with SFAS No. 133, the agreement with Innovatia contains an embedded foreign currency derivative that must be bifurcated from the host contract because the agreement is not denominated in either of the parties' functional currencies. The change in the fair value of the embedded foreign currency derivative from the February 27, 2001 contract signing date to the March 31, 2001 reporting date is $210,000 which is reported as a mark to market loss and is the result of the devaluation of the Canadian dollar relative to the US dollar over the same period. Under Canadian GAAP, no such loss is recognized.



[e] Under U.S. GAAP, amounts owing to Innovatia are presented as current liabilities. For purposes of Canadian GAAP, the Company's ability to settle this liability by issuance of common stock requires its presentation as a component of shareholders' equity.



The impact of these variations on the consolidated statement of operations is as follows:



                                                      MARCH 31,        MARCH 31,
                                                        2001             2000
                                                          $                $
---------------------------------------------------------------------------------------------------------
Net loss, U.S. GAAP                                  2,970,096         1,944,596
Adjustments to -
Filing cost of registration statement and
   Canadian prospectus[a]                              (74,562)               --
Stock based compensation [b]                          (185,965)         (740,644)
Loss on embedded foreign currency
   derivative [d]                                     (210,000)               --
---------------------------------------------------------------------------------------------------------
Net loss and net loss attributable to common
   shareholders, Canadian GAAP                       2,499,569         1,203,952
Net loss per common share (Canadian GAAP,
   basic and diluted)                                    (0.09)            (0.05)
---------------------------------------------------------------------------------------------------------



Balance sheet items which are subject to material variation under U.S. GAAP are as follows:



                                                                       MARCH 31,       DECEMBER 31,
                                                                         2001              2000
                                                                           $                 $
---------------------------------------------------------------------------------------------------------
Deferred charges                                                       195,635                 --
Accrued liabilities                                                    274,429                 --
Foreign currency derivative                                                 --                 --
Additional paid-in capital                                          16,409,389         15,874,039
Accumulated deficit                                                (14,825,924)       (12,326,355)
---------------------------------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
VOICE MOBILITY INTERNATIONAL, INC.

We have audited the accompanying consolidated balance sheets of VOICE MOBILITY INTERNATIONAL, INC. as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States and Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Voice Mobility International, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


The accompanying financial statements have been prepared assuming that Voice Mobility International, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Vancouver, Canada,
February 28, 2001 (except for notes 1                      /s/ Ernst & Young LLP
and 12, which are as of July 10, 2001).                    Chartered Accountants


       COMMENTS BY AUDITOR ON UNITED STATES-CANADA REPORTING DIFFERENCE



In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present in accordance with generally accepted accounting principles conditions and events that cast substantial doubt on the company's ability to continue as a going concern. Although our audits were conducted in accordance with auditing standards generally accepted both in the United States and Canada, our report to the directors dated February 28, 2001 (except for notes 1 and 12 which are as of July 10, 2001) is expressed in accordance with auditing standards generally accepted in the United States which require a reference to such conditions and events in the auditors' report.





Vancouver, Canada,                                         /s/ Ernst & Young LLP
February 28, 2001 (except for notes 1                      Chartered Accountants
and 12 which are as of July 10, 2001).

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Voice Mobility Inc.

We have audited the balance sheets of Voice Mobility Inc. as at December 31, 1998 and the statements of earnings, shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and the results of its operations and cash flows for the year then ended in accordance with United States generally accepted accounting principles.

Vancouver, British Columbia,                         /s/ Bedford Curry & Co.
March 29, 1999                                       Chartered Accountants

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as that referred to in the attached balance sheet as at December 31, 1998 and described in Note 1 of the financial statements. The explanatory paragraph would state that, as discussed in Note 1 to the financial statements, the Company has a working capital deficiency and a net capital deficiency that raise doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The above opinion is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, British Columbia,                           /s/ Bedford Curry & Co.
March 29, 1999                                         Chartered Accountants

VOICE MOBILITY INTERNATIONAL, INC.


                           CONSOLIDATED BALANCE SHEETS
           [See Note 1 - Nature of Business and Basis of Presentation]


As at December 31                                                                 (expressed in U.S. dollars)

                                                                                    2000               1999
                                                                                      $                  $
--------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash and cash equivalents                                                          602,527            120,712
Restricted cash [NOTE 7[C]]                                                      2,000,000               --
Accounts receivable [net of allowance for doubtful debts:
   2000 - $4,222; 1999 - $22,403] [NOTE 3]                                          18,634             16,541
Other receivables                                                                   50,886             63,024
Prepaid expenses                                                                    65,133             34,100
Inventory                                                                             --               93,107
--------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                             2,737,180            327,484
Property and equipment, net [NOTE 5]                                             1,927,731            524,180
--------------------------------------------------------------------------------------------------------------
                                                                                 4,664,911            851,664
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Accounts payable                                                                   413,662            318,169
Accrued liabilities                                                                316,464            154,921
Employee related payables                                                          160,560             75,093
Deferred revenue                                                                   212,500             93,016
Notes payable [NOTE 6]                                                                --              812,070
--------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                        1,103,186          1,453,269
--------------------------------------------------------------------------------------------------------------
Commitments and contingencies [NOTE 10]

STOCKHOLDERS' EQUITY (DEFICIENCY) [NOTE 7]
Common stock, $0.001 par value, authorized 100,000,000
   [1999 - 50,000,000], 20,201,282 outstanding [1999 - 10,959,420]                  20,202             10,960
Shares to be issued, nil [1999 - 3,250,901]                                           --                3,251
Preferred stock, $0.001 par value, authorized 1,000,000
   Series A Preferred stock issued and outstanding, 1                                    1                  1
   Series B Preferred stock issued and outstanding, 666,667 [1999 - nil]               667               --
Additional paid-in capital                                                      22,871,377          7,570,427
Accumulated deficit                                                            (19,323,693)        (8,221,746)
Other accumulated comprehensive income                                              (6,829)            35,502
--------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                          3,561,725           (601,605)
--------------------------------------------------------------------------------------------------------------
                                                                                 4,664,911            851,664
==============================================================================================================


SEE ACCOMPANYING NOTES

VOICE MOBILITY INTERNATIONAL, INC.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
           [See Note 1 - Nature of Business and Basis of Presentation]


Year ended December 31                                                (expressed in U.S. dollars)

                                                        2000             1999              1998
                                                          $                $                 $
---------------------------------------------------------------------------------------------------
SALES [NOTE 4]                                         275,190            55,997          119,248
Cost of sales                                           86,498            51,843           75,439
---------------------------------------------------------------------------------------------------
Gross profit                                           188,692             4,154           43,809
---------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Sales and marketing [NOTE 7[D]]                      3,588,642         1,190,754          189,691
Research and development [NOTE 7[D]]                 2,709,048         2,250,153          283,918
General and administrative [NOTE 7[D]]               3,639,028         2,351,643          460,911
Acquisition fee for recapitalization                        --           200,000               --
---------------------------------------------------------------------------------------------------
                                                     9,936,718         5,992,550          934,520
---------------------------------------------------------------------------------------------------
Loss from operations                                 9,748,026         5,988,396          890,711
Interest income                                       (113,490)               --               --
Interest expense                                        16,411            70,209           39,887
---------------------------------------------------------------------------------------------------
Loss before extraordinary items                      9,650,947         6,058,605          930,598
Extraordinary loss on settlement of debt [NOTE 6]           --           790,000               --
---------------------------------------------------------------------------------------------------
NET LOSS                                             9,650,947         6,848,605          930,598
Foreign currency translation (gains) losses             42,331            39,737          (75,239)
---------------------------------------------------------------------------------------------------
COMPREHENSIVE LOSS                                   9,693,278         6,888,342          855,359
===================================================================================================

EARNINGS (LOSS) PER SHARE [NOTE 7[F]]
Basic and diluted loss per share
   before extraordinary items                           (0.46)            (0.36)           (0.14)
Basic and diluted loss per share                        (0.46)            (0.41)           (0.14)
---------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

VOICE MOBILITY INTERNATIONAL, INC.


          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
           [See Note 1 - Nature of Business and Basis of Presentation]


Year ended December 31


                                                                                 Series A Preferred   Series B Preferred
                                          Common Stock      Stock to be Issued          Stock               Stock
                                      ------------------   -------------------  -------------------  -------------------  Additional
                                        Number               Number               Number               Number               Paid-in
                                      of Shares   Amount   of Shares   Amount   of Shares   Amount    of Shares   Amount    Capital
                                          #          $         #          $         #          $          #         $          $
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997            8,400,000         59        --        --         --        --          --        --        --
Foreign currency translation gain            --         --        --        --         --        --          --        --        --
Net loss                                     --         --        --        --         --        --          --        --        --
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998            8,400,000         59        --        --         --        --          --        --        --
Exchange of Voice Mobility Inc.       (8,400,000)      (59)       --        --          1         1                    --        58
   common stock
Acquisition of Equity Capital Group,    453,756        454        --        --         --        --          --        --      (454)
Inc.
Stock to be issued pursuant to Acrex
   Ventures Ltd. stock subscriptions  ----------     8,327    90,901        91         --        --          --        -- 1,255,582
                                      8,327,099
Stock subscription receivable from
   Acrex Ventures Ltd.                       --         --        --        --         --        --          --        --   (43,333)
Acquisition fee for recapitalization         --         --        --        --         --        --          --        --   200,000
Stock issued on settlement of Pacific
   Western Mortgage Corporation note    750,000        750        --        --         --        --          --        --   249,250
   payable
Warrants issued on settlement of
   Ernest Gardiner note payable              --         --        --        --         --        --          --        --    33,000
Warrants issued on settlement of Ibex
   Investment Ltd. note payable              --         --        --        --         --        --          --        --   957,000
Stock issued on settlement of amounts
   due to                             1,428,571      1,429        --        --         --        --          --        --   498,571
   Aliant Inc.
Common stock issued pursuant to
   exercise of common stock warrants         --         -- 3,160,000     3,160         --        --          --        -- 1,510,173
   [NOTE 7[E]]
Foreign currency translation loss            --         --        --        --         --        --          --        --
Stock based compensation [NOTE 7[D]]         --         --        --        --         --        --          --        -- 2,910,580
Net loss                                     --         --        --        --         --        --          --        --        --

------------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999             10,959,426    10,960 3,250,901     3,251          1         1          --        -- 7,570,427

Stock subscriptions received pursuant
   to stock subscriptions from Acrex     90,901         91   (90,901)      (91)        --        --          --        --    43,333
   Ventures Ltd.

Common stock issued pursuant to
   private placements, net of share   3,050,000      3,050        --        --         --        --          --        -- 7,238,950
   issue costs of $75,000

Common stock issued pursuant to
   exercise of common stock warrants  5,594,000      5,594 (3,160,000)  (3,160)        --        --          --        --   951,084
   [NOTE 7[E]]

Common stock issued pursuant to
   exercise of stock options            506,955        507        --        --         --        --          --        --   430,992

Preferred stock and detachable
   warrants issued pursuant to               --         --        --        --         --        --     666,667       667 1,999,333
   private placement

Beneficial conversion feature and
   deemed dividend on preferred stock        --         --        --        --         --        --          --        -- 1,451,000

Stock based compensation [NOTE 7[D]]         --         --        --        --         --        --          --        -- 3,186,258

Foreign currency translation loss            --         --        --        --         --        --                    --        --

Net loss                                     --         --        --        --         --        --                              --
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000            20,201,282    20,202        --        --          1         1     666,667       667 22,871,377
====================================================================================================================================


                                                     Other
                                                  Accumulated
                                    Accumulated   Comprehensive
                                      Deficit        Income       Total
                                         $              $          $
-------------------------------------------------------------------------
Balance, December 31, 1997              (442,543)        --      (442,484)
Foreign currency translation gain             --     75,239        75,239
Net loss                                (930,598)        --      (930,598)
=========================================================================
Balance, December 31, 1998            (1,373,141)    75,239    (1,297,843)
Exchange of Voice Mobility Inc.               --         --            --
   common stock
Acquisition of Equity Capital Group,          --         --            --
Inc.
Stock to be issued pursuant to Acrex
   Ventures Ltd. stock subscriptions          --         --     1,264,000

Stock subscription receivable from
   Acrex Ventures Ltd.                        --         --       (43,333)
Acquisition fee for recapitalization          --         --       200,000
Stock issued on settlement of Pacific
   Western Mortgage Corporation note          --         --       250,000
   payable
Warrants issued on settlement of
   Ernest Gardiner note payable               --         --        33,000
Warrants issued on settlement of Ibex
   Investment Ltd. note payable               --         --       957,000
Stock issued on settlement of amounts
   due to                                     --         --       500,000
   Aliant Inc.
Common stock issued pursuant to
   exercise of common stock warrants          --         --     1,513,333
   [NOTE 7[E]]
Foreign currency translation loss             --    (39,737)      (39,737)
Stock based compensation [NOTE 7[D]]          --         --     2,910,580
Net loss                              (6,848,605)        --    (6,848,605)

-------------------------------------------------------------------------
Balance December 31, 1999             (8,221,746)    35,502      (601,605)

Stock subscriptions received pursuant
   to stock subscriptions from Acrex          --         --        43,333
   Ventures Ltd.

Common stock issued pursuant to
   private placements, net of share           --         --     7,242,000
   issue costs of $75,000

Common stock issued pursuant to
   exercise of common stock warrants          --         --       953,518
   [NOTE 7[E]]

Common stock issued pursuant to
   exercise of stock options                  --         --       431,499

Preferred stock and detachable
   warrants issued pursuant to                --         --     2,000,000
   private placement

Beneficial conversion feature and
   deemed dividend on preferred
   stock                              (1,451,000)        --            --

Stock based compensation [NOTE 7[D]]          --         --     3,186,258

Foreign currency translation loss             --    (42,331)      (42,331)

Net loss                              (9,650,947)        --    (9,650,947)
-------------------------------------------------------------------------
Balance, December 31, 2000           (19,323,693)    (6,829)    3,561,725
==========================================================================


SEE ACCOMPANYING NOTES

VOICE MOBILITY INTERNATIONAL, INC.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           [See Note 1 - Nature of Business and Basis of Presentation]


Year ended December 31                                                (expressed in U.S. dollars)

                                                        2000             1999              1998
                                                          $                $                 $
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                            (9,650,947)       (6,848,605)        (930,598)
Non-cash items included in net loss
   Amortization                                        545,988           148,150           69,231
   Stock issued on settlement of amounts due to
     Aliant Inc.                                            --           500,000               --
   Extraordinary loss on settlement of
     Ibex Investment Ltd. notes payable                     --           790,000               --
   Stock based compensation [NOTE 7[D]]              3,186,258         2,910,580               --
   Bad debt expense                                    (17,331)              204           21,615
------------------------------------------------------------------------------------------------------
                                                    (5,936,032)       (2,499,671)        (839,752)
Change in accounts receivable                           24,358            53,591          (71,903)
Change in prepaid expenses                             (32,319)          (15,302)         (14,899)
Change in inventory                                     89,575           (75,093)         (15,408)
Change in accounts payable                              (3,957)          225,214          (72,769)
Change in accrued liabilities                          167,484            83,641            7,369
Change in employee payables                             88,316            43,598           29,434
Change in deferred revenue                             123,012            90,377          (25,321)
------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                   (5,479,563)       (2,093,645)      (1,003,249)
------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of plant and equipment                     (1,857,636)         (519,548)        (151,719)
------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                   (1,857,636)         (519,548)        (151,719)
------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Cash proceeds from issuance of common stock          7,102,033                --               --
Cash proceeds on exercise of warrants                  953,518         1,513,333               --
Cash proceeds on exercise of stock options             431,499                --               --
Repayment of notes payable                            (624,360)               --          770,400
Change in amounts due to Acrex Ventures Ltd.                --           997,994          399,861
Change in amounts due from shareholders                     --                --           22,255
Cash proceeds from advances                                 --           183,300               --
------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                7,862,690         2,694,627        1,192,516
------------------------------------------------------------------------------------------------------

Effect of foreign currency on cash                     (43,676)            2,165           (1,235)
------------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                  481,815            83,599           36,313
Cash and cash equivalents, beginning of year           120,712            37,113              800
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                 602,527           120,712           37,113
------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                  16,000            70,000           40,000
Cash paid for income taxes                                  --                --               --
------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

Voice Mobility International, Inc., (the `Company') is a Nevada corporation engaged in the development and sales and marketing of unified voice messaging software through its wholly owned operating subsidiaries, Voice Mobility Inc. and Voice Mobility (US) Inc. The Company's primary market is the Tier I and Tier II service providers including wireless service providers, competitive local exchange providers, internet service providers, cable operators and smaller incumbent local exchange carriers. The Company's principal geographic markets include North America, Europe and Asia.

BASIS OF PRESENTATION

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.


The Company incurred an operating loss of $9,748,026 for the year ended December 31, 2000 [1999 - $5,988,396; 1998 - $890,711] that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations, as well as the growth of the business, through a series of equity private placements. The Company is continuing to seek other sources of financing. As described in note 12[a], on April 3, 2001 the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn.$2.00 per special warrant for aggregate proceeds of Cdn.$13,000,000 of which Cdn.$1,010,000 was paid to the placement agents for fees and expenses and Cdn.$10,850,000 has been escrowed for the purpose of obtaining approval to list the Company's common shares on The Toronto Stock Exchange ("TSE"). The special warrants underlying the escrowed funds are subject to repurchase, from legally available funds, in the event a TSE listing does not become effective by October 3, 2001. Management has applied to the TSE in order to have the funds removed from escrow. Management also expects that increasing revenues from current operations will result in 2001 from the deployment of the unified communications software product. There are no assurances that the Company will be successful in achieving these goals.


In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONT'D.)

For the years ending December 31, 1999 and prior, the Company was a development stage company.

RECAPITALIZATION OF THE COMPANY

These consolidated financial statements are the continuing financial statements of Voice Mobility Inc. ("VMI"), a company incorporated under the laws of the Canada Business Corporations Act in 1993. Through a series of transactions in June 1999, VMI was recapitalized and acquired the net assets of Voice Mobility International, Inc. ("VMII") (formerly Equity Capital Group, Inc.) an inactive United States company registered on the NASD Over-the-Counter Bulletin Board.

HISTORY OF VMI

Prior to the reverse acquisition of VMII, the shareholders of VMI had been negotiating to acquire Acrex Ventures Ltd. ("Acrex") an inactive public company trading on the Vancouver Stock Exchange (VSE) with no assets or liabilities. Pending approval of this transaction by the VSE, Acrex and VMI entered into four private placements for proceeds totaling $1,400,000 (Cdn.$2,022,500). The net proceeds of $1,264,000 were advanced to VMI to fund operations. Under these arrangements stock subscriptions in the private placements entitled investors to one common stock of Acrex and one warrant entitling the holder to acquire one common stock of Acrex. At the time of this arrangement the fair value of the warrants was determined to be nominal since the exercise price of these warrants exceeded the fair value of the VMI common stock. This arrangement between Acrex and VMI expired on March 31, 1999. In connection with the acquisition of VMII, the Acrex investors agreed to assign all proceeds from the four private placements to VMII and contribute an additional $.02 per share for an aggregate $200,000, in exchange for common stock and common stock warrants with terms and conditions substantially identical to the warrants that would have been issued by Acrex to the subscribers of its four private placements. Accordingly, the issuance of common stock and warrants of VMII to Acrex investors has been reflected as a recapitalization of VMI in the amount of $1,264,000 in the year ended December 31, 1999. As at December 31, 1999, $43,333 was receivable from Acrex investors and was presented as a reduction of additional paid in capital. The $43,333 was collected in fiscal 2000.

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONT'D.)

VMI received advances in the form of notes payable from Pacific Western Mortgage Corporation ("PWMC"), a shareholder of VMI and Ernest Gardiner, an Acrex investor. In March 1999, these parties agreed to settle amounts owing to them by VMI. PWMC agreed to the issuance of 750,000 common shares of Acrex, at their fair value, in settlement of $250,000 (Cdn.$375,000) of amounts owing by VMI. The fair value of the shares issued was determined by management to be $0.35 (Cdn.$0.50) per share. Ernest Gardiner agreed to the issuance of warrants to acquire 101,000 common shares of Acrex at $0.35 (Cdn.$0.50) per share, in settlement of $33,000 (Cdn.$50,500) of amounts owing by VMI. The fair value of the warrants was determined to be equivalent to the debt settled.

REVERSE ACQUISITION OF VMII

Pursuant to share purchase agreements dated April 1, 1999 and June 24, 1999, the stakeholders of VMI, sold their interest, and had transferred to them 125,000 shares of common stock of Equity Capital Group, Inc. ("Equity Capital") by the majority shareholder of Equity Capital, and VMII issued 8,293,000 shares of VMII common stock and the right to acquire an additional 6,600,000 shares of VMII common stock in exchange for $200,000 and all the capital stock of VMI. As a result of this transaction, the stakeholders in Voice Mobility and Acrex (consisting of the original shareholders of VMI, certain shareholders of Acrex, and the investors in the Acrex private placement) effectively acquired 15,018,000 common stock equivalents of VMII which represented a controlling interest of approximately 90%. This transaction is considered an acquisition of VMII (the accounting subsidiary/legal parent) by VMI (the accounting parent/legal subsidiary) and has been accounted for as a purchase of the net assets of VMII by VMI. Accordingly, this transaction represents a recapitalization of VMI, the legal subsidiary effective June 24, 1999.

These consolidated financial statements are issued under the name of VMII, but are a continuation of the financial statements of the accounting acquirer, VMI. VMI's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Operating results to June 24, 1999, are those of VMI. At June 24, 1999, VMII had no assets and no liabilities. For purposes of this acquisition the fair value of the net assets of VMII of $nil was ascribed to the 453,756 previously outstanding common stock of VMII deemed to be issued in the acquisition. The additional $200,000 paid for this transaction was expensed as a fee for the recapitalization in the year ended December 31, 1999.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Voice Mobility Inc., Voice Mobility
(US), Inc., Voice Mobility Canada Limited, an inactive company and VM Sub Limited, also an inactive company. All intercompany balances and transactions have been eliminated on consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes license revenue upon shipment of a product to the client if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable, and any uncertainties with regard to customer acceptance are insignificant. For contracts with multiple obligations (e.g. deliverable and undeliverable products, maintenance and other services), the Company allocates revenue to each component of the contract based on objective evidence of its fair value when it is determinable. The Company recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

To the extent that objective evidence of fair value is not determinable, the Company defers revenue until the earlier of the point at which (1) sufficient evidence exists or (2) all elements of the arrangement have been delivered. If the only undelivered element relates to post contract support, the Company defers revenue and recognizes it ratably over the term of the agreement.

2. SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

FOREIGN CURRENCY

These consolidated financial statements have been presented in United States dollars. The functional currency of the Company is the Canadian dollar. Accordingly, all assets and liabilities of the Company, which are denominated in foreign currencies, are translated at the year end exchange rate and revenues and expenses are translated using a weighted average exchange rate for the applicable period. Any exchange gains and losses resulting are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income.

Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the exchange rates prevailing on the respective transaction dates. Gains and losses on foreign currency transactions are reflected in the consolidated statements of operations.

FINANCIAL INSTRUMENTS

The Company's financial instruments consists of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. Unless otherwise stated the fair value of the financial instruments approximates their carrying value. The Company has not entered into foreign exchange derivative contracts.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and short term deposits with original maturities of ninety days or less and are recorded at amortized cost.

INVENTORY

Inventory is valued at the lower of cost, determined on a first in first out basis, and net realizable value. Inventory at December 31, 1999 consisted of $65,847 in parts and supplies and $27,260 in work in progress.

2. SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:


     Computer equipment                                       3 years
     Computer software                                        2 years
     Office equipment and furniture                           5 years
     Leasehold improvements                                   Term of the lease

The Company changed its amortization policy in 2000 from the declining balance method to the straight line method. The cumulative effect of this change in accounting policy is not significant to the financial statements.

SOFTWARE DEVELOPMENT COSTS

Costs incurred internally to develop computer software products and the costs to acquire externally developed software products (which have no alternative future use) to be sold, leased or otherwise marketed are charged to expense until the technological feasibility of the product has been established. After technological feasibility is established and until the product is available for general release, software development, product enhancements and acquisition costs will be capitalized and amortized.

ADVERTISING

Advertising costs are expensed in the period incurred. Advertising expense for the year ended December 31, 2000 was $355,000 [1999 - $66,000; 1998 - $64,000].

STOCK BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for employees is based on the difference between the fair value of the Company's stock and the exercise price if any, on the date of the grant. The Company accounts for stock issued to non-employees at fair value in accordance with SFAS 123. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to non-employees.

2. SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect for the year in which the differences are expected to reverse.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common stock and exchangeable shares outstanding for the period. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

COMPREHENSIVE INCOME

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. Other accumulated comprehensive income consists only of accumulated foreign currency adjustments for all periods presented.

COMPARATIVE FIGURES

Certain amounts in the 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. The Company does not expect the adoption of these accounting pronouncements to have a material effect on its financial position or results of operations.

3. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

Amounts owing from three customers comprised 86% of the accounts receivable balance at December 31, 2000. Amounts owing from three customers comprised 100% of the accounts receivable balance at December 31, 1999.

4. SEGMENTED INFORMATION

The Company operates in one major line of business, the development, manufacture and marketing of unified voice messaging systems. The Company derived substantially all of its revenues to external customers from sales by its Canadian operations and has substantially all its assets in Canada. Sales to three customers comprised 93% of revenues in 2000. Sales to three customers comprised 100% of revenues in 1999. Sales to two customers comprised 89% of revenues in 1998.

5. PROPERTY AND EQUIPMENT


                                                                     ACCUMULATED         NET BOOK
                                                     COST           AMORTIZATION           VALUE
                                                       $                  $                  $
------------------------------------------------------------------------------------------------------
2000
Computer equipment                                 1,975,443           476,277          1,499,166
Computer software                                    401,356           185,986            215,370
Office equipment and furniture                       177,826            38,456            139,370
Leasehold improvements                               107,236            33,411             73,825
------------------------------------------------------------------------------------------------------
                                                   2,661,861           734,130          1,927,731
======================================================================================================

1999
Computer equipment                                   487,093           106,227            380,866
Computer software                                     98,456            66,360             32,096
Office equipment and furniture                        57,073            13,089             43,984
Leasehold improvements                                77,397            10,163             67,234
------------------------------------------------------------------------------------------------------
                                                     720,019           195,839            524,180
======================================================================================================

6. NOTES PAYABLE


                                                                                                2000           1999
                                                                                                  $              $
----------------------------------------------------------------------------------------------------------------------
Note payable to Ibex Investment Ltd. ("Ibex") - Interest at 10% per annum, due the earlier of December 31, 2000 or the next equity financing of VMII. The loan is denominated in Canadian dollars and is collateralized by a general security agreement
over the assets of the Company.                                                                  --            628,770

Other advances are unsecured, non interest bearing with no fixed repayment terms [NOTE
7[b]]                                                                                            --            183,300
----------------------------------------------------------------------------------------------------------------------
                                                                                                 --            812,070
Less: current portion                                                                            --            812,070
----------------------------------------------------------------------------------------------------------------------
                                                                                                 --                 --
======================================================================================================================

In conjunction with the reorganization of the Company the note payable to Ernest Gardiner was settled in March 1999, in exchange for 101,000 warrants with a fair value equivalent to the then carrying value of the notes payable [note 1].

On June 29, 1999, in settlement of a $167,000 loan and a revision to the repayment terms of the note payable to Ibex the Company issued 500,000 warrants with an exercise price of $0.35 per common stock. The Company has recorded an extraordinary loss of $790,000 based on the difference between the fair value of the equity instruments issued and the carrying value of the debt settled. The fair value of the warrants granted to Ibex was estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: no dividend yield; risk free interest rate of 5.5%; expected volatility of 89%; and an expected life of one year.

7. SHARE CAPITAL

[a]  AUTHORIZED

On June 9, 2000, the Board of Directors approved a resolution to increase the authorized shares of common stock from 50,000,000 to 100,000,000, par value $.001 per share. The Company is also authorized to issue up to 1,000,000 shares of preferred stock, par value $.001 per share.

In connection with the 1999 recapitalization of VMI described in note 1, Voice Mobility Canada Limited (VM Canada) issued 6,600,000 VM Canada Exchangeable Shares. VM Canada is a wholly owned subsidiary of VMII. Each VM Canada Exchangeable Share is exchangeable for one VMII common share at any time at the option of the shareholder, and will be exchanged no later than July 1, 2009, and has essentially the same voting, dividend and other rights as one VMII common share. A share of Series A preferred voting stock, which was issued to a trustee in trust for the holders of the VM Canada Exchangeable Shares, provides the mechanism for holders of the VM Canada Exchangeable Shares to have voting rights in VMII. The Company considers each Exchangeable Share as equivalent to a share of its common stock and therefore the Exchangeable Shares are included in the computation of basic earnings per share.

As at December 31, 2000 the holders of the Exchangeable Shares are entitled to 6,600,000 individual votes in all matters of Voice Mobility International, Inc. As the Exchangeable Shares are converted into common stock of the Company, the voting rights attached to the share of Series A preferred voting stock are proportionately reduced.

[b]  COMMON STOCK

By an agreement dated March 26, 1999 Aliant Inc. ("Aliant"), Acrex, and VMI agreed to recognize past contributions of Aliant on a joint development project to a maximum amount of $335,200 (Cdn$500,000). It was agreed that VMI would not be required to reimburse Aliant the $335,200, unless VMI became a public company or was owned by a public company. On March 26, 1999 it was determined this amount would be settled by the issuance of 1,428,571 shares of the public entity. The identical terms of the debt settlement agreement involving Acrex were assumed by VMII. The development project expense including a beneficial conversion feature of $164,800, calculated at its intrinsic value at the commitment date, was recorded as research and development expense.

7. SHARE CAPITAL (CONT'D.)

On February 15, 2000 the Company issued 2,250,000 units, at $2 per unit for gross cash proceeds of $4,500,000. Each unit comprises one share of common stock and one Class F warrant, entitling the holder to one common share, exercisable at $5.50 at any time up to February 15, 2005. The Company also issued 100,000 common shares and $75,000 cash to third parties as a finders fee. Cash proceeds of $4,241,700 were received in fiscal 2000 from the issuance of the units, net of the $75,000 finders fee and the $183,300 in unsecured advances received in December 1999. On December 2, 2000, the Board of Directors amended the exercise price of the Class F warrants to $2.25 and amended the expiry date to November 30, 2003.

On July 1, 2000 the Company issued 500,000 units, at $5.50 per unit for net cash proceeds of $2,750,000. Each unit comprises one share of common stock and three Class G warrants, entitling the holder to one share of common stock per warrant, exercisable at $5.50 at any time up to July 1, 2003. On December 2, 2000, the Board of Directors amended the exercise price of the Class G warrants to $2.25 and amended the expiry date to November 30, 2003.

On September 29, 2000, the Company issued 200,000 units, at $0.335 per unit for net cash proceeds of $67,000. Each unit comprises one share of common stock and one Class H warrant, entitling the holder to one share of common stock per warrant, exercisable at $0.50 at any time up to December 29, 2000.

[c]  PREFERRED STOCK

On December 29, 2000 the Company issued 666,667 units at $3.00 per unit for cash proceeds of $2,000,000. Each unit comprises one share of Series B non-voting convertible preferred stock and 3/4 of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of June 30, 2001. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The funds and the preferred stock certificates have been placed in escrow pursuant to an escrow agreement. The funds may be withdrawn by the Company in increments of up to $500,000 on January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 on a cumulative basis and the preferred stock certificates will be released to the investors concurrent with the cash disbursements. The escrow provides that under certain conditions, the Company can retract, at its option, the Series B preferred stock, at $3.00 per share together with all accrued and unpaid dividends. The Class I warrants will remain in effect regardless of whether the funds are disbursed to the Company or returned to the investors from the escrow.

7. SHARE CAPITAL (CONT'D.)

Based on the relative fair values of the preferred stock and detachable warrants on the date of issuance, the Company allocated $1,451,000 of the proceeds to preferred stock and $549,000 of the gross proceeds to the warrants. The agreement contains a beneficial conversion feature that allows the investors to convert the preferred stock to common stock at an effective conversion rate which is less than the closing price of the Company's common stock on December 29, 2000. The amount of the beneficial conversion feature is limited to the proceeds allocated to the preferred stock of $1,451,000 and is presented as a preferred stock dividend.

[d]  STOCK OPTIONS

1999 STOCK OPTION PLAN

On May 19, 2000, the Board of Directors approved a resolution to amend the 1999 Stock Option Plan originally adopted on June 29, 1999. The Amended and Restated 1999 Stock Option Plan authorizes an aggregate amount of 10,000,000 common shares to be issued pursuant to the exercise of stock options.

The Stock Option Plan provides for the granting of options which either qualify for treatment as incentive stock options or non-statutory stock options and entitles directors, employees and consultants to purchase common shares of the Company. The Stock Option Plan also provides for the issuance of both fixed and variable options. Options granted are subject to approval of the Board of Directors or the Stock Option Committee.

The options generally vest over a period of two to three years from the date of grant and immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The options generally have a term of five years.

7. SHARE CAPITAL (CONT'D.)

Activity under the Plan is as follows:


                                                                             OPTIONS OUTSTANDING
-------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED
                                  SHARES AVAILABLE         NUMBER          PRICE           AVERAGE
                                      FOR GRANT           OF SHARES      PER SHARE     EXERCISE PRICE
-------------------------------------------------------------------------------------------------------
Balance, December 31, 1998 and 1997          --                 --                --           --
Shares authorized                     5,000,000                 --                --           --
Options granted                      (3,252,750)         3,252,750       0.75 - 2.38        $0.94
Options forfeited                       265,834           (265,834)             0.75        $0.89
-------------------------------------------------------------------------------------------------------
Balance, December 31, 1999            2,013,084          2,986,916       0.75 - 2.38        $0.94
Additional shares reserved            5,000,000                 --                --           --
Options granted                      (4,577,795)         4,577,795       0.75 - 9.50        $4.13
Options forfeited                        74,180            (74,180)      0.75 - 2.00        $1.19
Options exercised                            --           (506,955)      0.75 - 3.05        $0.87
-------------------------------------------------------------------------------------------------------
Balance, December 31, 2000            2,509,469          6,983,576       0.75 - 9.50        $3.03
=======================================================================================================

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as at December 31, 2000 are as follows:


                                    OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                     -------------------------------------------------- --------------------------
                                                          WEIGHTED
                         NUMBER            WEIGHTED        AVERAGE           NUMBER       WEIGHTED
   RANGE OF          OUTSTANDING AT         AVERAGE       REMAINING      EXERCISABLE AT    AVERAGE
   EXERCISE           DECEMBER 31,         EXERCISE      CONTRACTUAL      DECEMBER 31,    EXERCISE
    PRICES                2000               PRICE      LIFE (YEARS)          2000          PRICE
-------------------------------------------------------------------------------------------------------
  $0.75 - 1.00         2,543,877             $0.86           2.93          2,283,516        $0.87
  $1.01 - 3.00         2,057,900             $2.16           4.15            713,033        $2.11
  $3.01 - 5.00           148,000             $4.50           4.62             15,833        $3.97
  $5.01 - 7.00         1,603,799             $5.55           4.54            474,683        $5.47
  $7.01 - 9.50           630,000             $7.88           4.23            291,750        $7.90
-------------------------------------------------------------------------------------------------------
                       6,983,576             $3.03           3.81          3,778,815        $2.24
=======================================================================================================

7. SHARE CAPITAL (CONT'D.)

For the year ended December 31, 2000, the Company incurred $3,186,258 [1999 - $2,910,580; 1998 - $nil] in non-cash stock based compensation expense reported in the statement of operations as follows:


                                                       2000              1999               1998
                                                        $                  $                  $
--------------------------------------------------------------------------------------------------------
Sales and marketing                                1,178,996           597,891                 --
Research and development                             964,673         1,023,429                 --
General and administrative                         1,042,589         1,289,260                 --
--------------------------------------------------------------------------------------------------------
                                                   3,186,258         2,910,580                 --
--------------------------------------------------------------------------------------------------------

Of the total stock based compensation expense in 2000, $1,065,938 [1999 and 1998
- $nil] is a result of acceleration of the vesting terms and modification of the term to expiry of options held by a terminated employee. A total of $274,000 [1999 and 1998 - $nil] is a result of 325,000 options for two employees that are performance based and are classified as variable whereby, compensation expense is measured as the excess, if any, of the market price of the Company's stock at the measurement date over the exercise price on the date that it appears probable that the performance targets will be met. A total of $880,500 [1999 and 1998 - $nil] is a result of options granted to consultants in exchange for services which have been measured at fair value on the commitment date using the Black Scholes option pricing model. The remaining $965,820 [1999 - $2,910,580; 1998 - $nil] is a result of options granted to employees with an exercise price less than the market price of the common stock on the date of grant. Of the $965,820, $815,938 relates to the recognition of deferred compensation incurred on options granted in 1999.

As at December 31, 2000, the Company has $325,332 [1999 - $1,106,656; 1998 -
$nil] in deferred compensation to be expensed in future periods based on the vesting terms of the underlying fixed plan options.

7. SHARE CAPITAL (CONT'D.)

PRO FORMA DISCLOSURE OF STOCK BASED COMPENSATION

Pro forma information regarding results of operations and net income (loss) per share is required by SFAS 123 for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

The fair value of the Company's stock-based awards granted to employees in 2000 and 1999 was estimated using the Black Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 2.5 years [1999 - 2.0 years], a risk free interest rate of 5.87% [1999 - 5.50%] and an expected volatility of 118% [1999 - 89%]. The weighted average fair value of options granted during 2000 was $3.15 [1999 - $1.60]. For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company's net loss and loss per share of applying SFAS 123 to the Company's stock-based awards to employees would approximate the following:


                                                       2000              1999               1998
                                                        $                  $                  $
-----------------------------------------------------------------------------------------------------
Net loss attributable to common
   shareholders                                  (11,101,947)       (6,848,605)          (930,598)
Compensation expense                              (4,112,466)         (439,786)                --
-----------------------------------------------------------------------------------------------------
Pro forma net loss                               (15,214,413)       (7,288,391)          (930,598)
=====================================================================================================

BASIC AND DILUTED LOSS PER SHARE
As reported                                           (0.46)            (0.41)             (0.14)
Pro forma                                             (0.63)            (0.43)             (0.14)
=====================================================================================================

7. SHARE CAPITAL (CONT'D.)

[e]  WARRANTS

The Company has the following common stock warrants outstanding:


                  COMMON                                COMMON
                  SHARES                                SHARES
                ISSUABLE AT  WARRANTS      WARRANTS   ISSUABLE AT EXERCISE               PROCEEDS
                 JANUARY 1    ISSUED       EXERCISED  DECEMBER 31   PRICE      EXPIRY   ON EXERCISE
                     #           #             #           #          $         DATE         $
-----------------------------------------------------------------------------------------------------
1999
Class A warrants        --   1,600,000    (400,000)   1,200,000      0.35    Dec. 29/00   133,333
Class B, C and D
   warrants             --   3,193,000  (2,760,000)     433,000      0.50    Dec. 29/00 1,380,000
Class E warrants        --     601,000          --      601,000      0.35    Dec. 29/00        --
-----------------------------------------------------------------------------------------------------
                        --   5,394,000  (3,160,000)   2,234,000                         1,513,333
-----------------------------------------------------------------------------------------------------

2000
Class A warrants 1,200,000          --  (1,200,000)          --      0.35    Dec. 29/00   426,668
Class B, C and D
   warrants        433,000          --    (433,000)          --      0.50    Dec. 29/00   216,500
Class E warrants   601,000          --    (601,000)          --      0.35    Dec. 29/00   210,350
Class F and G
   warrants             --   3,750,000          --    3,750,000      2.25    Nov. 30/03        --
Class H warrants        --     200,000    (200,000)          --      0.50    Dec. 29/00   100,000
Class I warrants        --     500,000          --      500,000      1.75    Nov. 29/03        --
-----------------------------------------------------------------------------------------------------
                 2,234,000   4,450,000  (2,434,000)   4,250,000                           953,518
-----------------------------------------------------------------------------------------------------

As at December 31, 1999, the $1,513,333 cash proceeds on exercise of 3,160,000 warrants was collected but the share certificates were not issued until 2000. As a result, the 3,160,000 common shares issuable at December 31, 1999 were reported as common stock to be issued in the statement of stockholders' equity.

7. SHARE CAPITAL (CONT'D.)

[f]  EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of earnings (loss) per share:


                                                       2000              1999               1998
                                                        $                  $                  $
-----------------------------------------------------------------------------------------------------
NUMERATOR:

Loss before extraordinary items                   (9,650,947)       (6,058,605)          (930,598)
Deemed dividend on beneficial conversion feature  (1,451,000)               --                 --
-----------------------------------------------------------------------------------------------------
Loss before extraordinary items attributable to
   common shareholders                           (11,101,947)       (6,058,605)          (930,598)
=====================================================================================================

Net loss                                          (9,650,947)       (6,848,605)          (930,598)
Deemed dividend on beneficial conversion feature  (1,451,000)               --                 --
-----------------------------------------------------------------------------------------------------
Net loss attributable to common shareholders     (11,101,947)       (6,848,605)          (930,598)
=====================================================================================================

DENOMINATOR:

Weighted average number of common stock
   outstanding                                    17,430,772        10,304,415                 --
Weighted average number of common stock
   issuable on exercise of exchangeable shares     6,600,000         6,600,000          6,600,000
-----------------------------------------------------------------------------------------------------
Weighted average number of common stock
   equivalents outstanding                        24,030,772        16,904,415          6,600,000
=====================================================================================================

EARNINGS (LOSS) PER SHARE:

Basic and diluted loss per share before
   extraordinary items                                (0.46)            (0.36)             (0.14)
Basic and diluted loss per share                      (0.46)            (0.41)             (0.14)
=====================================================================================================

For the years ending December 31, 2000, 1999 and 1998, the Company's common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be antidilutive.

8. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 40%. The Company's Canadian subsidiary is subject to combined Canadian federal and provincial tax rates of approximately 45%.

The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company's income tax expense is as follows:

                                                       2000              1999               1998
                                                        $                  $                  $
-----------------------------------------------------------------------------------------------------
Tax expense (recovery) at U.S. statutory rates    (3,860,000)       (2,739,000)          (372,000)
Lower (higher) effective income taxes of
   Canadian subsidiary                              (354,000)         (383,000)           (52,000)
Change in valuation allowance                      2,859,000         1,221,000            418,000
Non-deductible expenses                            1,355,000         1,901,000              6,000
-----------------------------------------------------------------------------------------------------
Income tax expense (recovery)                             --                --                 --
=====================================================================================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. Significant components of the Company's deferred tax assets as of December 31 are as follows:


                                                                         2000               1999
                                                                           $                  $
-----------------------------------------------------------------------------------------------------
Net operating loss carryforwards                                     4,308,000          1,655,000
Property and equipment                                                 346,000            140,000
-----------------------------------------------------------------------------------------------------
Total deferred tax assets                                            4,654,000          1,795,000
Valuation allowance                                                 (4,654,000)        (1,795,000)
-----------------------------------------------------------------------------------------------------
Net deferred tax assets                                                     --                 --
=====================================================================================================

8. INCOME TAXES (CONT'D.)

The net operating loss carryforwards expire as follows:


                                                                                              $
---------------------------------------------------------------------------------------------------
CANADA
2001                                                                                       45,000
2002                                                                                      173,000
2003                                                                                       83,000
2004                                                                                      898,000
2005                                                                                    1,120,000
2006                                                                                    1,224,000
2007                                                                                    5,785,000
---------------------------------------------------------------------------------------------------
                                                                                        9,328,000

U.S.
2020                                                                                      136,000
---------------------------------------------------------------------------------------------------
                                                                                        9,464,000
===================================================================================================

Non capital losses of the Canadian subsidiary that expire prior to 2006 noted above are restricted by Canadian Tax Law and may not be available entirely for use in future years pursuant to Section 111(4) of the Canadian Income Tax Act.

9. RELATED PARTY TRANSACTIONS

[a] During the year ended December 31, 2000, Pacific Western Mortgage Corporation, a shareholder of the Company, was paid $85,000 [1999 - $40,392; 1998 - $26,992] for consulting services and a financing fee of which $nil [1999 - $15,144] remained unpaid at December 31, 2000.

[b] During the year ended December 31, 2000, Karina Ventures Inc., a company controlled by a shareholder of the Company, was paid $40,000 [1999 - $13,464; 1998 - $nil] for consulting services.

[c] During the year the Company sold to Aliant Inc., a shareholder of the Company, products and services totaling $68,649 [1999 - $42,072; 1998 - $nil]. At December 31, 2000, $484 [1999 - $18,015; 1998 - $nil] is included in accounts receivable.

10. COMMITMENTS AND CONTINGENCIES

[a] Real estate lease commitments for the base rental payments for offices and equipment that expire through 2005 are as follows:

                                                                                              $
----------------------------------------------------------------------------------------------------
     2001                                                                                 179,000
     2002                                                                                 158,000
     2003                                                                                  84,000
     2004                                                                                  84,000
     2005                                                                                      --
----------------------------------------------------------------------------------------------------
                                                                                          505,000
=====================================================================================================


     The rental expense charged to the consolidated statements of operations in 2000 amounted to $189,000 [1999 - $109,000; 1998 - $44,000].

[b] On February 27, 2001, the Company entered into a three year agreement with Innovatia Inc. ("Innovatia"), a wholly owned subsidiary of Aliant Inc. (`Aliant"), to develop a carrier-classified unified communications product. The intent of the development agreement is that the resulting product will become Aliant's primary hosted messaging solution for business and residential customers.

     Innovatia will license certain intellectual property to the Company on a non-exclusive, non-transferable basis for use in the development and verification of current products and will provide specific professional, project management and administrative and support services. In consideration of the licenses and services provided, the Company has agreed to pay fees of $5.7 million over the three year term of the agreement beginning February 1, 2001. Innovatia will invoice the Company on a quarterly basis, equaling $475,000 per quarter commencing April 30, 2001. At the Company's option, the Company may elect to pay for some or all of the services, from time to time, in common shares. In the event that the Company makes this election, the number of common shares will equal the value of the payment then being made divided by the weighted average trading price of the Company's common stock over the ten trading days immediately preceding the date the payment is made.

11. SUPPLEMENTAL CASH FLOW INFORMATION

Non-cash investing and financing activities are as follows:


                                                           2000             1999              1998
                                                             $                $                 $
------------------------------------------------------------------------------------------------------
Restricted cash proceeds from issuance of preferred
   stock and detachable warrants                        2,000,000                --               --
Stock issued on settlement of shareholder debt                 --           250,000               --
Warrants issued on settlement of Ibex Investment
   Ltd. notes payable                                          --           167,000               --
Warrants issued on settlement of Ernest Gardiner
   notes payable                                               --            33,000               --
Stock and warrants issued to Acrex Ventures Ltd.
   investors                                                   --         1,220,667               --
Stock issued on settlement of amount due to Aliant Inc.        --           500,000               --
======================================================================================================

12. SUBSEQUENT EVENTS

[a] On April 3, 2001, the Company completed an offering of 6,500,000 Special Warrants at a price of Cdn.$2.00 per Special Warrant for aggregate gross proceeds of Cdn.$13,000,000. The agents' fees and expenses were Cdn.$1,010,000 resulting in net proceeds to the Company of Cdn.$11,990,000. Each Special Warrant is exercisable, without payment of additional consideration, into one Unit of the Company (a "Unit"). Each Unit consists of one common share and one half of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to acquire one common share at a price of Cdn.$2.25, or on a cashless basis, at any time on or before April 3, 2003. The cashless exercise provision allows the holder to utilize the net appreciation in the market value of the underlying common stock to pay the exercise price.

     The Special Warrants are exercisable by the holders at any time after their issuance and, if not previously exercised or repurchased, will be deemed to be exercised on the fifth business day following the "Qualification Date", which is the latest of: (i) the date a registration statement for the underlying securities is declared effective by the United States Securities and Exchange Commission, and (ii) the date the last receipt is issued for a final prospectus qualifying the issuance of the underlying securities by the British Columbia, Alberta, Ontario, Quebec and New Brunswick securities regulatory commissions and (iii) the day preceding the date the listing of the Company's common shares on The Toronto Stock Exchange becomes effective. If the Qualification Date has not occurred on or prior to August 2, 2001, each Special Warrant will be exercisable for 1.1 Units.

12. SUBSEQUENT EVENTS (CONT'D.)

     Cdn.$10,850,000 of the net subscription proceeds ("Escrowed Subscribers") is held in escrow for the purpose of obtaining approval to list the Company's common shares on The Toronto Stock Exchange ("TSE") and was not released to the Company on the Closing Date. The remaining Cdn.$1,140,000 of the net subscription proceeds ("Non-Escrowed Subscribers") was released to the Company, of which Cdn.$685,000 was released on closing and Cdn.$455,000 was released subsequently. In the event a TSE listing of the Company's common shares has not become effective by October 3, 2001 ("Listing Deadline"), the Escrowed Subscribers shall be entitled, at their option (the "Repurchase Option"), until the earlier of the exercise date and the date which is 30 days following the Listing Deadline, to require the Company to repurchase, from legally available funds, their Special Warrants at Cdn.$2.00 plus accrued interest.

     The agents were paid a commission of Cdn.$910,000, representing 7% of the gross proceeds, and were reimbursed Cdn.$100,000 in legal costs. In addition, the agents received a special compensation option that entitles them to purchase 650,000 Units at Cdn.$2.00 per Unit at any time on or before April 3, 2003.


     On May 10, 2001 the Company filed a registration statement in the United States in connection with the April 3, 2001 Special Warrants which was declared effective by the U.S. Securities and Exchange Commission on June 8, 2001. On July 10, 2001 the Company filed a prospectus with applicable regulatory authorities in Canada in connection with the sale and distribution of the April 3, 2001 Special Warrants. The Company estimates additional expenses of $200,000 to be incurred in connection with these filings.



     A total of 5,333,007 common shares and common share equivalents (the "Escrowed Shares") will be held in escrow by Computershare Trust Company of Canada (the "Escrow Agent") pursuant to an agreement (the "Escrow Agreement") among the Company, the Escrow Agent and certain shareholders of the Company. The Escrowed Shares are being deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The Escrow Agreement provides that the Escrowed Shares will be released from escrow in three equal amounts every six months over an 18-month period following the date of issue of a final receipt for the Prospectus.



     On June 14, 2001 the TSE conditionally approved the listing of the Company's common shares. Listing of the Company's common shares on the TSE is subject to the Company fulfilling certain conditions, including the final receipt for the prospectus.



     On June 14, 2001, an amendment to the Amended and Restated 1999 Stock Option Plan revising it to meet TSE listing requirements was approved at the Company's Annual General Meeting.



[b] On April 23, 2001, a former consultant to the Company issued a Notice of Intention to Arbitrate under the Arbitration Act (Alberta, Canada), claiming breach of contract relating to consulting services and registration of stock options. The relief sought are damages under several causes of action for an aggregate of approximately $900,000 and an order that the consulting contract be renewed, as well as alternative relief in the form of fair value compensation, interest and costs. The Company believes that there is no substantive merit to the claims and intends to vigorously defend the action. On June 4, 2001 Voice Mobility filed an Arbitration Statement of Defense and Counterclaim against Breakthrough Financial Marketing Inc. for damages aggregating to approximately $1,500,000. While the outcome of this matter is not determinable at this time, management believes that its ultimate resolution will not have a material adverse effect on the company's financial position.


[c] On April 25, 2001, the Company issued a Cdn.$300,000 non-interest bearing promissory note payable on the earlier of May 25, 2001, subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay an additional fee of Cdn.$10,000 on maturity. In connection with the issuance of the promissory note the Company also issued 100,000 Class K warrants, entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004.


[d] On May 11, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$400,000 and Cdn.$100,000 respectively, payable on the earlier of July 8, 2001 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$14,000 and Cdn.$3,500 respectively. In connection with the issuance of the promissory notes the Company also issued 166,667 Class L warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004.



[e] On June 14, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$300,000 and Cdn.$300,000 respectively, payable on the earlier of July 8, 2001 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$10,500 and Cdn.$10,500 respectively. In connection with the issuance of the promissory notes the Company also issued 200,000 Class M warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 14, 2004.



[f] On June 25, 2001, the Company issued two promissory notes to two shareholders in the amount of Cdn.$250,000 and Cdn.$250,000 respectively, payable on the earlier of July 8, 2001 subsequently extended to July 18, 2001, or with the proceeds of a subsequent third party equity financing. The Company will also pay additional fees on maturity of Cdn.$8,750 and Cdn.$8,750 respectively. In connection with the issuance of the promissory notes the Company also issued 166,667 Class N warrants, entitling the holders to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004.



[g] On March 30, 2001, the Company retracted 80,969 Series B preferred stock for $242,907 in accordance with the Series B preferred stock escrow agreement. On June 29, 2001 the date of the automatic conversion of the Series B preferred stock was amended from June 30, 2001 to December 31, 2001.



[h] As at July 10, 2001, the Company has issued an additional 445,000 shares of common stock on the exercise of employee stock options for cash proceeds of $396,250. As at July 10, 2001, the Company has granted an additional 1,440,732 employee stock options, forfeited 1,280,045 employee stock options and cancelled 50,000 employee stock options under the Amended and Restated 1999 Stock Option Plan.



[i] On June 29, 2001 Mr. O'Flaherty resigned his position as President and Director of the Company. As part of his final settlement, Mr. O'Flaherty will remain in salary continuance up to December 31, 2002. In the case of re-employment with another company, Voice Mobility will continue to pay the difference, if any, between his new monthly base salary and the monthly base salary which he was earning at Voice Mobility. Mr. O'Flaherty will also forego any rights he may have under his employment agreement to any additional monetary bonuses and associated options for 2001 and 2002.



13. RECONCILIATION BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), which conform in all material respects with those in Canada ("Canadian GAAP") except as follows:

[a] Under U.S. GAAP, a loss on settlement of debt is recorded as an extraordinary item. Under Canadian GAAP such loss does not qualify as an extraordinary item and is recorded as an unusual item and included in loss from operations.



[b] Under U.S. GAAP, the Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations. Under APB 25, compensation expense for employees is based on the intrinsic value of the award at the measurement date and additional compensation is recognized upon acceleration or other modification of option terms. Under Canadian GAAP no compensation is recognized when stock options are issued to employees, or the terms of the options are modified.



[c] Under U.S. GAAP, the acquisition and professional fees incurred in connection with the reverse takeover and recapitalization were expensed and included in the calculation of loss from operations. Under Canadian GAAP, these fees would be treated as a capital transaction and charged to additional paid-in capital. As a result under Canadian GAAP; additional paid-in capital decreases by $330,000 and accumulated deficit decreases by $330,000 as at December 31, 2000 and 1999; cash used in operating activities would increase by $330,000 and cash used in investing activities would decrease by $330,000 for the year ended December 31, 1999.



[d] Under U.S. GAAP the company's convertible preferred shares issued on December 29, 2000 had an in-the-money effective conversion rate which gives rise to a beneficial conversion feature that is presented as a preferred stock dividend. Under Canadian GAAP no such dividend is recognized.



The impact of these variations on the consolidated statement of operations is as follows:



                                                        2000             1999              1998
                                                          $                $                 $
-----------------------------------------------------------------------------------------------------
Net loss, U.S. GAAP                                  9,650,947         6,848,605          930,598
Adjustments to -
Stock based compensation [b]                        (2,305,758)       (2,910,580)              --
Acquisition and professional fees
   for reverse takeover [c]                                 --          (330,000)              --
-----------------------------------------------------------------------------------------------------
Net loss and net loss attributable to common
   shareholders, Canadian GAAP                       7,345,189         3,608,025          930,598
Net loss per common share (Canadian GAAP,
   basic and diluted)                                    (0.31)            (0.21)           (0.14)
-----------------------------------------------------------------------------------------------------



Balance sheet items which are subject to material variation under U.S. GAAP are as follows:



                                                                         2000              1999
                                                                           $                 $
-----------------------------------------------------------------------------------------------------
Additional paid-in capital                                          15,874,039          4,329,847
Accumulated deficit                                                (12,326,355)        (4,981,166)
-----------------------------------------------------------------------------------------------------

ALTERNATE OR ADDITIONAL PAGES FOR CANADIAN PROSPECTUS

                              CANADIAN FRONT COVER




         THIS PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND THEREIN ONLY BY PERSONS PERMITTED TO SELL SUCH SECURITIES. NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE. THE COMPANY HAS FILED A REGISTRATION STATEMENT ON FORM S-1 WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THESE SECURITIES WHICH
WAS DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001.


         INITIAL PUBLIC OFFERING IN CANADA                  DATED: July 10, 2001



                                   PROSPECTUS

                                     [LOGO]

                       VOICE MOBILITY INTERNATIONAL, INC.

                 6,500,000 COMMON SHARES AND 3,250,000 WARRANTS
                   ISSUABLE UPON EXERCISE OF SPECIAL WARRANTS

         Voice Mobility International, Inc. (the "Company" or "VMII") is qualifying the distribution of 6,500,000 common shares of the Company ("Common Shares") and 3,250,000 common share purchase warrants ("Warrants") which will be issued upon the exercise of 6,500,000 special warrants ("Special Warrants"). Each Special Warrant entitles the holder to receive, without the payment of additional consideration, one Common Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one additional Common Share at a price of Cdn$2.25, or on a cashless basis, on or before 4:30 p.m. (Toronto time) on April 3, 2003. The Special Warrants were issued on April 3, 2001 (the "Offering") pursuant to an agency agreement (the "Agency Agreement") between Loewen, Ondaatje, McCutcheon Limited ("LOM"), Acumen Capital Finance Partners Limited and Paradigm Capital Inc. (collectively, the "Agents") and the Company. All references to "Cdn$" in the alternate or additional pages for the Canadian Prospectus are to Canadian dollars unless otherwise noted.


         In the Agency Agreement, the Company agreed to prepare, file and have the United States Securities and Exchange Commission ("SEC") declare effective a registration statement, secure a listing of its common shares on The Toronto Stock Exchange (the "TSE"), and to obtain a final receipt for a Canadian prospectus from each of the securities regulatory authorities in British Columbia, Alberta, Ontario, Quebec and New Brunswick. The registration statement was declared effective by the SEC on June 8, 2001. However, in the event that the Company has not secured a listing of its common shares on the TSE by August 2, 2001 the conversion rate for each Special Warrant shall increase such that each of the holders of the Special Warrants shall be entitled to receive
1.1 units (comprising 1.1 shares and 0.55 of a Warrant) in lieu of one unit comprising one share and 0.50 of a Warrant.

         This prospectus ("Prospectus") incorporates the prospectus (the "U.S. Prospectus") included in a Registration Statement on Form S-1 (the "Registration Statement") filed with the SEC.

         The Special Warrants are exercisable until 4:30 p.m. (Toronto time) (the "Expiry Time") on the fifth business day following the date which is the latest of (i) the registration statement is declared effective by the SEC, and
(ii) the date a receipt is issued for this Prospectus by the last of the securities regulatory authorities in each of the jurisdictions of British Columbia, Alberta, Ontario, Quebec and New Brunswick, and (iii) the day preceding the date the listing of the Company's common shares on the TSE becomes effective, being the date its common shares are posted for trading on that Exchange. Any Special Warrants not exercised by the Expiry Time shall be deemed to have been so exercised immediately prior to the Expiry Time.


---------------------------- ------------------------------ ----------------------------- ------------------------------
                                       PRICE TO                   AGENCY DISCOUNTS                 PROCEEDS TO
                                        PUBLIC                   OR COMMISSIONS(1)               THE COMPANY(2)
---------------------------- ------------------------------ ----------------------------- ------------------------------
Per Special Warrant:                      Cdn$2.00                     Cdn$0.14                        Cdn$1.86
Total:                              Cdn$13,000,000                  Cdn$910,000                  Cdn$12,090,000
---------------------------- ------------------------------ ----------------------------- ------------------------------

(1) A cash commission of Cdn$910,000, equal to 7% of the gross proceeds of the Offering, was paid to the Agents on the closing of the Offering and Cdn$100,000 was paid to the Agents for the Agents' legal expenses. In addition, the Agents were granted special compensation options (the "Special Compensation Options") to acquire, without payment of additional consideration, 650,000 compensation options (the "Compensation Options"). Each Compensation Option entitles the Agents to purchase one Common Share and one-half of one common share purchase warrant ("the Compensation Option Warrant") at a price of Cdn$2.00, or on a cashless basis, until 4:30 p.m. (Toronto time) on April 3, 2003. For purposes of this table, "Agents discounts or commissions" only includes the 7% cash commission. In British Columbia, Ontario and Alberta, this Prospectus qualifies the distribution to the Agents of 650,000 Compensation Options. See "Plan of Distribution".

(2) Before deduction of the Cdn$100,000 previously paid for the Agents' legal expenses and the additional expenses of this Offering payable by the Company and estimated to be Cdn$300,000. Pursuant to the Agency Agreement, Cdn$10,850,000 has been placed into escrow for the purpose of obtaining approval to list the Company's common shares on the TSE. See "Plan of Distribution".

         The Special Warrants were issued pursuant to exemptions from the prospectus requirements of applicable securities legislation. The Special Warrants are subject to restrictions on resale until such time as the hold period prescribed by securities legislation in the applicable jurisdiction has expired, a further statutory exemption may be relied upon, a discretionary order is obtained from the applicable securities regulatory authority or a receipt for this Prospectus is issued by the applicable securities regulatory authority.

         The Common Shares of the Company are quoted on the OTC Bulletin Board (Symbol: "VMII") and the Frankfurt Stock Exchange (Symbol: "VMY").


         The Company has received conditional approval to list the Company's Common Shares on The Toronto Stock Exchange. Listing will be subject to the Company fulfilling all of the listing requirements of The Toronto Stock Exchange. In the event the Company has not secured its Toronto Stock Exchange listing by October 3, 2001, the holders of the Special Warrants underlying the Cdn$10,850,000 escrowed funds may require the Company to repurchase those Special Warrants at a price of Cdn$2.00 per Special Warrant plus accrued interest.


         AN INVESTMENT IN SECURITIES OF THE COMPANY SHOULD BE REGARDED AS HIGHLY SPECULATIVE DUE TO THE NATURE OF THE COMPANY'S BUSINESS AND ITS PRESENT STAGE OF DEVELOPMENT. SEE "RISK FACTORS".

         The Company is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada. Although the Company has appointed Goodman & Carr LLP, Barristers and Solicitors, 2300-200 King Street West, Toronto, Ontario M5H 3W5 as its agent(s) for service of process in Ontario it may not be possible for investors to collect from the Company judgments obtained in courts in Ontario predicated on the civil liability provisions of securities legislation.

         As of the date of this Prospectus, none of the Special Warrants, Warrants or Compensation Option Warrants have been exercised. No additional commission or fee will be paid to the Agents and no additional proceeds will be received by the Company in connection with the exercise of the Special Warrants.

LOEWEN, ONDAATJE, MCCUTCHEON                          ACUMEN CAPITAL FINANCE
 LIMITED                                               PARTNERS LIMITED
HAZELTON LANES, EAST TOWER                            513 - 8TH AVENUE,
55 AVENUE ROAD, SUITE 2250                            SUITE 200
TORONTO, ONTARIO  M5R 3L2                             CALGARY, ALBERTA  T2P 1G3
TELEPHONE: (416) 964-4455                             TELEPHONE: (403) 571-0314

                              PARADIGM CAPITAL INC
                            95 WELLINGTON STREET WEST
                                   SUITE 2101
                            TORONTO, ONTARIO M5J 2N7
                            TELEPHONE: (416) 361-9892

                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
U.S. Prospectus

  Where You Can Find More Information......................................................... 3
  Cautionary Note Regarding Forward-Looking Statements........................................ 4
  Prospectus Summary.......................................................................... 5
  Risk Factors................................................................................ 11
  Use of Proceeds............................................................................. 16
  Capitalization.............................................................................. 17
  Selling Security Holders.................................................................... 18
  Plan of Distribution........................................................................ 21
  Selected Consolidated Financial Data........................................................ 22
  Management's Discussion and Analysis of Financial Condition and Results of Operations....... 24
  Business.................................................................................... 29
  Facilities.................................................................................. 41
  Legal Proceedings........................................................................... 44
  Management.................................................................................. 45
  Principal Stockholders...................................................................... 56
  Description of Capital Stock................................................................ 58
  Shares Eligible for Future Sale............................................................. 60
  Legal Matters............................................................................... 60
  Experts..................................................................................... 60
  Index to Consolidated Financial Statements.................................................. F-1

Supplemental Canadian Disclosure

  Plan of Distribution........................................................................ C1
  Use of Proceeds............................................................................. C2
  Business Objectives and Milestones.......................................................... C4
  Principal  Holders of Securities............................................................ C5
  Prior Issuances of Securities............................................................... C8
  Options to Purchase and Agreements to Issue Securities...................................... C9
  Escrowed Shares..............................................................................C11
  Acquisitions and Dispositions............................................................... C11
  Auditors, Registrar and Transfer Agent...................................................... C11
  Legal Counsel............................................................................... C11
  Material Contracts.......................................................................... C11
  Statutory Rights of Rescission and Withdrawal............................................... C11
  Contractual Rights of Action for Rescission................................................. C11
  Certificate of the Company.................................................................. CC1
  Certificate of the Canadian Agents.......................................................... CC2

                              PLAN OF DISTRIBUTION

         Pursuant to the Agency Agreement, the Company sold to purchasers as arranged by the Agents a total of 6,500,000 Special Warrants at an issue price of Cdn$2.00 per Special Warrant. Each Special Warrant entitles the holder to receive, without the payment of additional consideration, one Common Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one additional Common Share at a price of Cdn$2.25, on or before 4:30 p.m. (Toronto time) on April 3, 2003. The Warrants also contain "cashless exercise" provisions allowing the holders to utilize the net appreciation in the market value of the underlying Common Shares to pay the exercise price.

         The Special Warrants are exercisable until 4:30 p.m. (Toronto time) (the "Expiry Time") on the fifth business day following the date which is the latest of (i) the registration statement is declared effective by the United States Securities and Exchange Commission, and (ii) the date a receipt is issued by the last of the securities regulatory authorities in each of the jurisdictions of British Columbia, Alberta, Ontario, Quebec and New Brunswick, and (iii) the day preceding the date the listing of the Company's common shares on the TSE becomes effective, being the date its common shares are posted for trading on that Exchange. Any Special Warrants not exercised by the Expiry Time shall be deemed to have been so exercised immediately prior to the Expiry Time. The purchase price of Cdn$2.00 per Special Warrant was established by negotiation between the Company and the Agents.

         The Special Warrants were sold to purchasers resident in the provinces of British Columbia, Alberta, Ontario, Quebec and New Brunswick (the "Qualifying Jurisdictions") pursuant to exemptions from the prospectus requirements of the applicable securities legislation of the Qualifying Jurisdictions. In British Columbia, Ontario and Alberta, this Prospectus qualifies the distribution to the Agents of 650,000 Compensation Options. The offer and sale of the Special Warrants was not and will not be registered under the United States Securities Act of 1933, as amended.

         The Company received gross proceeds of Cdn$13,000,000 from the sale of 6,500,000 Special Warrants. Cdn$10,850,000 has been placed into escrow for the purpose of obtaining approval to list the Company's common shares on the TSE. The holders of the Special Warrants underlying the escrowed funds may require the Company to repurchase those Special Warrants at $2.00 per Special Warrant and accured interest in the event the Company has not secured a TSE listing by October 3, 2001.

         Pursuant to the terms of the Agency Agreement, the Company paid to the Agents a commission of Cdn$910,000, being 7% of the gross proceeds of the Offering, paid Cdn$100,000 of the Agents' legal expenses, and granted to the Agents the Special Compensation Options exercisable for Compensation Options, which entitle the Agents to purchase one Common Share and one half of one Compensation Option warrant, each whole Compensation Option Warrant being exercisable to purchase one additional common share at a price of Cdn$2.25 until 4:30 p.m. (Toronto time) on April 3, 2003. No additional fee has been or will be paid to the Agents in connection with the issue of the Shares and Warrants issuable upon the exercise or deemed exercise of the Special Warrants.

         The additional expenses related to the Offering, including the preparation of this Prospectus, which are estimated to be Cdn$300,000 will be paid from the Company's working capital. The Agents acquired 237,500 Special Warrants which represents 3.65% of the Offering.

         Pursuant to the terms of the Agency Agreement and the subscription agreements entered into between the Company and each purchaser of Special Warrants, the Company covenanted with the Agents and with the purchasers of the Special Warrants to prepare and file a prospectus with the securities regulatory authorities in each of the Qualifying Jurisdictions for the purpose of qualifying the issuance of the Common Shares and Warrants to be issued upon the exercise of the Special Warrants.


                                      C1

         The Special Warrants were issued pursuant to an indenture dated April 3, 2001 between the Company and Computershare Trust Company of Canada (the "Special Warrant Indenture"). The Special Warrant Indenture provides for, among others, the following terms and conditions in respect of the Special Warrants:

         (a) The Special Warrants, including the number of Common Shares issuable upon the exercise thereof, may be subject to adjustment upon the occurrence of certain stated events, including the subdivision or consolidation of Common Shares, certain distributions of Common Shares or securities convertible into or exchangeable for Common Shares or other securities or corporate assets, certain offerings of rights, warrants or options and certain capital reorganizations;

         (b) The holding of Special Warrants will not constitute a holder of Special Warrants as one of our shareholders; and

         (c) Special Warrants may be exercised by the holder at any time to and until the Expiry Time, and Special Warrants not exercised by the Expiry Time will be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder.

         The Warrants to be issued upon the exercise of the Special Warrants are issuable pursuant to a share purchase warrant indenture (the "Share Purchase Warrant Indenture") dated April 3, 2001 between the Company and Computershare. The Share Purchase Warrant Indenture provides for, among others, the following terms and conditions in respect of the Warrants:

         (a) The Warrants, including the number of Common Shares issuable upon exercise or deemed exercise thereof, may be subject to adjustment upon the occurrence of certain stated events, including the subdivision or consolidation of Common Shares, certain distributions of Common Shares or securities convertible into or exchangeable for Common Shares or other securities or corporate assets, certain offerings of rights, warrants or options and certain capital reorganizations;

         (b) The holding of Warrants will not constitute a holder of Warrants as one of our shareholders; and

         (c) Warrants may be exercised by the holder at any time until 4:30 p.m. (Toronto time) on April 3, 2003, and Warrants not exercised by that date will be void and have no effect.

         (d) The terms of the Warrants may be amended by extraordinary resolution of the holders of the Warrants.

                                 USE OF PROCEEDS

         No proceeds will be received by the Company from the issuance of common shares upon the exercise of the Special Warrants. The Company received gross proceeds of Cdn$13,000,000 upon the issuance of the Special Warrants. After the payment of Cdn$1,010,000 in Agents' fees and expenses paid at the Closing, the Company received Cdn$11,990,000. Pursuant to the Special Warrant Indenture, Cdn$10,850,000 of these funds have been escrowed for the purpose of obtaining approval to list the Company's common shares on The Toronto Stock Exchange. The holders of the Special Warrants underlying the escrowed funds may require the Company to repurchase those Special Warrants in the event the Company has not secured TSE listing by October 3, 2001. The remaining Cdn$1,140,000 was released to the Company, of which Cdn$685,000 was released on closing and Cdn$455,000 was released subsequently.


         In addition, the Company will receive the proceeds, in the ordinary course, from any cash exercise of the Warrants. The Company has covenanted to keep the Registration Statement "evergreen" for four years, provided that it is not required to do so if at any time the Warrants may be sold under Rule 144(k) of the United States Securities Act of 1933 in the event of a cashless exercise of the Warrants. The concept of keeping a prospectus "evergreen" means that the Company shall have a continuing obligation to file post-effective amendments to reflect any facts or events representing a fundamental change in the information set forth in the Registration Statement. If all outstanding Warrants registered herein are exercised for cash, the Company will receive additional proceeds of approximately Cdn$7,312,500. If the Agents exercise the Compensation Options, the Company will receive additional proceeds of Cdn$1,300,000. If the Agents exercise the Compensation Option Warrants, the Company will receive additional proceeds of Cdn$731,250. The following table assumes no exercise of Warrants, Compensation Options, and Compensation Option Warrants.


         The following table sets forth the primary objectives for the use of net proceeds of Cdn$11,990,000.


                                      C2


Additional Expenses of the Offering and Prospectus                               Cdn$              300,000
Sales and Marketing - Tier II product (1)                                                        3,000,000
Sales and Marketing - Tier I product (1)                                                           500,000
Sales and Marketing - Distribution and OEM(1)                                                    1,400,000
Research and Development - Tier I product (2)                                                    1,700,000
Research and Development - Tier II product (3)                                                   3,124,000

Repayment of Indebtedness(4)                                                                     1,966,000

Working Capital                                                                                          0
                                                                                ---------------------------
Total:                                                                           Cdn$           11,990,000
                                                                                ===========================


(1) See "Marketing Strategy" for further details
(2) See "Our Product" in the U.S. Prospectus for further details
(3) See "Our Product" in  the U.S. Prospectus for further details

(4) As of July 10, 2001, the Company issued promissory notes in the aggregate principal amount of Cdn$1,900,000, due and payable July 18, 2001. The Company intends to repay these notes, together with an aggregate Cdn$66,000 in fees, from a portion of the net proceeds.



The Company had a working capital deficiency of approximately US$2,310,182 at May 31, 2001.


As noted above, the Company will use the net proceeds from the Offering to further our stated business objectives set out in "Business Objectives and Milestones". There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary in order for the Company to achieve its stated business objectives. Additional funds received to achieve our business objectives are expected to be obtained from existing working capital, sales revenues and further equity financing. In addition, all proceeds received from the exercise of the Warrants and Agents' Compensation Options will be added to our working capital. The Company has no current intentions to acquire any businesses, products, services or technologies. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.


                                      C3

                       BUSINESS OBJECTIVES AND MILESTONES

The principal business objectives that the Company have accomplished or expect to accomplish using the proceeds of the Offering are as follows:


         - The Company intends to obtain a significant share of the North American Competitive Local Exchange Carriers ("CLEC") market over the next 12 months through the ongoing deployment and development of its existing `Tier II" oriented application platform. The Company will be developing and extending its market share through a direct sales process, involving direct marketing initiatives and regionally distributed direct sales teams comprising of account managers and technical support personnel supported by telemarketing personnel. Distribution and logistics support for the North American market will be delivered through its relationship with Dell and participation in the Dell Plus program through their facility in Austin, Texas. The Company intends to spend approximately Cdn$3.4 million on developing its Tier II application of which Cdn$3.1 million is expected to come from the proceeds of the Offering. In addition, the Company intends to spend Cdn$3.0 million on the related sales and marketing initiative over the next 12 months to achieve this milestone, of which Cdn$3.0 million is expected to come from the proceeds of the Offering and proceeds of any cash exercise of the Warrants. The balance will need to come from other sources, which the Company has not yet secured and has no assurances of securing, such as sales revenues and further equity financing.


         - Over the next 18 months the Company intends to achieve significant market penetration of international markets, specifically those in Europe and Asia, through development and deployment of foreign language versions of its existing "Tier II" application further "localized" for those markets. Distribution and logistics support for the European and Asian markets will be delivered through its relationship with Dell and participation in the Dell Plus program through their facilities in Limerick, Ireland and Penang, Malaysia respectively. The Company will also be embarking on pre-sales activity relating to the "Tier I" application presently in development, in international markets through a combination of its Channel, Systems Integration and OEM partners, supported by its business development and sales personnel. The Company intends to spend approximately Cdn$500,000 on developing foreign language versions of its Tier II application and on the related pre-sales activity designed to allow us to achieve market penetration of international markets over the next 12 months to achieve this milestone, of which Cdn$500,000 is expected to come from the proceeds of the Offering and proceeds of any cash exercise of the warrant shares.

         - The Company intends to extend the nature and scope of its distribution channels both within North America and internationally over the next 12 months through the establishment of relationships with major hardware OEM partners, "best of breed" organizations delivering systems integration and professional services to its target markets, and in Europe and Asia, through a number of collaborative sales and marketing ventures with like-minded organizations. The Company intends to spend approximately Cdn$1.4 million on expanding its distribution channels and establishing relationships with OEM partners over the next 12 months to achieve this milestone, of which Cdn$1.4 million is expected to come from the proceeds of the Offering.

         - The Company intends to commence delivery of its "Tier I" Unified Messaging application platform to the Incumbent Local Exchange Carrier ("ILEC") marketplace commencing the first quarter of 2002, with subsequent releases delivered on a semi-annual basis thereafter. The "Tier I" platform will be distributed through its OEM and Systems Integration partner channels, supported in all markets by Voice Mobility direct sales, business development and technical personnel. In addition, Voice Mobility will support channel partners through the development and ongoing enhancement of marketing programs and the market specific collateral. The Company intends to spend approximately Cdn$5.1 million on development of its Tier I Unified Messaging application to deliver to the ILEC market beginning in the first quarter of 2002 and over the following 12 months to achieve this milestone, of which Cdn$1.7 million is expected to come from the proceeds of the Offering.


                                      C4

                  The balance will need to come from other sources, which the Company has not yet secured and has no assurances of securing, such as sales revenues and further equity financing.

         - By mid-year 2002 the Company hopes to achieve one of the largest ILEC deployments of Unified Communications software suite in North America with the delivery and installation of its "Tier I" application platform. The delivery of the platform will be supported by one of its "best of breed" systems integration partners and include a comprehensive strategy and the processes by which users of legacy systems will migrate to the newly deployed platform.

                         PRINCIPAL HOLDERS OF SECURITIES


         As at July 10, 2001, the Company had a total of 27,246,282 shares of its common stock (20,646,282 common shares) and common share equivalents (6,600,000 common share equivalents) issued and outstanding. To the best of the Company's knowledge, no person beneficially owns, directly or indirectly, more than ten percent of the issued and outstanding shares of its common stock.


         The following are the shareholdings of the Company's directors, senior officers and promoters and of any other shareholders which, to its knowledge, beneficially own, directly or indirectly, more than ten percent of the issued and outstanding shares common shares and common share equivalents (the common share equivalents are included because they are fully participating):


                                      C5


------------------------------------------------------------------------------------------------------------
                                                                                      PERCENTAGE OF ISSUED
                                        NUMBER OF SHARES                               SHARE CAPITAL AFTER
 NAME AND MUNICIPALITY OF RESIDENCE      OF COMMON STOCK     PERCENTAGE OF ISSUED    THE COMPLETION OF THIS
           OF SHAREHOLDER              BENEFICIALLY OWNED        SHARE CAPITAL           OFFERING(XIII)
------------------------------------------------------------------------------------------------------------
William E. Krebs, Salt Spring             2,543,897(i)               9.3%                     7.5%

James J. Hutton, Langley                  2,146,778(ii)               7.9                     6.4%

Budd Stewart, Victoria                    400,000(iii)               1.5%                     1.2%

David H. Grinstead, Delta                  311,111(iv)               1.1%                     0.92%

Bill Gardiner, Halifax                     180,000(v)                0.66%                    0.53%

Randy Buchamer, North Vancouver            60,000(vi)                0.22%                    0.18%

Morgan Sturdy, West Vancouver              60,000(vii)               0.22%                    0.18%

David D. Scott, Vancouver                  60,000(viii)              0.22%                    0.18%

Robert E. Neal, Saint John                 60,000(ix)                0.22%                    0.18%

James Hewett, Surrey                       46,083(x)                 0.17%                    0.14%

David Raffa, North Vancouver               30,000(xi)                0.11%                    0.09%

DIRECTORS, SENIOR OFFICERS AND            5,897,869(xii)            21.65%                   17.48%
PROMOTERS AS A GROUP
------------------------------------------------------------------------------------------------------------


(i) Includes 2,000,000 shares owned by Pacific Western Mortgage Corporation of which Mr. Krebs is the sole shareholder and 343,897 shares owned by Margit Kristiansen, Mr. Krebs' wife. Mr. Krebs disclaims beneficial ownership of the shares owned by his wife. Includes 200,000 shares held in a self-directed registered retirement savings plan.


(ii) Includes 36,778 shares owned by Janis Gurney, Mr. Hutton's wife, over which Mr. Hutton disclaims beneficial ownership. Includes 250,000 stock options. Includes 110,000 shares held in a self-directed registered retirement savings plan.


(iii)  Includes 400,000 stock options exercisable within the next 60 days.


(iv)   Includes 311,111 stock options exercisable within the next 60 days.



(v) Includes 160,000 stock options exercisable within the next 60 days and 20,000 shares owned.



(vi)   Includes 60,000 stock options exercisable within the next 60 days.



                                      C6

(vii)   Includes 60,000 stock options exercisable within the next 60 days.



(viii)  Includes 60,000 stock options exercisable within the next 60 days.



(ix)    Includes 60,000 stock options exercisable within the next 60 days.



(x)     Includes 46,083 stock options exercisable within the next 60 days.



(xi)    Includes 30,000 stock options exercisable within the next 60 days.



(xii) The number does not include 2,650,000 shares of the Company held by Edith Both through E.W.G. Investments Ltd. of which she is a controlling shareholder. These shares represent 9.7% of the common shares and common share equivalents issued and outstanding. See "Principal Stockholders".



(xiii) Assumes exercise of the Special Warrants but no exercise of the Warrants.



                                      C7

                          PRIOR ISSUANCES OF SECURITIES


During the 36 months preceding the date of this Prospectus, the Company have issued the following shares of common and preferred stock:


-----------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                NUMBER OF           PRICE PER        CONSIDERATION
DATE                   DESCRIPTION                          ISSUED SECURITIES      SECURITY US$           US$
-----------------------------------------------------------------------------------------------------------------------
March 1999             Settlement of Loan to PWMC(1)       750,000 Common Shares     $0.333          $250,000

April 1, 1999          Acrex stakeholder                   8,418,000 Common          $0.023          $200,000
                                                           Shares

June 24, 1999          Equity Capital Group                453,756                   Nil             Nil
                       stakeholders                        Common Shares

September 1999         MTT debt settlement(2)              1,428,571 Common          $0.35           $500,000
                                                           Shares

June 8, 1999 -         Exercise of Class A & E warrants    2,201,000                 $0.35           $770,350
December 29, 2000                                          Common Shares

July 1, 1999 -         Exercise of Class B, C, D and H     3,393,000                 $0.50           $1,696,500
December 29, 2000      warrants                            Common Shares

Various                Exercise of options                 951,955                   $0.87           $827,749
                                                           Common Shares             (average)

Feb 15, 2000           Third party finders fee             100,000 Common Shares

Feb 15, 2000           Private placement                   2,250,000 units(3)        $2.00           $4,500,000

July 1, 2000           Private placement                   500,000 units(4)          $5.50           $2,750,000

September 29, 2000     Private placement                   200,000 units(5)          $0.335          $67,000

December 29, 2000      Private placement                   666,667 units(6)          $3.00           $2,000,000

April 3, 2001          Private placement                   6,500,000 Special         Cdn$2.00     Cdn$13,000,000
                                                           Warrants(7)



(1) On March 31, 1999, pursuant to a debt settlement agreement, the Company issued 750,000 shares of common stock to Pacific Western Mortgage Corporation ("PWMC"), a company owned by William E. Krebs, an officer and director of the Company, in settlement of a loan made by PWMC to Voice Mobility Inc. in the principal amount of $250,000 (Cdn. $375,000), including accrued interest.



(2) Pursuant to a debt settlement agreement among the Company, Maritime Tel & Tel Limited ("MTT") and Voice Mobility Inc. on September 15, 1999, the Company issued 1,428,571 shares to Aliant, Inc. (formerly MTT) in settlement of a $335,200 (Cdn. $500,000) obligation owed to MTT.



(3) The Company issued 2,250,000 units at a price of US$2.00 per unit on February 15, 2000. Each unit consisted of one common share and one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one additional share of common stock at a price of US$2.25 until November 30, 2003.



(4) The Company issued 500,000 units at a price of US$5.50 per unit on July 1, 2000. Each unit consisted of one common share and three Class G share purchase warrants. Each whole share purchase warrant entitles the holder to purchase one additional share of common stock at a price of US$2.25 until November 30, 2003.



(5) The Company issued 200,000 units at a price of US$0.335 per unit on September 29, 2000. Each unit consisted of one common share and one Class H share purchase warrant. Each whole share purchase warrant entitled the holder to purchase one additional share of common stock at a price of US$0.50 until December 29, 2000. On December 20, 2000 the holder exercised 200,000 warrants included in exercise of Class H warrants above.



                                      C8

(6) The Company issued an aggregate of 666,667 shares of Series B Non-Voting Convertible Preferred Shares (the "Series B Preferred Share") at a price of US$3.00 per share of Series B preferred stock.



(7)  The Company issued 6,500,000 Special Warrants at an issue price of Cdn$
     2.00 per Special Warrant. Each Special Warrant entitles the holder to receive, without the payment of additional consideration, one Common Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one additional Common Share at a price of Cdn$2.25, or on a cashless basis, until April 3, 2003. The Company granted to the Agents Special Compensation Options exercisable for Compensation Options, which entitle the Agents to purchase units (the "Agent Unit") in an amount equal to 650,000, at a price of Cdn$2.00 per Agent Unit until April 3, 2003. Each Agent Unit consists of one Common Share and one half of one common share purchase warrant (the "Compensation Option Warrants"), each whole Compensation Option Warrant being exercisable to purchase one additional common share at a price of Cdn$2.25 until April 3, 2003.



             OPTIONS TO PURCHASE AND AGREEMENTS TO ISSUE SECURITIES


         The following sets out the undiluted and fully-diluted share capital of the Company (as at July 10, 2001):



---------------------------------------------------------------------------------------------------------------------------
               SECURITIES                         POTENTIAL DILUTION         UNDILUTED               FULLY-DILUTED
---------------------------------------------------------------------------------------------------------------------------
Common Shares and Common Share
Equivalents
  Common Shares:                                                            20,646,282             20,646,282
  Common Share Equivalents: (1)                                              6,600,000              6,600,000
Potential Issues of Common Shares
  Stock Options (2)
      Granted but not Exercised:                     6,699,263
      Available for Grant:                           2,348,782
                                                     ---------
      Total Stock Options:                           9,048,045                     nil              9,048,045
Warrants (3)
      Class F and G Warrants:                        3,750,000                                      3,750,000
      Class I Warrants:                                500,000                                        500,000
      Class K Warrants:                                100,000                                        100,000
      Class L Warrants:                                166,667                                        166,667
      Class M Warrants:                                200,000                                        200,000
      Class N Warrants:                                166,667                                        166,667
                                                     ---------                                      ---------
      Total Warrants:                                4,883,334                     nil              4,883,334

Agreement with Innovatia Inc.: (4)                                                 nil             indeterminate

Special Warrants (5)
      Common Shares:                                 6,500,000
      Common Shares (Penalty):                         650,000
                                                     ---------



                                      C9


      Subtotal:                                      7,150,000                     nil
      Warrant Shares:                                3,250,000
      Warrant Shares (Penalty):                        325,000
                                                       -------
      Subtotal:                                      3,575,000                     nil
      Compensation Option Shares:                      650,000
      Comp. Option Warrant Shares:                     325,000
                                                       -------
      Subtotal:                                        975,000                     nil
                                                       -------
      Total Special Warrant Priv. Plac.:            11,700,000                     nil             11,700,000

Series B Preferred Shares: (6)                         585,698                     nil              1,171,396
                                                                            ----------             ----------
         TOTAL:                                                             27,246,282             54,049,057 (7)
                                                                            ==========             ==========
--------------------------------------------------------------------------------------------------------------



(1) Voice Mobility Canada Limited, a wholly owned subsidiary of the Company, issued 6,600,000 exchangeable shares. Each Voice Mobility Canada Limited exchangeable share is exchangeable for one common share of the Company. Each Voice Mobility Canada Limited share has essentially the same voting rights, dividend and other rights as one common share of the Company. The Company has issued one share of Series A Preferred Shares pursuant to a Voting, Support and Exchange Trust Agreement among the Company, Voice Mobility Canada Limited and Owen, Bird (the "Trustee"). This one share entitles the Trustee to vote on behalf of the holders of the exchangeable shares. See "Description of Capital Stock - Series A Preferred Stock and VM Canada Exchangeable Shares" in the U.S. Prospectus.



(2) The Company has a stock option plan in place that authorizes the grant of up to 10,000,000 stock options to purchase common shares. As of the date of this Prospectus the Company has granted a total of 9,271,277 stock options, of which 951,955 stock options have been exercised and 1,570,059 have been forfeited and 50,000 have been cancelled, leaving 6,699,263 stock options granted but not exercised and 2,348,782 stock options available for grant. The common shares issued pursuant to the exercise of stock options are included in the number of issued and outstanding shares in the above table.



(3) The Company has issued 2,250,000 Class "F" warrants exercisable to purchase common shares at a price of U.S.$2.25 per share on or before November 30, 2003, 1,500,000 Class "G" warrants exercisable to purchase common shares at a price of U.S.$2.25 per share on or before November 30, 2003, 500,000 Class "I" warrants exercisable to purchase common shares at a price of U.S.$1.75 per share on or before November 29, 2003, 100,000 Class "K" warrants exercisable to purchase common shares at a price of U.S.$1.50 per share on or before April 25, 2004, 166,667 Class "L" warrants exercisable to purchase common shares at a price of U.S. $1.50 per share on or before May 11, 2004, 200,000 Class "M" warrants exercisable to purchase common shares at a price of U.S.$1.50 per share on or before June 14, 2004, and 166,667 Class "N" warrants exercisable to purchase common shares at a price of U.S.$1.50 per share on or before June 25, 2004. As of the date of this Prospectus none of the Class "F", "G", "I", "K", "L", "M" and "N" warrants have been exercised. The Company previously issued 1,600,000 Class "A" warrants exercisable to purchase common shares at a price of U.S.$0.35 per share on or before December 29, 2000, 1,000,000 Class "B" warrants exercisable to purchase common shares at a price of U.S.$0.50 per share on or before December 29, 2000; 1,940,000 Class "C" warrants exercisable to purchase common shares at a price of U.S.$0.50 per share on or before December 29, 2000, 253,000 Class "D" warrants exercisable to purchase common shares at a price of U.S.$0.50 per share on or before December 29, 2000; 601,000 Class "E" warrants exercisable to purchase common shares at a price of U.S.$0.35 per share on or before December 29, 2000, and 200,000
         Class "H" warrants exercisable to purchase common shares at a price of U.S.$0.50 per share on or before December 29, 2000. All of the Class "A", "B", "C", "D", "E", and "H" warrants have been exercised. See "Description of Capital Stock -Warrants" in the U.S. Prospectus.


(4) On February 27, 2001, the Company entered into an agreement with Innovatia Inc. (the "Innovatia Agreement") pursuant to which the Company will pay Innovatia Inc. a total fee of U.S.$5,700,000, payable over three years on a quarterly basis of $475,000 per quarter commencing on April 30, 2001. At the Company's option, the Company may elect to pay for some or all of the services, from time to time, in common shares. In the event that the Company makes such election, the number of common shares will equal the value of the payment then being made divided by the weighted average trading price of the Company's common shares over the ten trading days immediately preceding the date the payment is made. As an example, if the Company were to elect to pay the total fee payable under the Innovatia Agreement in common shares, assuming a weighted average trading price of the Company's common shares of U.S.$1.625 (which is the approximate trading price of the Company's common shares as of the date of this Prospectus), then the Company would issue 3,507,692 common shares. This is an example only and is provided for illustrative purposes only. As of the date of this Prospectus the Company has not issued any shares or agreed to issue any shares pursuant to the Innovatia Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the U.S. Prospectus.


                                      C10

(5) Each Special Warrant entitles the holder to receive one Common Share and one-half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one additional Common Share at a price of Cdn$2.25, or on a cashless basis. In the event that the Company has not secured a listing of its common shares on The TSE by August 2, 2001, each holder of Special Warrants will have the right to receive 1.1 Common Shares and 0.55 of a Warrant on the exercise or deemed exercise of each Special Warrant. The Agents were granted Special Compensation Options exercisable for Compensation Options, which, in turn, entitle the Agents to purchase one Common Share and one half of one Compensation Option Warrant, each whole Compensation Option Warrant being exercisable to purchase one additional common share at a price of Cdn$2.25. See "Plan of Distribution" in the Canadian Prospectus.



(6) Each Series B preferred share is convertible, at the option of the holder, into two common shares in the capital of the Company and will automatically be converted into common shares as of December 31, 2001. On March 30, 2001 the Company exercised its option to retract 80,969 Series B preferred shares for a total of U.S.$242,907. Holders of the Series B preferred shares are entitled to a U.S.$0.195 dividend per annum. No dividend is to be made on the common shares unless an equivalent dividend with respect to the Series B preferred shares has been paid or set aside for payment. See "Description of Capital Stock - Series B Non-Voting Convertible Preferred Stock" in the U.S. Prospectus.


(7) This fully diluted total does not include any common share that may be issued pursuant to the Innovatia agreement. See footnote (4) to this table for a full description of the Innovatia agreement.


                                 ESCROWED SHARES



         As at the date of this Prospectus, a total of 5,333,007 common shares and common share equivalents (the "Escrowed Shares") will be held in escrow by Computershare Trust Company of Canada (the "Escrow Agent") pursuant to an agreement (the "Escrow Agreement") among the Company, the Escrow Agent and certain shareholders of the Company. The Escrowed Shares are being deposited into escrow pursuant to the terms of a Proposal For a National Escrow Regime Applicable to Initial Public Offerings of the Canadian Securities Administrators dated May 8, 1998 (as revised March 17, 2000). The Escrow Agreement provides that the Escrowed Shares will be released from escrow in three equal amounts every six months over an 18-month period following the date of issue of a final receipt for this Prospectus. The Escrowed Shares are held as follows:



------------------------------------------- ------------------------------------- -------------------------------------
                                              Number of Common Shares and
                                             Exchangeable Shares deposited            Percentage of Common Shares and
         Name of Shareholder                            into Escrow                   Exchangeable Shares Outstanding
------------------------------------------- ------------------------------------- -------------------------------------
         William Krebs(1)                            1,650,000                                        6.1%

         James Hutton(2)                             1,395,000                                        5.1%

         Bill Gardiner                                15,000                                         0.055%

         Margit Kristiansen (3)                       257,923                                         0.95%

         Janice Gurney  (4)                           27,584                                          0.10%

         E.W.G. Investments Ltd. (5)                 1,987,500                                        7.3%

         Total:                                      5,333,007                                        19.6%
------------------------------------------- ------------------------------------- -------------------------------------



(1) Of these shares 937,500 are exchangeable shares of Voice Mobility Canada Limited (see "Options to Purchase and Agreements to Issue Securities" above) registered to Pacific Western Mortgage Corporation, a company controlled by William Krebs. These common shares and any common shares of the Company issued on the exchange of those exchangeable shares are subject to escrow provisions under the Escrow Agreement.



(2) Of these shares 1,312,500 are exchangeable shares of Voice Mobility Canada Limited (see "Options to Purchase and Agreements to Issue Securities" above). These common shares and any common shares of the Company issued on the exchange of those exchangeable shares are subject to escrow provisions under the Escrow Agreement.



(3)      Margit Kristiansen is the wife of William Krebs.



(4)      Janice Gurney is the wife of James Hutton.



(5) E.W.G. Investments Ltd. is a company of which Edith M. Both is a controlling shareholder. These shares are exchangeable shares of Voice Mobility Canada Limited (see "Options to Purchase and Agreements to Issue Securities" above). These common shares and any common shares of the Company issued on the exchange of those exchangeable shares are subject to escrow provisions under the Escrow Agreement.


                          ACQUISITIONS AND DISPOSITIONS

         The Company did not undertake any material acquisitions and dispositions during the Company's past three fiscal years and during the period since the completion of the Company's most recently completed fiscal year to the date of this Prospectus, other than the "reverse takeover" disclosed in the U.S. Prospectus under the heading "Business -- Background and Recapitalization"

                     AUDITORS, REGISTRAR AND TRANSFER AGENT

         The Company's U.S. transfer agent is Computershare Trust Inc 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado, USA 80228.

         The Company's British Columbia registrar and transfer agent for the Common Shares, Special Warrants and Warrants is Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia V7Y 1H1.

         The Company's Ontario registrar and transfer agent for the Common Shares, Special Warrants and Warrants is Computershare Trust Company of Canada, 11th Floor 100 University Avenue, Toronto, Ontario, M5J 2Y1

         The Company's auditors for the year ended December 31, 2000 and 1999 were Ernst & Young LLP, Chartered Accountants, 700 West Georgia Street, Vancouver, British Columbia V7Y 1C7. Our auditors for the years ended December 31, 1998, were Bedford Curry & Co., Chartered Accountants, 1281 West Georgia Street, Vancouver, British Columbia, V6E 3J7.

                                  LEGAL COUNSEL

         Our Canadian legal counsel is Catalyst Corporate Finance Lawyers, 1400
- 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9.

                                MATERIAL CONTRACTS

         Except for the contracts entered into in the ordinary course of business, the following are the Company's material contracts that are either outstanding as at the date of this Prospectus, or that were entered into in the past two fiscal years:

                  1. Amended and Restated 1999 Stock Option Plan referred to under "Stock Option Plan";


                  2. Employee Employment Contract dated April 1, 2000 between Voice Mobility Inc. and James Hutton referred to under "Executive Employment Agreements";


                  3. Acquisition Agreement of Voice Mobility Inc. referred to under "Background and Recapitalization";

                  4. Agreement and Plan of Distribution of Equity Capital Group, Inc. referred to under "Background and Recapitalization";


                  5. Debt Settlement Agreement dated September 15, 1999 between the Company, Maritime Tel & Tel and Voice Mobility Inc. referred to under "Prior Issuances of Securities";



                  6. Voting, Support and Exchange Trust Agreement dated September 30, 1999 among the Company, Voice Mobility Canada Limited and Owen, Bird referred to under "Options to Purchase and Agreements to Issue Securities";



                  7. Debt Settlement Agreement dated March 31, 1999 between Pacific Western Mortgage Corporation and Voice Mobility Inc. referred to under "Prior Issuances of Securities";



                  8. Debt Settlement Agreement dated March 31, 1999 between Ernest Weir Gardiner and Voice Mobility Inc. referred to under "Background and Recapitalization";



                  9. Stock Purchase Agreement referred to under "Background and Recapitalization";



                  10. Exchange Agreement dated July 5, 1999 between the Company and Acrex Ventures Ltd. referred to under "Background and Recapitalization";



                  11. Employment Agreement dated January 1, 2000 between Voice Mobility Inc. and Thomas G. O'Flaherty referred to under "Executive Employment Agreements";



                  12. Form of Series B Preferred Stock Subscription Agreement dated December 29, 2000 referred to under "Options to Purchase and Agreements to Issue Securities";



                  13. Agency Agreement dated April 3, 2001 among the Company, Loewen, Ondaatje, McCutcheon Limited, Acumen Capital Finance Partners Limited and Paradigm Capital Inc. referred to under "Plan of Distribution";



                  14. Special Warrant Indenture dated April 3, 2001 between the Company and Montreal Trust Company of Canada referred to under "Plan of Distribution";



                  15. Share Purchase Warrant Indenture dated April 3, 2001 between the Company and Montreal Trust Company of Canada referred to under "Plan of Distribution";



                  16. Form of Subscription Agreement for Special Warrants dated April 3, 2001 referred to under "Plan of Distribution";



                  17. LivingLAB Agreement Between Voice Mobility Inc. and Innovatia dated February 27, 2001 referred to under "Key Alliances";



                  18. Non-Negotiable Promissory Note in favor of Ibex Investments Ltd. referred to under "Notes to Consolidated Financial Statements";



                  19. Class K Stock Purchase Warrant referred to under "Liquidity and Capital Resources";



                  20. Non-Negotiable Promissory Note in Favor of Alliance Equities Ltd. referred to under "Liquidity and Capital Resources";



                  21. Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. referred to under "Liquidity and Capital Resources";



                  22. Form of Class L Stock Purchase Warrant referred to under "Liquidity and Capital Resources".



                  23. Non-Negotiable Promissory Note in favour of Alliance Equities Ltd. referred to under "Liquidity and Capital Resources";



                  24. Non-Negotiable Promissory Note in favour of Interior Holdings Ltd. referred to under "Liquidity and Capital Resources";



                  25. Form of Class "M" Stock Purchase Warrant referred to under "Liquidity and Capital Resources";



                  26. Non-Negotiable Promissory Note in favour of Alliance Equities Ltd. referred to under "Liquidity and Capital Resources";



                  27. Non-Negotiable Promissory Note in favour of Interior Holdings Ltd. referred to under "Liquidity and Capital Resources";



                  28. Form of Class "N" Stock Purchase Warrant referred to under "Liquidity and Capital Resources";



                  29. Escrow Agreement among the Company, Computershare Trust Company of Canada and certain shareholders of the Company dated July 3, 2001 referred to under "Escrowed Shares"; and



                  30. Settlement Agreement between Thomas O'Flaherty and the Company dated June 29, 2001 referred to under "Subsequent Events".


         The material contracts described above may be inspected at the office of Catalyst Corporate Finance Lawyers located at 1400 - 1055 West Hastings Street, Vancouver, British Columbia and the principal office of Computershare Trust Company of Canada in Toronto, Ontario during normal business hours during the period of the distribution of the securities being distributed hereunder and for a period of thirty days thereafter.

                  STATUTORY RIGHTS OF RESCISSION AND WITHDRAWAL

         Securities legislation in the provinces of British Columbia, Alberta, Ontario, Quebec and New Brunswick provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. The securities legislation further provides a purchaser with remedies for rescission or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the province of residence of the purchaser. The purchaser should refer to any applicable provisions of the securities legislation of that purchaser's province of residence for the particulars of these rights or consult with a legal advisor.

                   CONTRACTUAL RIGHTS OF ACTION FOR RESCISSION

         In the event that a holder of Special Warrants, who acquires Common Shares and Warrants of the Company upon the exercise or deemed exercise of the Special Warrants as provided for in this Prospectus, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of this Prospectus or any amendment hereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise or deemed exercise of its Special Warrants, but also of the private placement transaction pursuant to which the Special Warrants were initially acquired and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Company or the Agents on the acquisition for the Special Warrants. In the event that such holder is a permitted assignee of the interest of the original subscriber of the Special Warrants, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee were the original subscriber. The foregoing is in addition to any other right or remedy available to a holder of Special Warrants under applicable securities legislation or otherwise at law.


                                      C11

                           CERTIFICATE OF THE COMPANY

         The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by Part 9 of the SECURITIES ACT (British Columbia), Part 8 of the SECURITIES ACT (Alberta), Part XV of the SECURITIES ACT (Ontario), by Section 13 of the SECURITIES FRAUDS PREVENTION ACT (New Brunswick) and, as required by the SECURITIES ACT (Quebec) and regulations thereunder, and does not contain any misrepresentation that is likely to affect the value of the market price of the securities to be distributed.


         DATED: July 10, 2001




/s/ James Hutton                           /s/ James Hewett
-------------------------------------      -------------------------------------
JAMES HUTTON                               JAMES HEWETT
President and Chief Executive Officer      Chief Financial Officer



                                   ON BEHALF OF THE BOARD



/s/ Randy Buchamer                         /s/ William Krebs
---------------------------------          -------------------------------------
RANDY BUCHAMER                             WILLIAM KREBS
Director                                   Director



                                      CC1

                       CERTIFICATE OF THE CANADIAN AGENTS

         To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by Part 9 of the SECURITIES ACT (British Columbia), Part 8 of the SECURITIES ACT (Alberta), Part XV of the SECURITIES ACT (Ontario), by Section 13 of the SECURITIES FRAUDS PREVENTION ACT (New Brunswick). To our knowledge, this Prospectus does not contain any misrepresentation that is likely to affect the value of the market price of the securities to be distributed as required by the SECURITIES ACT (Quebec) and the regulations thereunder.


         DATED: July 10, 2001



         LOEWEN, ONDAATJE, MCCUTCHEON LIMITED


         Per:     /s/ Garrett Herman
             ----------------------------------------------------------
                  Garrett Herman


         ACUMEN CAPITAL FINANCE PARTNERS LIMITED


         Per:     /s/ Michael F. Hill
             ----------------------------------------------------------
                  Michael F. Hill



         PARADIGM CAPITAL INC.


         Per:     /s/ John M. Warwick
             ----------------------------------------------------------
                  John M. Warwick


         The following includes the names of every person or company having an interest, either directly or indirectly, to not less than 5% in the capital of:

Loewen, Ondaatje, McCutcheon Limited: a wholly-owned subsidiary of LOM Bancorp Limited.

Acumen Capital Finance Partners Limited: Bruce A. Ramsay, Kim Wong, F.
Andrew Abbott, Douglas S. Gowland, Michael F. Hill, Robert W. Laidlaw, Curtis
L. Mayert, Brian D. Pow, Alfred Sailer.

Paradigm Capital Inc.: Jeffrey N. Green, John T. Dowley,J.Marvin Wolff, Carol A.F. McGillivray, David Roland, John S. Bellamy, Brenda DeLine, John M. Warwick and Bruce Krugel.


                                      CC2

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following list itemizes all estimated expenses incurred by us in connection with this registration statement. We are paying the fees and expenses of the selling security holders.


Registration Fees...........................   $     3,591
Transfer Agent Fees.........................   $     6,000
Printing and Engraving Costs................   $    10,000*
Legal Fees..................................   $   120,000*
Accounting Fees.............................   $    35,000*
Miscellaneous...............................   $    25,409*
                                               ---------------
     Total..................................   $   200,000*

-------------------------
* Estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 78 of the Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations as follows:

         Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents:

                               General provisions.

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

         1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (d) the establishment of a letter of credit, guaranty or surety.

         No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud: (a) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement: (1) is not void or voidable; and
(2) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

         Our Certificate of Incorporation provides as follows:

                                   ARTICLE XI

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

                                   ARTICLE XII

         The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Our Bylaws provide as follows:

ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

         2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

         3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

         5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

         6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

         7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

         8. "CORPORATION" DEFINED. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth certain information concerning our currently outstanding securities which were sold or issued by VMII (and not VMI or Acrex) during the last three years without the registration of the securities under the Securities Act in reliance on exemptions from such registrations requirements.

         During the first quarter of 1998, we sold 100,000 shares of our common stock under Rule 504 of Regulation D to the Securities Act of 1933 to 32 investors for a total of $100,000.

         On April 1, 1999, we undertook a 4:1 reverse stock split of our common stock. All figures set forth below give effect to the reverse split.

         On April 1, 1999, we issued an aggregate of 8,293,000 shares of our common stock and had transferred 125,000 shares of our common stock by Equity Capital's majority shareholder to 72 investors, for $200,000. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the securities Act and under Rule 504 of Regulation D thereunder.

         From June 1998 to March 31, 1999, Acrex completed four private placements of units. In the June 1999 implementation of the "reverse takeover" business plan, we issued warrants to acquire 4,793,000 shares of common stock. All of the warrants were exercised and we have received an additional $2,156,500. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         Effective June 24, 1999, we entered into agreements with the stockholders of VMI, a Canadian corporation, under which the stockholders exchanged all of the capital stock of VMI for 6,600,000 "Exchange Shares" of our wholly-owned subsidiary, VM Canada. The former shareholders of VMI have the right to exchange the capital stock they own of VM Canada into 6,600,000 of our shares of Common Stock.

         In connection with the implementation of the reverse takeover business plan, we issued one share of Series A Preferred stock to accommodate our obligation related to the 6,600,000 Exchangeable Shares of VM Canada which were issued to five former shareholders of Voice Mobility Inc. We have reserved 6,600,000 of common stock for issuance on the earlier of delivery of the Exchangeable Shares by the holders or July 1, 2009. The Series A Preferred Stock was issued in reliance on Section 4(2) of the Securities Act. The common stock issuable upon exercise of the Exchangeable Shares, when issued, will be restricted securities issued in reliance on Section 4(2) of the Securities Act or, if applicable, in reliance on Section 3(a)(9) of the Securities Act.

         Effective March 1999, VMII issued 750,000 shares of common stock to PWMC, a company owned by William E. Krebs, an officer and director, in settlement of a loan made by PWMC to VMI in the principal amount of $250,000, including accrued interest. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the Securities Act.

         Effective March 1999, VMII issued warrants to purchase 101,000 shares of common stock to Ernest Weir Gardiner, in settlement of a loan made by Ernest Weir Gardiner to VMI in the principal amount of $33,000, including accrued interest. The warrants are exercisable through December 2000 at an exercise price of $0.35. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the Securities Act.

         Effective March 1999, VMII issued warrants to purchase 500,000 shares of common stock to Ibex in settlement of a loan made by Ibex to VMI in the principal amount of $167,000. The warrants are exercisable through December 2000 at an exercise price of $0.35. To the extent U.S. securities laws were applicable the shares were issued in reliance on Section 4(2) of the Securities Act.

         In September 1999, we issued 1,428,571 shares to Aliant, Inc. (formerly
MTT) in settlement of a $500,000 obligation owed to MTT. The shares were issued in reliance on Section 4(2) of the Securities Act.

         On February 15, 2000 we issued 2,250,000 units, at $2 per unit for gross cash proceeds of $4,500,000. Each unit comprises one share of common stock and one Class F warrant, entitling the holder to one common share, exercisable at $5.50 at any time up to February 15, 2005. We also issued 100,000 common shares and $75,000 cash to third parties as a finders fee. Cash proceeds of $4,241,700 were received in fiscal 2000 from the issuance of the units, net of the $75,000 finders fee and the $183,300 in unsecured advances received in December 1999. On December 2, 2000, the Board of Directors amended the exercise price of the Class F warrants to $2.25 and amended the expiry date to November 30, 2003. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On July 1, 2000 we issued 500,000 units, at $5.50 per unit for net cash proceeds of $2,750,000. Each unit comprises one share of common stock and three Class G warrants, entitling the holder to one share of common stock per warrant, exercisable at $5.50 at any time up to July 1, 2003. On December 2, 2000, the Board of Directors amended the exercise price of the Class G warrants to $2.25 and amended the expiry date to November 30, 2003. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On September 29, 2000, we issued 200,000 units, at $0.335 per unit for net cash proceeds of $67,000. Each unit comprises one share of common stock and one Class H warrant, entitling the holder to one share of common stock per warrant, exercisable at $0.50 at any time up to December 29, 2000. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.


         On December 29, 2000 we issued 666,667 units at $3.00 per unit for net cash proceeds of $2,000,000. Each unit comprises one share of Series B Non-Voting Convertible preferred stock and 3/4 of a Class I warrant, entitling the holder to one share of common stock per warrant, exercisable at $1.75 at any time up to November 29, 2003. Each share of Series B preferred stock is convertible, at the option of the holder, into two shares of common stock and will automatically be converted into common stock as of December 31, 2001. On June 29, 2001 the date of the automatic conversion of the Series B preferred stock was amended from June 30, 2001 to December 31, 2001. Holders of the Series B preferred stock are entitled to a $0.195 per annum dividend. The dividends are not cumulative. The funds and the preferred stock certificates have been placed in escrow pursuant to an escrow agreement. The funds may be withdrawn by us in increments of up to $500,000 on January 15, 2001, January 31, 2001, February 15, 2001 and February 28, 2001 on a cumulative basis and the preferred stock certificates will be released to the investors concurrent with the cash disbursements. The escrow agreement provides that under certain conditions, we can retract, at our option, the sale of the Series B preferred stock, for the amount of the paid in capital together with all accrued and unpaid dividends. The Class I warrants will remain in effect regardless of whether the funds are disbursed to us or returned to the investors from escrow. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on
Section 4(2) of the Securities Act and Regulation S thereunder.

         In 2000, 1,200,000 Series A warrants were exercised for $426,668 resulting in the issuance of 1,200,000 shares of common stock; 433,000 Series B to D warrants were exercised for $216,500 resulting in the issuance of 433,000 shares of common stock; 601,000 Series E warrants were exercised for $210,350 resulting the issuance of 601,000 shares of common stock,; 200,000 Series H warrants were exercised for $100,000 resulting in the issuance of 200,000 shares of common stock. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On April 3, 2001, in a private placement transaction, we issued special warrants to acquire, for no additional consideration, an aggregate of 6,500,000 units, each unit consisting of one share of our common stock and a one-half of a share warrant to acquire a share of common stock at a price of Cdn$ 2.00 per share. In this transaction, an aggregate of 6,500,000 special warrants were issued at a price of Cdn$ 2.00 per special warrant. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder. To the the extent that US securities laws were applicable to the issuance of the common stock and share warrants upon exercise of the special warrants, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On April 3, 2001, in a private placement transaction, we issued special compensation options to the Agents exercisable for no additional consideration into compensation options. The compensation options will entitle the Agents to purchase 650,000 Agent units at the price of Cdn$2.00 per unit. Each Agent unit consists of one common share and one-half of one share warrant. Each whole share warrant will entitle the holder to purchase one additional common share at the price of Cdn$2.25 per share. The Agents' compensation options are non-transferable and expire on April 3, 2003. The Agents may exercise the Agents' compensation options by way of a "cashless" exercise (they may elect, when exercising, to satisfy their obligation to pay the cash exercise price to the company by accepting a lesser number of common shares). To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On April 25, 2001, in connection with the issuance of a promissory note in the principal amount of Cdn$300,000, we issued to one purchaser100,000 Class K warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to April 25, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.

         On May 11, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class L warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to May 11, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.


On June 14, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$600,000, we issued to two purchasers an aggregate of 200,000 Class M warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 14, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.



On June 25, 2001, in connection with the issuance of two promissory notes in the aggregate principal amount of Cdn$500,000, we issued to two purchasers an aggregate of 166,667 Class N warrants, each entitling the holder to one share of common stock per warrant, exercisable at $1.50 per share at any time up to June 25, 2004. To the extent that U.S. securities laws were applicable to the issuance, the issuance was made in reliance on Section 4(2) of the Securities Act and Regulation S thereunder.


ITEM 16.  EXHIBITS


Exhibit
  No.    Description of Document
-------  -----------------------
3.1      Articles of Incorporation (1)

3.2      Articles of Amendment of Articles of Incorporation (1)

3.6      Amended and Restated Bylaws (4)

4.1      Common Stock Certificate (1)

4.2      Form of Warrant (1)

4.3      Certificate of Designation of Series A Preferred Stock (1)

4.4      Certificate of Designation of Series B Preferred Stock (5)

5.1      Opinion of Jones Vargas (6)


                                    II-7


10.1     Amended and Restated 1999 Stock Option Plan (4)

10.2     Employment Agreement of James Jay Hutton (1)

10.3     Employment Agreement of William Gardiner (1)

10.4     Employment Agreement of Jason Corless (1)

10.5     Employment Agreement of Budd Stewart (1)

10.6     Employment Agreement of Geoff Heston (1)

10.7     Acquisition Agreement of Voice Mobility Inc. (1)

10.8     Agreement and Plan of Distribution of Equity Capital Group, Inc. (1)

10.9     List of Subsidiaries of Registrant (5)

10.10    Debt Settlement Agreement with Maritime Tel & Tel (1)

10.11    Voting, Support and Exchange Trust Agreement (1)

10.12    Debt Settlement Agreement with Pacific Western Mortgage Corporation (1)

10.13    Debt Settlement Agreement with Ernest Weir Gardiner (1)

10.14    Stock Purchase Agreement (1)

10.15    Form of Subscription Agreement (1)

10.16    Exchange Agreement (1)

10.17    Employment Agreement of Thomas G. O'Flaherty (5)

10.18    Employment Agreement of David Grinstead (5)

10.19    Form of Series B Preferred Stock Subscription Agreement (5)

10.20    Form of Class I Stock Purchase Warrant (5)

10.21    Escrow Agreement, as amended (6)

10.22    Agency Agreement (6)

10.23    Special Warrant Indenture (6)

10.24    Share Warrant Indenture (6)

10.25    Form of Subscription Agreements for Special Warrants (6)

10.26    LivingLAB Agreement Between Voice Mobility Inc. and Innovatia (6)

10.27 Non-Negotiable Promissory Note in favor of Ibex Investments Ltd., as amended *

10.28    Class K Stock Purchase Warrant (6)

10.29    Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. (7)

10.30    Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. (7)

10.31    Form of Class L Stock Purchase Warrant (7)

10.32    Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. *

10.33    Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. *

10.34    Form of Class M Stock Purchase Warrant *

10.35    Non-Negotiable Promissory Note in favor of Alliance Equities Ltd. *

10.36    Non-Negotiable Promissory Note in favor of Interior Holdings Ltd. *

10.37    Form of Class N Stock Purchase Warrant *

10.38.   Escrow Agreement among the Company, Computershare Trust Company of
         Canada and certain shareholders of the Company dated July 3, 2001 *

10.39    Settlement Agreement between Thomas O'Flaherty and the Company dated
         June 29, 2001 *

16.1     Letter of Bedford Curry & Co., Chartered Accountants, regarding


                                    II-8


         change in certifying accountants. (2)

16.2 Letter of Ernst & Young LLP, Chartered Accountants, regarding change in certifying accountants. (2)

23.1     Consent of Ernst & Young LLP, Chartered Accountants *

23.2     Consent of Bedford Curry & Co., Chartered Accountants *

23.3     Consent of Jones Vargas (included in Exhibit 5.1) (6)

24.1     Power of attorney(6)



--------------------

*   Filed herewith.
(1) Previously submitted with our Registration Statement on Form 10-SB, as originally filed on September 17, 1999, and all amendments thereto.
(2) Previously submitted with our Form 8-K, as filed on March 16, 2000.
(3) Previously submitted with our Form 10-KSB, as filed on March 30, 2000.
(4) Previously submitted with our Definitive Schedule 14A as filed on May 19, 2000.
(5) Previously submitted with our Form 10-KSB, as filed on April 11, 2001.
(6) Previously submitted with our Registration Statement on Form S-1, as originally filed on May 10, 2001.

(7) Previously submitted with our Pre-effective Amendment No. #1 to the Registration Statement on Form S-1, as filed on June 8, 2001.


ITEM 17.  UNDERTAKINGS

         We hereby undertake:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, Canada, on the 16th day of July, 2001.



                                      VOICE MOBILITY INTERNATIONAL, INC.


                                      By: /s/ James Jay Hutton
                                         -----------------------------------
                                      James Jay Hutton
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


                                      By: /s/ James Hewett
                                         -----------------------------------
                                      James Hewett
                                      Chief Financial Officer, Treasurer
                                      (Principal Accounting Officer)


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date stated.



SIGNATURE                                                    TITLE                                  DATE
---------                                                    -----                                  ----
             *                                       Chairman of the Board                       July 16, 2001
--------------------------------
Randy G. Buchamer

             *                                             Director                              July 16, 2001
--------------------------------
William E. Krebs

/s/ James J. Hutton                            President, Chief Executive Officer, Director      July 16, 2001
--------------------------------
James J. Hutton

             *                                             Director                              July 16, 2001
--------------------------------
Robert Neal

             *                                            Director                               July 16, 2001
--------------------------------
Morgan P. Sturdy

             *                                           Director                                July 16, 2001
--------------------------------
F. David D. Scott


*By:  /s/ James J. Hutton                                                                        July 16, 2001
    ----------------------------
      James J. Hutton
       Attorney-in-Fact
